OMB APPROVAL
                                          -------------------------------------
                                          OMB Number                  3235-0418
                                          Expires:                 May 31, 2000
                                          Estimated average burden
                                          hours per response:             138.0



                       SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           LAFAYETTE COMMUNITY BANCORP
                (Name of small business issuer as in its charter)

           Indiana                                      6021
(State or other jurisdiction of              (Primary Standard Industrial
 incorporation or organization)               Classification Code Number)

                                   35-2082918
                    (I.R.S. Employee Identification Number)

                               2 North 4th Street
                            Lafayette, Indiana 47901
                                 (765) 420-8111
(Address and telephone number of principal executive offices and principal place of business or intended principal place of business)

                          David R. Zimmerman, President
                           Lafayette Community Bancorp
                               2 North 4th Street
                            Lafayette, Indiana 47901
                                 (765) 420-8111
           (Name, address, and telephone number of agent for service)

Copies to:
    Timothy M. Harden, Esq.                    M. Patricia Oliver, Esq.
    John W. Tanselle, Esq.                     Daniel G. Berick, Esq.
    Krieg DeVault Alexander & Capehart, LLP    Squire, Sanders & Dempsey L.L.P.
    2800 One Indiana Square                    4900 Key Tower
    Indianapolis, Indiana 46204-2017           127 Public Square
    (317) 636-4341                             Cleveland, Ohio 44114-1304
                                               (216) 479-8500

    ------------------------------------------------------------------------

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

    ------------------------------------------------------------------------

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ] _______________

                         CALCULATION OF REGISTRATION FEE

                                                       Proposed Maximum                        Proposed Maximum
                                                -------------------------------   ------------------------------------
                                                                     Offering         Aggregate           Amount of
          Title of Each Class of Securities     Amount to be         Price Per         Offering          Registration
                   to be Registered              Registered          Security           Price                Fee
----------------------------------------------  ---------------   -------------   ------------------  ----------------
Common Shares, without par value                 1,200,000        $      10.00    $     12,000,000    $       3,168
----------------------------------------------------------------------------------------------------------------------


The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                                         INITIAL PUBLIC OFFERING
                                                                      PROSPECTUS

                              Subject to Completion
                                     [logo]

                           LAFAYETTE COMMUNITY BANCORP
               900,000 TO 1,200,000 COMMON SHARES TO THE PUBLIC AT
                                $10.00 PER SHARE

    ------------------------------------------------------------------------


We are offering for sale to the public with this prospectus a minimum of 900,000 and a maximum of 1,200,000 common shares at a price of $10.00 per share to fund the start-up of a new community bank to be named Lafayette Community Bank. Lafayette Community Bancorp will be the holding company and sole shareholder of Lafayette Community Bank. Lafayette Community Bank will initially have two banking centers located in Tippecanoe County, Indiana and we expect to open for business in the second quarter of 2000. The minimum subscription is 500 shares or $5,000. This is our initial public offering and no market currently exists for our shares. We intend to apply to have our common shares listed on the OTC bulletin board under the symbol "LCB".

    ------------------------------------------------------------------------


Our organizers have invested significant time and effort to form Lafayette Community Bancorp and Lafayette Community Bank and have already invested $10,000 by purchasing 1,000 shares, at $10.00 per share, prior to this offering. Moreover, we expect our organizers, directors and advisory board members to purchase approximately 210,000 shares in this offering.

    ------------------------------------------------------------------------


Keefe, Bruyette & Woods, Inc. has agreed to serve as our sales agent and use its best efforts to solicit subscriptions for our shares. The offering is scheduled to end on _____, 2000, but we may extend the offering to ______, 2000, at the latest. All of the money which we receive will be placed with our escrow agent, The Farmers & Merchants Bank of Boswell, Indiana, 47921, which will hold the money until we sell at least 900,000 shares. If we do not succeed in selling at least 900,000 shares before the end of the offering period and the extension period, we will promptly return all funds received to the subscribers with interest.

                                           Terms of the Offering

                                               Minimum Offering                          Maximum Offering
                                    ---------------------------------------   --------------------------------------
                                        Per Share              Total              Per Share             Total
                                    ------------------   ------------------   ------------------  ------------------
Public offering price.............$       10.00        $     9,000,000      $       10.00       $     12,000,000
Sales agent commissions...........         0.54               490,000                0.58              700,000
Offering expenses.................         0.35              311,000(1)              0.26             311,000(1)
                                    ------------------   ------------------   ------------------  ------------------
Net Proceeds......................         9.11        $     8,199,000               9.16       $     10,989,000

------------------------------------------------------
(1) Amount includes the following: SEC, Nasdaq and NASD registration and filing fees, printing and mailing costs, fees and expenses of counsel, accounting and related expenses, Blue Sky fees and expenses and other miscellaneous expenses associated with the offering.

    ------------------------------------------------------------------------


This investment involves a high degree of risk. See "Risk Factors" beginning on page ___.

    ------------------------------------------------------------------------


These securities are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

    ------------------------------------------------------------------------


Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

    ------------------------------------------------------------------------


This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

    ------------------------------------------------------------------------


                          KEEFE, BRUYETTE & WOODS, INC.

    ------------------------------------------------------------------------


                     This prospectus is dated _______, 2000.

                                TABLE OF CONTENTS
                                                                         Page
Questions and Answers.......................................................6
Prospectus Summary..........................................................7
Risk Factors...............................................................12
Forward-Looking Statements.................................................20
Use of Proceeds............................................................21
Plan of Distribution.......................................................22
Business   ................................................................27
Description of Property....................................................35
Plan of Operation..........................................................36
Supervision and Regulation.................................................37
Management ................................................................49
Principal Shareholders.....................................................57
Description of Securities..................................................58
Sales Agent................................................................65
Disclosure of Commission Position on Indemnification for Securities
  Act Liabilities..........................................................66
Share Eligible for Future Sale.............................................66
Legal Matters..............................................................67
Experts    ................................................................67
Where You Can Find More Information........................................67
Financial Statements......................................................F-1
APPENDIX A - Form of Stock Order Form.....................................A-1
APPENDIX B - Form of Escrow Agreement.....................................B-1

    ------------------------------------------------------------------------


Until _____________, 2000, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

    ------------------------------------------------------------------------

                              QUESTIONS AND ANSWERS

Q. Why is Lafayette Community Bancorp offering these securities and why has it chosen this time for the offering?

A. We are offering these shares to fund the start-up of a community bank with banking operations initially located in Tippecanoe County, Indiana. We believe that an opportunity exists in this market because of recent consolidation in the banking industry.

Q. Once I have read this prospectus and determined that I would like to buy some shares, how do I subscribe?

A. You must complete and return the Stock Order Form attached as Appendix A to this prospectus and enclose a check or money order payable to "The Farmers & Merchants Bank, Trust No. 40-4410-2" for your entire subscription in the enclosed reply envelope.

Q. When will the offering expire and how soon should I send in my subscription?

A. Send in your subscription as soon as possible. This offering expires at 5:00 p.m. Eastern Time on ________, 2000 unless we decide to extend it to ________, 2000. All subscriptions with payments must be received by the expiration date of the offering.

Q.   How many shares may I purchase?

A. The minimum purchase is 500 shares and the maximum purchase is 50,000 shares. However, we reserve the right to reject all or any part of any subscription, including subscriptions for a greater or lesser amount.

Q.   Can I purchase through an IRA or other qualified retirement plan?

A. Yes. The administrator or trustee will need to fill out the appropriate forms and return them on a timely basis.

Q.   Is this offering registered in all 50 states?

A. No. At this time we plan to register in Indiana, Ohio, Michigan, Idaho, Illinois, Kentucky, Maryland, Oklahoma and Florida. We may register in additional states depending on interest in the offering. If you are not a resident of any of these states, please call the Keefe, Bruyette & Woods, Inc. Stock Information Center at (877) 298-6520 before subscribing.

Q.   If my subscription is accepted, when will I receive my shares?

A. We will mail you share certificates promptly after the closing of the offering.

Q.   Can I get my money back after I have mailed my subscription?

A. No, unless we do not close the offering, in which case we will refund your full subscription.

Q.   When will I receive dividends?

A. You will not receive any dividends in the foreseeable future. We plan to reinvest our earnings in our business.

Q.   Who can I call if I have further questions?

A. For answers to any other questions, we encourage you to read this prospectus. If you still have questions, please call the Keefe, Bruyette & Woods, Inc. Stock Information Center at (877) 298-6520 between 8:30 a.m. and 5:30 p.m., Eastern time, Monday through Friday.


                               PROSPECTUS SUMMARY

           This summary highlights information contained in other parts of this prospectus. Because this is a summary, it may not contain all of the information you should consider before investing in our common shares. You should carefully read this entire prospectus.

                                  The Companies

            LAFAYETTE COMMUNITY BANCORP AND LAFAYETTE COMMUNITY BANK

           We incorporated Lafayette Community Bancorp in January of 1999 to serve as the holding company for Lafayette Community Bank, a new bank to be chartered by the State of Indiana. Our principal executive office will be located at 2 North 4th Street, Lafayette, Indiana 47901, (765) 420-8111. Lafayette Community Bank will focus on the local community, emphasizing personal service to individuals and businesses in the Tippecanoe County, Indiana market, primarily consisting of the communities of Lafayette and West Lafayette. We have filed for regulatory approval to open Lafayette Community Bank with the Indiana Department of Financial Institutions, for deposit insurance with the FDIC, and for approval to become a member of the Federal Reserve System with the Federal Reserve Board. We have also filed for approval of the Federal Reserve Board to become a bank holding company and acquire all of the stock of Lafayette Community Bank. We expect to receive all final regulatory approvals, and to open for business, in the second quarter of 2000. However, we cannot assume when, if ever, such approvals will be received or what, if any, conditions such approvals may contain. See "Risk Factors" beginning on page __.

                            Our Market Opportunities

           We believe an opportunity exists as a result of the consolidation in the banking industry. We believe this consolidation has created an attractive market for community banks. Larger financial institutions do not generally provide the personalized service expected or demanded by many small to medium-sized businesses and their principals. Members of our executive management team have had established careers in the financial services industry and recognize this market opportunity. We have selected Tippecanoe County, Indiana for our initial activities because of our management team's extensive experience in this market, local customer relationships, and what we believe to be the area's favorable economic and demographic environment.

                       Our Organizers and Management Team

           Our organizers consist of eight businesspeople who reside and work in Tippecanoe County, Indiana. As a group, they have significant banking and business experience, a high level of community involvement and many close personal ties to our planned market area. The organizers have already invested a total of $10,000 in Lafayette Community Bancorp. The organizers are not expected to invest additional funds in Lafayette Community Bancorp prior to completion of this offering. If we do not successfully complete this offering, our organizers will lose some, if not all, of their initial investment. We expect our organizers, directors and advisory board members to purchase approximately 210,000 shares in this offering.

           Our executive management team includes individuals who have significant experience serving our target markets. David R. Zimmerman, the President and Chief Executive Officer of Lafayette Community Bancorp, has over seventeen years of banking experience in the Lafayette market. Prior to founding Lafayette Community Bancorp, Mr. Zimmerman served as Vice-President - Commercial Lending of a $650 million commercial bank in Lafayette, Indiana. Michael T. Mootz, the Senior Vice- President, Controller, and J. Michael Pechin, the Senior Vice-President, Senior Loan Officer, respectively, of Lafayette Community Bank have over 23 combined years of banking experience in the financial institutions industry. Prior to joining Lafayette Community Bank, Mr. Mootz served as Vice- President, Controller of a commercial bank in Indianapolis. Mr. Pechin served as Vice-President of a commercial bank in Lafayette.

                             Our Banking Philosophy

           Our retail banking strategy provides for a wide range of basic banking products and services that are reasonably priced and easily understood by customers, with an emphasis on technology and electronic self-service features. Our lending strategy is focused on small to medium-sized businesses, with 70% of the loan portfolio projected to be in commercial loans.

                                 Our Advantages

           We believe that we are well positioned to capitalize on the market opportunity created by the consolidation in the banking industry for the following reasons:

           o Experienced Management Team. Our executive management team has significant banking experience which has allowed them to develop valuable customer relationships within our target markets.
           o Local Decision Making. Our management structure is organized to retain local decision-making authority so that our officers will be able to provide our customers with expedited loan decisions.
           o Personalized Service. Our staff is committed to providing the type of personalized service not generally available at larger financial institutions.
           o Competitive Technology. Our decision to have third parties provide us with competitive technology and ongoing upgrades is expected to provide us with cost efficiencies. In addition, our ability to invest in the latest technologies without having to incur the additional financial and operational costs associated with converting and upgrading existing systems may provide us a technological advantage over our established competitors.
           o Customized Products and Services. Our close, personalized service will afford us the opportunity and flexibility to provide customized and individualized products and services to our customers.

                              Our Business Strategy

           We will implement our strategy by:

          o targeting small and medium-sized business customers who demand high levels of personalized attention and customer service;

          o staffing banking centers with community-minded and responsive management teams that will have significant local decision-making authority;

          o enhancing private banking relationships by offering a broad spectrum of products and services; and

          o          utilizing technology and self-service features.

                              Terms of the Offering

Common shares offered......................................... 900,000 to 1,200,000.

Common shares outstanding after the offering.................. 901,000 to 1,201,000.  This amount includes the common shares offered with this prospectus and 100 shares purchased by David R. Zimmerman prior to this offering and the subsequent 10 for 1 stock split with respect to those 100 shares.

Price per share............................................... $10.00

Use of net proceeds after the payment of sales
commissions and offering expenses............................. The offering is expected to generate $8.20 million to $10.99 million, depending on the size of the offering. A minimum of $7.50 million will be used to provide initial working capital for Lafayette
                                                               Community Bank, which will be placed in short-term investments and available for loans to Lafayette Community Bank customers. The remaining amount will be used as working capital for Lafayette
                                                               Community Bancorp.

Expiration date............................................... _____, 2000, but may be extended an additional 45 days to _____,
                                                               2000 at Lafayette Community Bancorp's discretion.

                                       10

Purchase limitations.......................................... The minimum purchase is 500 shares and the maximum purchase is 50,000 shares. However, we reserve the right to reject all or any part of any subscription. In determining which subscriptions to accept, we may take into account any factors we believe may be relevant, including the order in which subscriptions are received, a subscriber's potential to do business with Lafayette Community
                                                               Bank and factors that may cause an aggregation of ownership under federal banking regulations.

Further information........................................... Please call the Keefe, Bruyette and Woods, Inc. Stock
                                                               Information Center at (877) 298-6520.

                                  RISK FACTORS

           An investment in our common shares involves a significant degree of risk and you should not invest in the offering unless you can afford to lose some or even all of your investment. You should consider these risk factors together with all the other information included in this prospectus before you decide to purchase our common shares.

We have no operating history upon which to base an estimate of our future performance.

           We incorporated Lafayette Community Bancorp in January, 1999 and have not yet engaged in any banking operations. Because Lafayette Community Bank has not yet opened, we do not have historical financial data and similar information which would be available for a financial institution that has a history of operations. Our prospects must be evaluated in light of the risks, expenses and difficulties frequently encountered by companies in their early stages of development. We may not successfully address the following:

          o          building our customer base;
          o          developing and retaining customer loyalty;
          o          responding to competitive developments;
          o attracting, retaining and motivating qualified management and employees;
          o          upgrading our technologies, products and services;
          o          penetrating our identified markets; and
          o          providing quality and personal service.

We expect losses in our first eighteen to twenty-four months of operations.

           As a result of start-up expenditures and the time it will take to develop a deposit base and loan portfolio, we expect to operate at a loss during our start-up period. We do not expect to be profitable for at least the first twenty-four to thirty-six months of operations. We anticipate that cumulative losses during the period from inception through December 1, 2001 will exceed $1.3 million and could be higher. We cannot guarantee that we will ever operate profitability. If we do not reach profitability and recover our accumulated operating losses, you will likely suffer a significant decline in, or total loss of, the value of your common shares. Shareholders will not be liable for any losses, however, beyond their investment.

We will be competing with many larger financial institutions that have far greater financial resources than we have, which could prevent us from attracting customers and may cause us to have to pay higher interest rates to attract and maintain customers.

           We will encounter strong competition from existing banks and other types of financial institutions operating in the Tippecanoe County area and elsewhere. We will compete with other bank holding companies, state and national commercial banks, savings and loan associations, consumer finance companies, credit unions, securities brokerages, insurance companies, mortgage banking companies, money market mutual funds, asset-based non-bank lenders and other financial institutions. Some of these competitors have been in business for a long time and have already established their customer base and name recognition. Most are larger than we will be and have greater financial and personnel resources than we will have. Some are large super-regional and regional banks, like Bank One, Fifth Third Bank, Huntington National Bank, National City Bank of Indiana and Union Planters Bank. These institutions offer services, such as extensive and established branch networks and trust services, that we either do not expect to provide or will not provide for some time. Due to this competition, we may have to pay higher rates of interest to attract deposits. In addition, competitors that are not depository institutions are generally not subject to the extensive regulations that will apply to our bank.

Our success largely depends upon the skill and experience of our senior management team.

           The success of our business will depend upon the services of David R. Zimmerman, our President and Chief Executive Officer, Michael T. Mootz, Senior Vice-President, Controller and J. Michael Pechin, Senior Vice-President, Senior Loan Officer. Our business would suffer if we lost the services of any of these individuals. We have entered into a three year employment agreement with Mr. Zimmerman, with an automatic one year renewal. Neither Mr. Mootz nor Mr. Pechin has an employment agreement with us. We have key man life insurance in the amount of $1 million with respect to Mr. Zimmerman but not on any of our other officers. Our future success also depends on our ability to identify, attract and retain qualified senior officers and other employees in our identified market.

We may not be able to compete with our larger competitors for larger customers because our lending limits will be lower than theirs.

           We will be limited in the amount we can loan a single borrower by the amount of Lafayette Community Bank's capital. The legal lending limit is 15% of Lafayette Community Bank's capital and surplus. At a minimum, we expect that our initial lending limit will be approximately $1.10 million immediately following the offering. Until Lafayette Community Bank is profitable, our capital level will decline and therefore so will our lending limit. Our lending limit will be significantly less than the limit for most of our competitors and may affect our ability to seek relationships with larger businesses in our market area. We intend to accommodate larger loans by selling participations in those loans to other financial institutions. We cannot guarantee, however, that we will succeed in attracting or maintaining customers seeking larger loans or that we will be able to engage in participation of these loans on favorable terms.

Our board and management will have broad discretion in using the net proceeds of the offering and may not allocate all of these proceeds in the most profitable manner.

           Upon completion of the offering and after payment of the sales agent's commission, we intend to pay the estimated offering expenses of approximately $ 311,000 and start-up expenses of approximately $350,000. We expect to contribute a minimum of $7.50 million to the capital of Lafayette Community Bank to support the growth of its loan portfolio by increasing its legal lending limit. The timing and specific application of these proceeds will remain in the sole discretion of our board and management. Although we intend to utilize these funds to serve Lafayette Community Bancorp's best interest, we cannot assure you that our allocation will ultimately reflect the most profitable application of these proceeds.

If our regulatory approvals are delayed or denied, you could lose your investment.

           Before we can open for business, we must obtain final approval from the Federal Reserve Board, FDIC and the Indiana Department of Financial Institutions. We expect to obtain all regulatory approvals by, and open for business in, the second quarter of 2000. Any delay in commencing operations will increase pre-opening expenses and accumulated losses and postpone realization of potential revenue. If we ultimately do not receive the regulatory approvals to open Lafayette Community Bank, we expect to return all subscription funds, with interest, to our investors.

Changes in the law, especially changes deregulating the banking industry, may harm our current business and impact our future opportunities.

           We will operate in a highly regulated environment and will be subject to supervision and regulation by several governmental regulatory agencies, including the Federal Reserve Board, the FDIC, and the Indiana Department of Financial Institutions. These regulations are generally intended to provide protection for depositors and customers rather than for the benefit of investors. We will also be subject to changes in federal and state law, regulations, governmental policies, income tax laws and accounting principles. Deregulation could adversely affect the banking industry as a whole, including our operations.

           For example, on November 12, 1999, the President signed into law the Financial Services Modernization Act, which is comprehensive legislation that modernizes the financial services industry for the first time in decades. The legislation permits bank holding companies to conduct essentially unlimited securities and insurance activities, in addition to other activities determined by the Federal Reserve Board to be related to financial services. As a result, Lafayette Community Bancorp would be able to underwrite and sell securities and insurance. It would also be able to acquire, or be acquired by, brokerage firms and insurance underwriters. We have not had an opportunity to assess the impact of the legislation on our operations, but at the present time we do not anticipate significant changes in our anticipated products or services. See "Supervision and Regulation" beginning on page ___.

Interest rate volatility could significantly harm our business.

           Our results of operations will be materially affected by the monetary and fiscal policies of the federal government and the regulatory policies of governmental authorities. Our profitability will be dependent to a large extent on our net interest income, which is the difference between our income on interest-earning assets, such as loans, and our expense on interest-bearing liabilities, such as deposits. A change in market interest rates could adversely affect our earnings. Consequently, we will be particularly sensitive to interest rate fluctuations. We plan to sell to in secondary market all fixed rate loans secured by residential real estate in order to reduce interest rate risk.

Future sales of our common shares could decrease the market value of your shares.

           Sales of a substantial number of common shares in the public market following this offering, or the perception that such sales could occur, could decrease the market value of your common shares. After the offering, we will have at least 901,000 common shares outstanding. In addition, we plan to establish stock option plans under which we will reserve options to purchase, in aggregate, up to 15% of our common shares from time to time. The shares being sold in this offering will be eligible for sale in the open market without restriction, except for shares purchased by "affiliates" as that term is defined in Rule 144 of the Securities Act. Our officers, directors and advisory board members, who own, in the aggregate, 1,000 common shares and who are expected to purchase an aggregate of 210,000 common shares in this offering, have agreed not to sell any of their shares for 180 days following the closing of the offering without the prior written consent of the sales agent. Following the expiration of this 180 day lock-up period, these shares will be eligible for sale in the public market subject to compliance with volume limitations and other conditions of Rule 144. The market price of your shares could decline based on the sale or availability for sale of shares now held by our existing shareholders or of shares which may be issued under our stock option plans.

If our borrowers cannot repay their loans, our business will be harmed.

           Lending money is an essential part of the banking business. However, borrowers do not always repay their loans. The risk of non-payment is affected by:

          o          credit risks of a particular borrower;
          o changes in national, regional, or local economic and industry conditions;
          o          the duration of the loan; and
          o in the case of a collateralized loan, uncertainties as to the future value of the collateral.

           Generally, commercial/industrial, construction and commercial real estate loans present a greater risk of non-payment by a borrower than other types of loans. We anticipate that approximately 75% of our commercial loans will be commercial real estate loans secured by a first lien. While this does not represent a greater percentage of these types of loans in our portfolio than in the portfolios of our competitors, the comparative youth of our portfolio may increase our risk of non-payment. This is because most defaults occur early in the term of a loan.

Our commercial loan concentration increases the risk of defaults by our borrowers.

           We will make various types of loans, including commercial, consumer, residential mortgage and construction loans. We anticipate that approximately 70% of Lafayette Community Bank's loans will be commercial loans, and 30% will be consumer/personal, although the actual percentage may vary. Commercial lending is more risky than residential mortgage lending because loan balances are greater and the borrower's ability to repay is contingent on the success of the borrower's business. The risk of loan defaults by borrowers is unavoidable in the banking industry. We will try to limit our exposure to this risk by limiting our exposure to owner-operated properties and to businesses with an established operating history, by carefully monitoring the amount of loans we make within specific industries, and through other prudent lending practices, but we will not be able to eliminate this risk. Substantial credit losses could result in our insolvency, which could cause you to lose your entire investment.

Our allowance for loan losses may not be sufficient to absorb actual losses.

           There is no precise method of predicting loan losses. We can not assure you that our allowance for loan losses will be sufficient to absorb our actual loan losses. Excess loan losses will harm our business. We will attempt to maintain an appropriate allowance for loan losses to absorb the losses we expect to experience in our loan portfolio. We will periodically determine the amount of the allowance for loan losses based upon consideration of several factors, including:

     o an ongoing review of the quality, mix and size of our overall loan portfolio; o historical loan loss experience;

     o    evaluation of non-performing loans;

     o assessment of economic conditions and their effects on our existing portfolio; and

     o the amount and quality of collateral, including guarantees, securing loans.

           The following factors, however, make our evaluation of our allowance for loan losses more subjective than if our bank had an established operating history:

     o our lack of an operating history may prevent management from accurately predicting loan losses based on historical experience;

     o the local economy has not experienced any significant recessionary periods over the past five (5) years; and

     o because of our small business focus, the principals of the small businesses may have several different types of loans with Lafayette Community Bank and a default on one of these loans may have an adverse effect on the other loans.

           Because of these factors, we may have a higher risk, in comparison to banks with established operating histories, that our loan allowance will not be adequate to absorb future loan losses.

To the extent we cannot attract sufficient deposits to fund our anticipated loan growth, we may need to raise additional capital, which could dilute your ownership interest.

           We anticipate that we will need to attract significant levels of deposits to fund our anticipated loan growth. Our ability to attract and maintain such deposit levels will depend on our ability to attract new deposit customers. To the extent that funds generated by our deposit customers are insufficient to fund our loan growth, we may need to raise additional funds through public or private financings. We cannot assure you that we would be able to obtain these funds on terms that are favorable to us. If we do sell additional common shares in the future to raise capital, the sale could significantly dilute your ownership interest.

We will not have a large number of shareholders or a large number of shares outstanding after the offering, which may limit your ability to sell or trade the shares after the offering.

           Initially, there will be no established market for our common shares. We cannot guarantee:

     o    that any market for our common shares will develop;

     o    that any market for our common shares that develops will be liquid;

     o that you will be able to sell the common shares you buy in this offering; or

     o that you will be able to sell the common shares you buy in this offering at any particular price.

           After the offering, we will encourage broker-dealers to buy and sell orders for our common shares on the Over-the-Counter Bulletin Board. However, the trading markets on the OTC Bulletin Board lack the depth, liquidity, and orderliness necessary to maintain a liquid market. We do not expect a liquid market for our common shares to develop for several years, if at all. A public market having depth and liquidity depends on having enough buyers and sellers at any given time. Because this is a relatively small offering, we do not expect to have enough shareholders or outstanding shares to support an active trading market. Accordingly, investors should consider the potential illiquid and long-term nature of an investment in our common shares.

The offering price was determined arbitrarily and may not reflect the market price of our shares.

           The offering price of $10.00 per share was arbitrarily determined by Lafayette Community Bancorp in consultation with Keefe, Bruyette & Woods. The price is not based upon earnings or any history of operations and does not necessarily indicate the present or anticipated value of our common shares. The market price of our common shares after the offering could be lower than the offering price.

Our organizers and directors will own a significant number of common shares, which will allow them to control the management of Lafayette Community Bancorp.

           We expect that our organizers, directors and advisory board members will own approximately 210,000 common shares after this offering, which will equal approximately 18% of the total number of shares, assuming the offering is fully subscribed. To the extent that our organizers, directors and advisory board members vote together, they will have the ability to exert significant influence over the election of our board of directors, as well as our policies and business affairs, and their interests may not be the same as yours.

The exercise of stock options will cause dilution and may decrease the value of your shares.

           We plan to reserve 180,000 shares of common stock of Lafayette Community Bancorp for issuance under stock option plans which we plan to establish. The exercise of these options at an assumed exercise price of $10.00 per share will reduce your proportionate interest in Lafayette Community Bancorp by approximately 20% (assuming a minimum offering) or 15% (assuming a maximum offering) per share. See "Capitalization - Impact of Stock Options on Dilution" beginning on page ___.

You will not receive dividends in the foreseeable future.

           We do not intend to pay dividends on our common shares for the foreseeable future. Instead, we intend to reinvest our earnings in our business.

Our success will depend on our ability to effectively provide, implement and market technology-driven products and services.

           The banking industry is undergoing rapid technological changes with frequent introductions of new technology-driven products and services. In addition to improving customer service, technology can increase efficiency and reduce costs. Our success will depend in part on our ability to use technology to provide products and services that will satisfy customer demands for convenience, as well as to create operating efficiencies within Lafayette Community Bank. Many of our competitors have substantially greater resources to invest in technology, which may permit them to operate at a lower cost than us. We believe that we may have an advantage over our competitors by being able to invest in the latest technologies without having to incur the additional operational and financial costs associated with converting and upgrading existing systems. We, however, cannot assure you that we will be able to effectively implement new technology-driven products and services or that we will be able to effectively market these products and services to our customers.

To the extent our third-party service providers fail to perform, our ability to process banking transactions will suffer.

           We will be dependent on third parties to provide a number of our core processing functions, including our back office operations, data processing and other products and services. If these third parties either increase the cost of their services or fail to maintain the operational integrity of their networks, our operations will be harmed.

Our articles of incorporation and by-laws contain provisions that could deter takeover attempts, even at a price attractive to shareholders.

           Our articles of incorporation and by-laws, along with applicable Indiana and federal law, may make it difficult to change or gain control of Lafayette Community Bancorp, even at an attractive price to shareholders. As a result, shareholders who might desire to participate in such a transaction may not have an opportunity to do so. These provisions may reduce the market price of our shares. Some of these provisions may also make the removal of the current board of directors or management more difficult. These provisions include:

     o restrictions on the acquisition of Lafayette Community Bancorp's equity securities;

     o the classification of the terms of the members of the board of directors;

     o shareholders meeting restrictions; o the ability of our board of directors to issue serial preferred shares and additional common shares without shareholder approval; and

     o supermajority provisions for the approval of specified business combinations.

See "Description of Securities" beginning on page ___.

If we do not sell the minimum offering, you will have lost the use of your subscription funds while they are held in escrow.

           Keefe, Bruyette & Woods has agreed to sell our shares on a best efforts basis. We cannot assure you that Keefe, Bruyette & Woods will sell the minimum of 900,000 shares or the maximum of 1,200,000 shares. If we do not sell at least 900,000 shares before ______, 2000 (or _____, 2000 in the event we decide to extend the offering) we will not close the offering and we will return all subscription funds, with interest. See "Plan of Distribution" beginning on page ___.


                           FORWARD-LOOKING STATEMENTS

           Some of the information in this prospectus, including the summary, contains "forward-looking statements" concerning Lafayette Community Bancorp and Lafayette Community Bank and their operations, performance, financial condition and likelihood of success.

           You can identify these statements by use of terms such as "expect," "believe," "goal," "plan," "intend," "estimate," "may," and "will" or similar words. These forward-looking statements involve known and unknown risks, uncertainties and other factors, including those described in the "Risk

Factors" section and other parts of this prospectus, that could cause our actual results to differ materially from those anticipated in these forward-looking statements.


                                 USE OF PROCEEDS

           We estimate that we will receive net proceeds of between $8.20 million and $10.99 million, depending on the size of the offering, after deducting commissions and estimated offering expenses. The following two paragraphs describe our proposed use of proceeds based on our present plans and business conditions.

Use of proceeds by Lafayette Community Bancorp.

           The following table shows the anticipated use of the proceeds by Lafayette Community Bancorp. We describe Lafayette Community Bank's anticipated use of proceeds in the following section. As shown, at a minimum, we will use $7.50 million to capitalize Lafayette Community Bank. We will initially invest the remaining proceeds in United States government securities. In the long term, we will use these remaining proceeds for operational expenses and other general corporate purposes, including the provision of additional capital to Lafayette Community Bank, if necessary. We may also use the proceeds to expand, for example, by opening additional facilities or acquiring other financial institutions. We currently have no expansion plans.


                                                                               Minimum                       Maximum
                                                                               Offering                      Offering
                                                                        -----------------------     ----------------------
Gross Proceeds from offering.......................................... $       9,000,000           $        12,000,000
Sales agent commission and offering expenses..........................          801,000                     1,011,000
Start-up expenses (1).................................................          350,000                      350,000
Investment in capital stock of Lafayette Community Bank...............         7,500,000                    9,989,000
                                                                        -----------------------     ----------------------
Remaining proceeds.................................................... $        349,000            $         650,000

----------------------------------------------------------------------
(1) Start-up expenses consist of payroll, occupancy, advertising, supplies and other expenses incurred while getting Lafayette Community Bank ready for opening. Loans from another unrelated financial institution which were used to finance interim start-up expenses and which will bear interest at the prime rate, will be repaid promptly following the completion of the offering.

Use of proceeds by Lafayette Community Bank.

           The following table shows the anticipated use of the proceeds by Lafayette Community Bank. All proceeds received by Lafayette Community Bank will be in the form of an investment in its capital stock by Lafayette Community Bancorp, as described above. The table shows the cost of the temporary and permanent facilities for a period of twelve months from the completion of the offering. Furniture, fixtures, and equipment will be capitalized and amortized over the estimated useful lives of the assets. Lafayette Community Bank will use the remaining proceeds to make loans, purchase securities, and otherwise conduct its business.

                                                                             Minimum                      Maximum
                                                                             Offering                     Offering
                                                                     -------------------------     ---------------------
Investment by Lafayette Community Bancorp in
Lafayette Community Bank's capital stock........................... $        7,500,000            $         9,989,000
Furniture, fixtures and equipment..................................           791,000                        791,000
Remaining proceeds................................................. $        6,709,000            $        9,198,000

Determination of offering price.

           The offering price for the common shares were arbitrarily determined by Lafayette Community Bancorp in consultation with our sales agent. This price is not based upon earnings or any history of operations. In determining the offering amount, we took into account the following factors:

     o capital requirements of the FDIC, the Federal Reserve, and the Indiana Department of Financial Institutions for Lafayette Community Bank;

     o expenses related to the simultaneous opening of two separate banking offices; and

     o    general market conditions for the sale of securities.


                              PLAN OF DISTRIBUTION

General.

           We will offer the shares to the public for a period of sixty days ending on _____, 2000. We may, however, in our discretion, extend this offering period by forty-five days to _____, 2000. We have engaged Keefe, Bruyette & Woods, Inc. to consult with and advise us with respect to the offering. Keefe, Bruyette & Woods has agreed to use its best efforts to solicit subscriptions and purchase orders for our shares. Keefe, Bruyette & Woods will have no obligation to take or purchase any of our shares in the offering. See "Capitalization" on page ___.

           Shares will be offered primarily to persons who reside in the State of Indiana. We also plan to register this offering in Ohio, Michigan, Idaho, Illinois, Kentucky, Maryland, Oklahoma and Florida. If you are not a resident of one of these states, please call the Keefe, Bruyette & Woods, Inc. Stock Information Center at (877) 298-6520 before subscribing. We will provide persons indicating an interest in acquiring our shares with a copy of this prospectus prior to our acceptance of any subscription funds. We will conduct our first closing only if the conditions required to close the minimum offering have been met.

Conditions of the offering.

           The offering will expire at 5:00 p.m. Eastern Time on _____, 2000 unless extended by us to _____, 2000. The offering is expressly conditioned upon fulfillment of the following conditions within the offering period. The offering conditions, which may not be waived, are as follows:

     o subscriptions for not less than $9,000,000 shall have been deposited with the escrow agent; and

     o Lafayette Community Bancorp shall not have canceled this offering prior to the time funds are withdrawn from the escrow account.

Escrow of subscription funds.

           All accepted subscription funds and documents tendered by investors will be placed in an escrow account with The Farmers & Merchants Bank of Boswell, Indiana, pursuant to the terms of the Escrow Agreement, a form of which is attached to this prospectus as Appendix B. Upon receipt of a certification from Lafayette Community Bancorp during the offering period that subscriptions totaling not less than $9,000,000, including subscriptions from our organizers and management, have been received and fully collected, the escrow agent will release to Lafayette Community Bancorp all subscription funds, and any income received thereon.

           Prior to the disposing of the escrow account, the escrow agent may invest subscription funds in direct obligations of the United States Government, in short-term insured certificates of deposit and/or money market management trusts for short-term obligations of the United States Government, with maturities not to exceed sixty days. Lafayette Community Bancorp will invest the subscription funds in a similar manner after breaking escrow and prior to the time that it infuses capital into Lafayette Community Bank. The escrow agent, by accepting its appointment, in no way endorses the purchase of our shares by any person.

           In the event the offering conditions are not met within the offering period or if we terminate the offering prior to withdrawing the subscription funds, the escrow agent will promptly return to the subscribers their subscription funds, together with their allocated share of interest, if any, earned on the investment of the escrow account, and without deduction of offering expenses. The latest date to which the subscription funds might be held in escrow prior to their return in the event the minimum offering is not reached or final regulatory approval to commence operations is not granted is _____, 2000 (or _____, 2000 in the event that we decide to extend the offering).

Method of subscription.

           We may cancel this offering for any reason at any time prior to the release of subscription funds from the escrow account in the event that we elect to cancel the offering in its entirety.

           The minimum subscription is 500 shares and the maximum subscription is 50,000 shares. We may, however, accept subscriptions for more than 50,000 shares in order to reach the minimum offering amount.

           In order to purchase shares you must:

          o complete and sign the Stock Order Form, an example of which is attached as Appendix A to this prospectus;

          o make full payment for your subscription in United States currency by check or money order payable to "The Farmers & Merchants Bank, Trust No. 40-4410-2"; and

          o return your Stock Order Form and full payment to Farmers & Merchants Bank in the enclosed reply envelope before the expiration date of the offering.

           Failure to pay the full subscription price shall entitle Lafayette Community Bancorp to disregard the subscription. No subscription agreement is binding until accepted by Lafayette Community Bancorp, which may, in its sole discretion, refuse to accept any subscription for shares, in whole or in part, for any reason whatsoever. In determining which subscriptions to accept, we may take into account any factors we believe may be relevant, including the order in which subscriptions are received, a subscriber's potential to do business with Lafayette Community Bank, and factors that may cause an aggregation of ownership under federal banking regulations. No subscription will be deemed accepted until we deliver written notification of acceptance to the subscriber. After a subscription is accepted and proper payment received, we will not cancel such subscription, unless all accepted subscriptions are canceled.

           Once we accept a subscription, it cannot be withdrawn. Payment from any subscriber for shares in excess of the number of shares allocated to such subscriber, if any, will be refunded by mail, without interest, within ten days of the date of rejection.

           Certificates representing common shares of Lafayette Community Bancorp, duly authorized and fully paid, will be issued as soon as practicable after subscription funds are released to Lafayette Community Bancorp from the escrow account.

Dividend policy.

           We do not expect to pay any dividends in the foreseeable future. Any profits we earn will be retained and used to finance our growth. We have no current plans to initiate payment of cash dividends, and future dividend policy will depend on Lafayette Community Bank's earnings, capital requirements, financial condition and other factors deemed relevant by our board of directors.

           Our ability to pay any cash dividends will depend primarily on Lafayette Community Bank's ability to pay dividends to Lafayette Community Bancorp, which depends on the profitability of Lafayette Community Bank. In order to pay dividends, Lafayette Community Bank must comply with the requirements of all applicable laws and regulations. See "Supervision and Regulation - Lafayette Community Bank - Dividends" on page ___ and "Supervision and Regulation - Lafayette Community Bank Capital Regulations" on page ___. In addition to the availability of funds from Lafayette Community Bank, our dividend policy is subject to the discretion of our board of directors and will depend upon a number of factors, including future earnings, financial condition, cash needs, and general business conditions.

Capitalization.

           The following table sets forth the estimated capitalization of Lafayette Community Bancorp as of December 31, 1999, and as adjusted to give effect to the sale of the minimum and maximum number of common shares offered with this prospectus, at an assumed offering price of $10.00 per share, net of estimated offering expenses. This table does not include potential dilution for exercise of stock options.

                                                                                 Actual                    As Adjusted
                                                                           ------------------   --------------------------------
                                                                                                  Minimum             Maximum
                                                                                                  Offering            Offering
                                                                           ------------------   ---------------  ---------------
SHAREHOLDER EQUITY
Commonshares - no par value, 1,000 shares issued and outstanding; 901,000 shares issued and outstanding as adjusted (minimum); 1,201,000 shares issued and
      outstanding (maximum)(2)                                            $            10,000  $   8,199,000(1) $  10,999,000(1)
Deficit accumulated during the development stage                                     (81,236)          (81,236)         (81,236)
                                                                           ------------------   ---------------  ---------------
Total shareholders' deficit equity                                        $          (71,236)  $      8,117,764 $     10,917,764
                                                                           ==================   ===============  ===============

---------------------------------------------------------------------------

(1) Represents the sale of 900,000 shares at $10.00 per share less estimated offering expenses and commissions of approximately $ 801,000 (minimum) and 1,200,000 shares at $10.00 per share less estimated offering expenses of $ 1,011,000 (maximum).

(2) Represents the total number of common shares outstanding after giving effect to a 10 to 1 stock split concerning the 100 shares purchased by Mr. Zimmerman prior to this offering. ---

           Our organizers, directors and advisory board members have indicated that they intend to purchase approximately 210,000 shares in this offering.

Impact of stock options on dilution.

           Lafayette Community Bancorp will adopt separate stock option plans providing for (i) the grant of non-qualified stock options to directors of Lafayette Community Bancorp and Lafayette Community Bank; and (ii) the grant of both qualified and nonqualified stock options to key employees of Lafayette Community Bancorp and Lafayette Community Bank. The following illustrates basic concepts regarding the potential impact of stock options on dilution.

           o For nonqualified stock options, a gain is measured on the exercise date between the market value and exercise price of the shares, which is recognized by the individual as compensation. Additionally, Lafayette Community Bancorp receives a tax deduction for the amount of gain recognized by the individual. This tax savings is treated as additional payment for the shares and is directly credited to the capital accounts of Lafayette Community Bancorp.

           o For qualified options, no gain is recognized by the individual until the shares acquired upon exercise of the option is sold. The gain is measured on the date the shares are sold between the sales price of the shares and the exercise price of the option. Lafayette Community Bancorp receives no tax deduction in connection with qualified options.

           We have not yet granted any options. Assuming the maximum offering and a grant of 180,000 options exercised at $10.00 per share, we would receive a total of approximately $1,800,000 in new capital and would issue 180,000 shares. This would reduce your proportionate interest in Lafayette Community Bancorp by approximately 15%.


                                    BUSINESS

Background

           At the end of 1990, according to data provided by the FDIC website at http://www.fdic.gov., there were approximately 12,000 financial institutions in the United States, which number declined to 8,000 by the end of 1998. This industry consolidation was due, in large part, to larger institutions purchasing smaller institutions and then closing redundant back-office services and branches in the local and regional communities. This consolidation continues in the financial markets and has resulted in the dominance of large commercial banks. At the same time, consolidation also provides a tremendous opportunity for local community banks to fill a void. In 1994 there were 50 de novo community banks chartered in the United States. By 1998 this figure rose to 190 de novo banks.

           We believe that industry consolidation has created significant opportunities in the Tippecanoe County, Indiana communities for us to satisfy the needs of the small businesses, professionals and individuals. The idea to charter a new bank was originally formulated by the organizers as a result of market consolidation in the Tippecanoe County, Indiana areas. The Lafayette Community Bank will provide the small businesses in our service area a community-based banking alternative to the large institutions. The organizers and senior management have had significant experience in the financial industry either directly or through experience as directors of financial institutions. The experience and community connections of all eight organizers and senior management and their knowledge of the Tippecanoe County, Indiana markets led them to identify the need for a locally chartered, owned and operated community bank that would be service-driven and technologically advanced and capable of serving the small businesses of Tippecanoe County, Indiana.

           The directors and management hold strong ties to the community. The directors are all experienced entrepreneurs and business owners who are active participants in the community. The combination of these individuals offers a blend of banking background and non-banking business experience that we believe will contribute to our overall success. Lafayette Community Bank will also establish our advisory board composed of additional community and business leaders to provide further input to management.

Business strategy.

           The primary service area to be served by Lafayette Community Bancorp is Tippecanoe County, Indiana within which the cities of Lafayette and West Lafayette are located. The combined population of Lafayette and West Lafayette is approximately 73,000. This primary service area represents the geographic areas from which we expect to generate the majority of our business. The primary employers in the service area include Purdue University, Wabash International, Subaru-Isuzu Automotive, Inc., Caterpillar, Inc., Home Hospital, Fairfield Manufacturing, Alcoa and Eli Lilly & Co. We will also seek business in Benton County, White County, Carroll County, Clinton County, Montgomery County, Warren County and Fountain County, Indiana.

           There are no unusual customer groups in the Tippecanoe County market area. Purdue University is within our service area and its presence is evident in the demographic characteristics; however, Tippecanoe County has a diversified economic base that we believe is not overly dependent on any single industry.

           Lafayette Community Bank intends to operate as a full-service financial institution with an emphasis on serving small businesses, professionals and individuals. Therefore, Lafayette Community Bank's product and service line will consist of all traditional banking activities, including the following:

          o Lending: Lafayette Community Bank will offer loans to individuals, partnerships, and limited liability companies or other corporate borrowers for a variety of purposes. Our anticipated commercial lending will focus on small and medium-sized businesses and will include lines of credit, term loans, equipment loans, letters of credit, commercial real estate, construction, and Small Business Administration lending. Loan products will also include consumer loans, secured and unsecured, auto loans, home equity lines of credit, home improvement loans, general lines of credit including overdraft lines, and mortgage lending. Lafayette Community Bank may also offer loans in excess of its lending limit by selling participations in those loans to correspondent banks. We anticipate that Lafayette Community Bank will set up the capability to sell loans in the secondary market. The volume of loans to be sold will be determined based on asset/liability and capital positions.

          o Deposit: Deposit products will include interest-bearing and non-interest bearing checking accounts, money market savings accounts, certificates of deposit, regular savings accounts, individual retirement accounts, and cash management services.

          o Operations/Other: Lafayette Community Bank will offer ATM services and direct deposit services, and will offer Internet banking services to both retail and commercial customers. Further, while it is our opinion that the market would support trust services, Lafayette Community Bank will not initially offer trust services.

Proposed Lending Practices

           Lafayette Community Bank expects to make loans to individuals and businesses located within its proposed market area. Lafayette Community Bank anticipates that its loan portfolio will consist of commercial loans (70%), residential mortgage loans (20%) and consumer/personal loans (10%), although these percentages are approximations and the actual percentages may vary. Lafayette Community Bank anticipates that its legal lending limit under applicable regulations will be approximately $1.10 million immediately following the offering if the maximum number of shares are sold, based on the legal lending limit of 15% of capital and surplus.

           Commercial Loans. We will make commercial loans primarily to small and medium-sized businesses. These loans will be either secured or unsecured and we expect our borrowers to use them for general operating purposes, acquisition of fixed assets including real estate, purchases of equipment and machinery, financing of inventory and accounts receivable, as well other general corporate purposes. Lafayette Community Bank will generally look to a borrower's business operations as the principal source of repayment, but will also receive, when appropriate, mortgages on real estate, security interests in inventory, accounts receivable and other personal property and/or personal guarantees. In addition, Lafayette Community Bank expects that approximately 75% of its commercial loans will be secured by first mortgages on commercial real estate and that the majority of Lafayette Community's commercial loans that are not mortgage loans will be secured by liens on equipment, inventory and/or other assets of the commercial borrower.

           Commercial lending involves more risk than residential lending because loan balances are greater and repayment is dependent upon the borrower's business. Lafayette Community Bank will attempt to minimize the risks associated with these transactions by generally limiting its exposure to owner-operated properties of customers with an established profitable history. In many cases, risk will be further reduced by limiting the amount of credit to any one borrower to an amount less than Lafayette Community Bank's legal lending limit and avoiding certain types of commercial real estate financings, such as loans secured by properties causing environmental concerns.

           Residential Mortgage Loans. Lafayette Community Bank expects to originate residential mortgage loans, which are generally long-term, with either fixed or variable interest rates. Lafayette Community Bank's anticipated general policy will be to retain all or a portion of its variable interest rate mortgage loans in its loan portfolio and to sell all fixed rate loans in the secondary market. This policy is subject to review by management and may be revised as a result of changing market and economic conditions and other factors. Lafayette Community Bank also expects to offer home equity loans. Lafayette Community Bank does not expect to retain servicing rights with respect to the majority of the residential mortgage loans that it originates. We anticipate, but cannot assure you, that substantially all of Lafayette Community Bank's residential real estate loans will be secured by first liens on real estate and that the majority of Lafayette Community Bank's personal loans will be home equity loans secured by second liens on real estate.

           Personal Loans and Lines of Credit. Lafayette Community Bank will make personal loans and lines of credit available to consumers for various purposes, such as the purchase of automobiles, boats and other recreational vehicles, and the making of home improvements and personal investments. Lafayette Community Bank expects to retain all of such loans. Depending, in part, on the level of demand among Lafayette Community Bank's customers and other considerations, Lafayette Community Bank may consider offering credit card services.

           Consumer loans generally have shorter terms and higher interest rates than residential mortgage loans and, except for home equity lines of credit, usually involve more credit risk than mortgage loans because of the type and nature of the collateral. Consumer lending collections are dependent on a borrower's continuing financial stability and are thus likely to be adversely affected by the borrower's job loss, illness or personal bankruptcy. In many cases, repossessed collateral for a defaulted consumer loan will not provide an adequate source of repayment of the outstanding loan balance because of depreciation of the underlying collateral. Lafayette Community Bank intends to underwrite its loans carefully, with a strong emphasis on the amount of the down payment, credit quality, employment stability and monthly income. These loans will have a monthly repayment schedule with the payment amount tied to the borrower's periodic income. Lafayette Community Bank believes that the generally higher yields earned on consumer loans will help compensate for the increased credit risk associated with such loans and that consumer loans will be important to its efforts to serve the credit needs of its customer base.

           Loan Policies. Although Lafayette Community Bank intends to take a progressive and competitive approach to lending, it will stress high quality in its loans. Because of Lafayette Community Bank's local nature, management believes that quality control should be achievable while still providing prompt and personal service. The Bank will adopt written loan policies that will contain general lending guidelines and will be subject to periodic review and revision by the Bank's Loan Committee and its board of directors. These policies will concern loan administration, documentation, approval and reporting requirements for various types of loans.

           Lafayette Community Bank will seek to make sound loans while recognizing that lending money involves a degree of business risk. The Bank's loan policies will be designed to assist Lafayette Community Bank in managing the business risk involved in making loans. These policies will provide a general framework for the Bank's loan operations while recognizing that not all loan activities and procedures can be anticipated. The Bank's loan policies will instruct lending personnel to use care and prudent decision making and to seek the guidance of the Senior Vice President of Lending or President and Chief Executive Officer of Lafayette Community Bank where appropriate.

           The Bank's loan policies will include procedures for oversight and monitoring of its lending practices and loan portfolio. The Bank will have a Loan Committee comprised initially of Mr. Zimmerman and other appropriate lending personnel. Initially, Mr. Zimmerman will have individual signatory authority for loans up to $250,000 and joint signatory authority, along with J. Michael Pechin, for loans up to $550,000. These limits will be subject to review and revision by the Bank's board of directors and its Loan Committee will be responsible for approving all loans that exceed the established limits for the senior officers.

           The Bank's loan policies will provide guidelines for loan-to-value ratios that limit the size of certain types of loans to a maximum percentage of the value of the collateral securing the loans, which percentage varies by the type of collateral, including the following maximum loan-to-value ratios:

          o    raw land (65%)

          o    improved residential real estate lots (75%)

          o owner-occupied commercial real estate (80%) o non-owner occupied commercial real estate (80%)

          o    first mortgages on residences (80%)

          o    junior mortgages on residences (90%)

           The Bank's loan policies will also include other underwriting standards for loans secured by liens on real estate. These underwriting standards are designed to determine the maximum loan amount that a borrower has the capacity to repay based upon the type of collateral securing the loan and the borrower's income. For owner-occupied residential real estate mortgages, the monthly payments on the loan will not exceed 28% of the borrower's monthly income. For owner-occupied commercial real estate mortgages, the annual payments, combined with the borrower's other required debt payments, will not exceed 80% of the borrower's net annual projected cash flow. In addition, the loan policies will require that the Bank obtain a written appraisal by a state certified appraiser for loans secured by real estate in excess of $250,000, subject to certain limited exceptions. The appraiser must be selected by Lafayette Community Bank and must be independent and licensed. For loans secured by real estate that are less than $250,000, the Bank may elect to conduct an in-house real estate evaluation. The Bank's loan policies will also include maximum amortization schedules and loan terms for each category of loans secured by liens on real estate. Loans secured by commercial real estate will be subject to a maximum term of 10 years and a maximum amortization schedule of 20 years. Loans secured by residential real estate with variable interest rates will have a maximum term and amortization schedule of 25 years. The Bank will, at its option, sell to the secondary market loans secured by residential real estate with fixed interest rates, thereby reducing the interest rate risk and credit risk to Lafayette Community Bank. Loans secured by vacant land will be subject to a maximum term of 3 years and a maximum amortization schedule of 10 years.

           The Bank's loan policies will also establish a limit on the aggregate amount of loans to any one borrower. These loan policies will provide that no loan shall be granted where the aggregate liability of the borrower to the Bank will exceed 15% of the Bank's total equity, or $1.10 million. This internal lending limit will be subject to review and revision by the board of directors from time to time.

           In addition, Lafayette Community Bank's loan policies will provide guidelines for:

          o    personal guarantees;

          o    environmental policy review;

          o loans to employees, executive officers and directors; o problem loan identification;

          o    maintenance of a loan loss reserve; and

          o other matters relating to Lafayette Community Bank's lending practices.

Deposits.

           The Bank intends to offer a broad range of deposit products, including checking, business checking, savings and money market accounts, certificates of deposit and direct-deposit services. Transaction accounts and certificates of deposit will be tailored to the primary market area at rates competitive with those offered in Tippecanoe County. All deposit accounts will be insured by the FDIC up to the maximum amount permitted by law. Lafayette Community Bank intends to solicit those accounts from individuals, businesses, associations, financial institutions and government entities.

Marketing strategy.

           The marketing strategy for Lafayette Community Bank involves two primary components: capitalizing on the competitive advantages of community banking, and utilizing technology to provide high-quality service to businesses and residents. We believe that, as a community bank, our growth will be furthered due to strategic advantages that include:

          o    higher level of personalized customer service;

          o positive customer perception of local ownership and local management;

          o    focus on small-business banking; and

          o typically lower service charges and more favorable interest rates.

           We face significant competition from larger regional banks in our market area. Therefore, the marketing focus of Lafayette Community Bank will be to highlight the competitive advantages of being a locally chartered and managed community bank and to utilize the advantages discussed above to generate growth. We intend to offer competitive rates and fees, but not to necessarily be the lowest cost provider in each market. The features and pricing of our products and services will be competitive; however, we intend to compete on service rather than on rates and fees. We believe that the likelihood of success for this strategy is enhanced by the experience, qualifications, and community involvement of the proposed management and directors.

           The second component of our marketing strategy will be to utilize technology where appropriate to provide convenience and service to our retail and commercial customers. We believe that we may have an advantage over our competitors by being able to invest in the latest technologies without having to incur the additional financial and operational costs associated with converting and upgrading existing systems. We intend to provide products and services via the Internet, including cash management services to our retail and commercial customers.

           We believe that, by using a combination of the competitive advantages of community banking and the convenience of technology, Lafayette Community Bank will be able to meet the needs of businesses and residents in Tippecanoe County, Indiana and surrounding areas.

Competition.

           Tippecanoe County, Lafayette/West Lafayette. As of June 30, 1999, the primary service area of Tippecanoe County was served by 48 financial institution offices, 44 of which were bank or savings and loan offices. Total deposits in Lafayette/West Lafayette increased by 0.7% or $10.5 million, between

June 30, 1998 and June 30, 1999. Deposits from June 1998 to June 1999 increased by nearly 3% or $50 million.

           The most significant competitive change that has occurred in Lafayette/West Lafayette was the acquisition of NBD, N.A. by Union Planters Bank, N.A. in 1999, which affected nearly 20% of deposits in Lafayette/West Lafayette.

           Total deposits in Tippecanoe County grew by more than 4% between 1997 and 1999, reaching $1.5 billion in June 1999. Lafayette/West Lafayette represents approximately 80% percent of total deposits in Tippecanoe County.

           Summary. In reviewing the competitive nature of the Tippecanoe County market, there are two positive characteristics that suggest the potential for success of Lafayette Community Bank. First, the market has a significant deposit base, which has provided growth for the majority of financial institutions serving the areas. The overall size of the deposit base in the market suggests the opportunity for Lafayette Community Bank to generate deposit growth. Second, the presence of locally-owned and managed community banks in the market is limited. Larger regional banks hold nearly 68% percent of market share in Tippecanoe County. While the larger regional banks in the markets are strong, we believe that Lafayette Community Bank will attract business by offering a higher level of customer service and by benefiting from positive customer perception of local ownership, local management, and community involvement. Though no assurances can be given, we believe that the large share of deposits held by the larger regional banks provide Lafayette Community Bank with the opportunity to effectively position itself as a stable and attractive community banking alternative.

Community involvement.

           We realize that our success will be dependent on the success of the local communities of Tippecanoe County, Indiana. We plan to attract and maintain support in the community through the following three methods:

           o Public offering - This public offering of our shares will give residents in the community an opportunity to have an ownership interest in Lafayette Community Bancorp from its inception and be part of its future success.

           o Community participation - Our directors, officers and advisory directors are currently and will continue to be members of civic, social and religious organizations, through which we will maintain regular contact with various leaders throughout the community. This type of association will provide a forum for exchange of thoughts and ideas regarding a variety of subjects, including identification of community needs and ways in which we can assist.

           o Community communication - We plan to maintain consistent, ongoing communication with Tippecanoe County, Indiana residents. We will use advertising and public relations tools to consistently inform the communities of our products, services and involvement in local activities and community development.

Employees.

           We anticipate that, when Lafayette Community Bank opens for business, it will employ approximately twelve full-time employees and five part-time employees. Initially, the executive officers of Lafayette Community Bank will consist of three individuals, the Chief Executive Officer and President, the Senior Vice-President of Lending, and Senior Vice-President and Controller. The remaining employees will provide personal banking services to customers and staff support in the areas of accounting, lending and operations. Other non-banking services such as data processing, compliance and internal audit will be outsourced to companies specializing in these areas.

           We expect that total compensation for Lafayette Community Bank's employees for the first year of operations will be approximately $517,000. We have no plans for any significant increases in compensation for the second and third years unless significant increases in deposits and loans occur that would require additional staff. We also intend to provide employees with benefit programs, including medical insurance, paid vacation time and sick leave, and employee stock options.

Litigation.

           We are not a party to any pending legal proceedings.


                             DESCRIPTION OF PROPERTY

           Our headquarters and the main office banking center will be located at 2 North 4th Street, Lafayette, Indiana 47901. We have entered into a five-year lease agreement for the property, with two five-year renewal options. The two-story brick and frame structure contains approximately four thousand square feet per level. The annual base rent is approximately $78,000. The facility will include a vault, safe deposit boxes, personal banker stations, an automated teller machine, a night depository drop and drive-up teller stations.

           We have also entered into a lease for a branch office facility at 2136 Greenbush Street, Lafayette, Indiana 47905. The facility will be used as a branch office once we receive our charter.


                                PLAN OF OPERATION

           We formed Lafayette Community Bancorp to own and hold all of the common stock of Lafayette Community Bank. In November of 1999, our organizers filed applications with the Indiana Department of Financial Institutions and with the FDIC to receive an Indiana state bank charter and federal deposit insurance. Whether the Indiana Department of Financial Institutions and FDIC grant us a charter and deposit insurance will depend upon, among other things, our compliance with legal requirements imposed by Indiana law and the FDIC, including capitalization of Lafayette Community Bank with at least a specified minimum amount of capital which we believe will be approximately $7.5 million. Upon receipt of these regulatory approvals from the Indiana Department of Financial Institutions and the FDIC, we will file an application with the Federal Reserve Board to become a bank holding company, which must be approved before we can acquire the capital stock of Lafayette Community Bank. We expect to receive all required regulatory approvals by the second quarter of 2000.

           Our profitability will be dependent upon the successful operations of Lafayette Community Bank. New banks are typically not profitable in the first year of operation and sometimes do not become profitable for several years, if at all. At December 31, 1999, our accumulated deficit was $81,236. We will continue to incur pre-opening expenses until Lafayette Community Bank commences operations. We expect to incur total pre-opening expenses of approximately $350,000. Based upon industry standards, management's experience and current market demand, we believe that Lafayette Community Bank will begin to be profitable in the third quarter of the second year of operations. We cannot assure you, however, that Lafayette Community Bank will be profitable, or if profitable, that its earnings will be comparable to those of similar banking institutions. Please refer to the "Risk Factors" section of this prospectus for a more detailed explanation of the risks associated with the purchase of our common stock.

           We face stiff competition in making loans and attracting deposits in our service area. In order to overcome this competitive environment, we plan to become the premier community based financial institution in our service areas by providing personalized bank products and traditional bank services to individuals, small businesses, professionals and other local organizations. We intend to employ professional and consumer friendly individuals who can "think outside of the box". While Lafayette Community Bank will provide personal computer banking and telephone banking for customers who want this convenience, customers will still be able to talk with employees and have their transactions handled by employees who have the authority and knowledge to take care of them. We plan to open

Lafayette Community Bank with approximately twelve full-time employees and five part-time employees and expect that this number of employees will be sufficient for our first three years of operations.

           Our operating principles are based on superior customer service through knowledgeable employees and efficient operating systems and technology. Policies and procedures will be tailored to the local markets rather than larger regional or state areas.

           Our directors and management plan to focus on the small businesses within our market, residential real estate mortgages and a growing consumer market. They will rely principally on themselves, advisory directors, shareholders, management and employees for business development.

           Over the next eighteen to twenty-four months, we plan to continue to offer competitive products in our market and do not expect to have any trouble satisfying our cash requirements for funding loans. We do not plan to pay the highest rates on deposits, but feel we can compete by offering exceptional customer service. At the same time we do not expect to charge the lowest rates and fees on our loans. We will work with customers to design products and systems that will meet their individual needs, without just being another low cost provider.

           Assuming this offering is fully subscribed, we do not presently anticipate any need to raise additional capital for the next five years.

           We anticipate that expenditures for furniture, fixtures, and equipment will be approximately $791,000 in the first year of operation. Our largest expenditure items will be for bank equipment such as vaults, safe deposit boxes, ATMs, personal computers, teller equipment and leasehold improvements. These expenditures are expected to meet our needs for the next few years.


                           SUPERVISION AND REGULATION

           Both Lafayette Community Bancorp and Lafayette Community Bank are or will soon be subject to extensive state and federal banking laws and regulations which impose specific requirements or restrictions on, and provide for general regulatory oversight of, virtually all aspects of operations. These laws and regulations are generally intended to protect depositors, not shareholders. The following summary is qualified by reference to the statutory and regulatory provisions discussed. Changes in applicable laws or regulations may have a material effect on our business and prospects. Beginning with the enactment of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 and following with the FDIC Improvement Act of 1991, numerous additional changes have been proposed. Our operations may be affected by legislative changes and the policies of various regulatory authorities, including changes brought about by the Financial Services Modernization Act of 1999. We cannot predict the effect that fiscal or monetary policies, economic control, or new federal or state legislation may have in the future on our business and earnings.

Lafayette Community Bancorp.

           Because we will own the outstanding capital stock of Lafayette Community Bank, we will be deemed a bank holding company under the federal Bank Holding Company Act of 1956.

           The Bank Holding Company Act. Under the Bank Holding Company Act, Lafayette Community Bancorp will be subject to periodic examination by the Federal Reserve and required to file periodic reports of its operations and any additional information that the Federal Reserve may require. Our activities at the bank holding company level will be limited to:

          o    banking, managing or controlling banks;

          o furnishing services to or performing services for its subsidiaries; and

          o engaging in other activities that the Federal Reserve determines to be so closely related to banking, managing, or controlling banks as to be a proper incident thereto.

           Investments, Control, and Activities. With some limited exceptions, the Bank Holding Company Act requires every bank holding company to obtain the prior approval of the Federal Reserve before:

          o    acquiring substantially all the assets of any bank;

          o acquiring direct or indirect ownership or control of any voting shares of any bank if after such acquisition it would own or control more than 5% of the voting shares of such bank (unless it already owns or controls the majority of such shares); or

          o    merging or consolidating with another bank holding company.

           In addition, and subject to some exceptions, the Bank Holding Company Act and the Change in Bank Control Act, together with regulations thereunder, require Federal Reserve approval prior to any person or company acquiring "control" of a bank holding company. Control is conclusively presumed to exist if an individual or company acquires 25% or more of any class of voting securities of the bank holding company. Control is rebuttably presumed to exist if a person acquires 10% or more, but less than 25%, of any class of voting securities and either Lafayette Community Bancorp has registered securities under Section 12 of the Securities Exchange Act of 1934 or no other person owns a greater percentage of that class of voting securities immediately after the transaction. Our common shares will be registered under Section 15(d) of the Securities Exchange Act of 1934 upon the first closing of this offering. The regulations provide a procedure for challenge of the rebuttable control presumption.

           Under the Bank Holding Company Act, a bank holding company is generally prohibited from engaging in, or acquiring direct or indirect control of more than 5% of the voting shares of any company engaged in nonbanking activities unless the Federal Reserve Board, by order or regulation, has found those activities to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. Some of the activities that the Federal Reserve Board has determined by regulation to be proper incidents to the business of a bank holding company include:

          o    making or servicing loans and certain types of leases;

          o    engaging in certain insurance and discount brokerage activities;

          o    performing certain data processing services;

          o acting in certain circumstances as a fiduciary or investment or financial adviser;

          o    owning savings associates; and

          o making investment in certain corporations or projects designed primarily to promote community welfare.

           The Federal Reserve Board imposes capital requirements on Lafayette Community Bancorp under the Bank Holding Company Act, including a minimum leverage ratio and a minimum ratio of "qualifying" capital to risk-weighted assets. These requirements are described below under "Capital Regulations." Subject to its capital requirements and certain other restrictions, Lafayette Community Bancorp is able to borrow money to make a capital contribution to Lafayette Community Bank, and these loans may be repaid from dividends paid from Lafayette Community Bank to Lafayette Community Bancorp.

           Lafayette Community Bancorp is a corporation separate and distinct from Lafayette Community Bank. Because most of Lafayette Community Bancorp's revenues will be received by it in the form of dividends or interest paid by Lafayette Community Bank, our ability to pay dividends will be subject to regulatory restrictions as described below in "Lafayette Community Bank - Dividends." The Federal Reserve has issued a policy statement on the payment of cash dividends by bank holding companies. In the policy statement, the Federal Reserve expressed its view that a bank holding company experiencing earnings weaknesses should not pay cash dividends exceeding its net income or which could only be funded in ways that weakened the bank holding company's financial health, such as by borrowing. Additionally, the Federal Reserve possesses enforcement powers over bank holding companies and their non-bank subsidiaries to prevent or remedy actions that represent unsafe or unsound practices or violations of applicable statutes and regulations. Among these powers is the ability to proscribe the payment of dividends by banks and bank holding companies. The FDIC possesses similar enforcement powers over the Bank as an incident of the deposit insurance it provides to the Bank's depositors. The "prompt corrective action" provisions of the FDIC Improvement Act impose further restrictions on the payment of dividends by insured banks which fail to meet specified capital levels and, in some cases, their parent bank holding companies. As described below in "Description of Securities," in addition to the restrictions on dividends imposed by the Federal Reserve, the laws of the State of Indiana impose certain restrictions on the declaration and payment of dividends by Indiana corporations such as Lafayette Community Bancorp.

           Lafayette Community Bancorp is also able to raise capital for contribution to Lafayette Community Bank by issuing securities without having to receive regulatory approval, subject to compliance with federal and state securities laws.

           Source of Strength. In accordance with Federal Reserve Board policy, Lafayette Community Bancorp will be expected to act as a source of financial strength to Lafayette Community Bank and to commit resources to support Lafayette Community Bank in circumstances in which Lafayette Community Bancorp might not otherwise do so. Under the Bank Holding Company Act, the Federal Reserve Board may require a bank holding company to terminate any activity or relinquish control of a nonbank subsidiary, other than a nonbank subsidiary of a bank, upon the Federal Reserve Board's determination that such activity or control constitutes a serious risk to the financial soundness or stability of any subsidiary depository institution of the bank holding company. Further, federal bank regulatory authorities have additional discretion to require a bank holding company to divest itself of any bank or nonbank subsidiary if the agency determines that divestiture may aid the depository institution's financial condition.

Lafayette Community Bank.

           Lafayette Community Bank will operate as an Indiana-chartered banking corporation and a member of the Federal Reserve System subject to examination by the Indiana Department of Financial Institutions and the Federal Reserve Board. Deposits in Lafayette Community Bank will be insured by the FDIC up to a maximum amount, which is generally $100,000 per depositor subject to aggregation rules.

           The Federal Reserve, the Indiana Department of Financial Institutions, and the FDIC will regulate or monitor virtually all areas of Lafayette Community Bank's operations, including:

          o          security devices and procedures;

          o          adequacy of capitalization and loss reserves;
          o          loans;
          o          investments;
          o          borrowings;
          o          deposits;
          o          mergers;
          o          issuances of securities;
          o          payment of dividends;
          o          interest rates payable on deposits;
          o          interest rates or fees chargeable on loans;
          o          establishment of branches;
          o          corporate reorganizations;
          o          maintenance of books and records; and
          o adequacy of staff training to carry on safe lending and deposit gathering practices.

           The Federal Reserve Board will require Lafayette Community Bank to maintain specified capital ratios and will impose limitations on Lafayette Community Bank's aggregate investment in real estate, bank premises, and furniture and fixtures. The Federal Reserve Board will also require Lafayette Community Bank to prepare quarterly reports on Lafayette Community Bank's financial condition and to conduct an annual audit of its financial affairs in compliance with its minimum standards and procedures.

           Under the FDIC Improvement Act, all insured institutions must undergo regular on site examinations by their appropriate banking agency. The cost of examinations of insured depository institutions and any affiliates may be assessed by the appropriate agency against each institution or affiliate, as it deems necessary or appropriate. Insured institutions are required to submit annual reports to the FDIC, their federal regulatory agency, and state supervisor when applicable. The FDIC Improvement Act directs the FDIC to develop a method for insured depository institutions to provide supplemental disclosure of the estimated fair market value of assets and liabilities, to the extent feasible and practicable, in any balance sheet, financial statement, report of condition or any other report of any insured depository institution. The FDIC Improvement Act also requires the federal banking regulatory agencies to prescribe, by regulation, standards for all insured depository institutions and depository institution holding companies relating, among other things, to the following:

          o          internal controls;
          o          information systems and audit systems;
          o          loan documentation;
          o          credit underwriting;

          o          interest rate risk exposure; and
          o          asset quality.

           State banks which are members of the Federal Reserve System and their holding companies which have been chartered or registered or have undergone a change in control within the past two years or which have been deemed by Federal Reserve Board to be troubled institutions must give the Federal Reserve Board thirty days prior notice of the appointment of any senior executive officer or director. Within the thirty day period, the Federal Reserve Board may approve or disapprove any such appointment.

           Deposit Insurance. The FDIC establishes rates for the payment of premiums by federally insured banks and thrifts for deposit insurance. A separate Bank Insurance Fund and Savings Association Insurance Fund are maintained for commercial banks and savings associations with insurance premiums from the industry used to offset losses from insurance payouts when banks and thrifts fail. In 1993, the FDIC adopted a rule which established a risk-based deposit insurance premium system for all insured depository institutions. Under this system, until mid-1995 depository institutions paid to the Bank Insurance Fund or the Savings Association Insurance Fund from $0.23 to $0.31 per $100 of insured deposits (depending on capital levels and risk profile, as determined by the institution's primary federal regulator) on a semiannual basis. Once the Bank Insurance Fund reached its legally mandated reserve ratio in mid-1995, the FDIC lowered and eventually eliminated premiums for well-capitalized banks, with a minimum semiannual assessment of $1,000. However, in 1996 Congress enacted the Deposit Insurance Funds Act of 1996, which eliminated even this minimum assessment. It also separated the Financial Corporation (FICO) assessment to service the interest on its bond obligations. The amount assessed on individual institutions, including Lafayette Community Bank, by FICO is in addition to the amount paid for deposit insurance according to the risk-related assessment rate schedule. Increases in deposit insurance premiums or changes in risk classification will increase Lafayette Community Bank's cost of funds, and we may not be able to pass these costs on to our customers.

           Transactions with Affiliates and Insiders. Lafayette Community Bank will be subject to the provisions of Section 23A of the Federal Reserve Act, which places limits on the amount of loans or extensions of credit to, or investments in, or certain other transactions with, affiliates and on the amount of advances to third parties collateralized by the securities or obligations of affiliates. The aggregate of all covered transactions is limited in amount, as to any one affiliate, to 10% of Lafayette Community Bank's capital and surplus and, as to all affiliates combined, to 20% of Lafayette Community Bank's capital and surplus. Furthermore, within the foregoing limitations as to amount, each covered transaction must meet specified collateral requirements. Compliance is also required with certain provisions designed to avoid the taking of low quality assets.

           Lafayette Community Bank will also be subject to the provisions of
Section 23B of Federal Reserve Act which, among other things, prohibits an institution from engaging in certain transactions with certain affiliates unless the transactions are on terms substantially the same, or at least as favorable to such institution or its subsidiaries, as those prevailing at the time for comparable transactions with nonaffiliated companies. Lafayette Community Bank will be subject to certain restrictions on extensions of credit to executive officers, directors, certain principal shareholders, and their related interests. Such extensions of credit:

          o must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with third parties; and

          o must not involve more than the normal risk of repayment or present other unfavorable features.

           Dividends. As a state-chartered commercial bank organized under Indiana law, Lafayette Community Bank may pay dividends from its undivided profits in an amount declared by its board of directors, subject to prior approval of the Indiana Department of Financial Institutions if the proposed dividend, when added to all prior dividends declared during the current calendar year, would be greater than the current year's "net profits" and retained "net profits" for the previous two calendar years.

           The FDIC Improvement Act generally prohibits a depository institution from making any capital distribution (including payment of a dividend) or paying any management fee to its holding company if the depository institution would thereafter be undercapitalized. The FDIC may prevent an insured bank from paying dividends if the bank is in default of payment of any assessment due to the FDIC. In addition, payment of dividends by a bank may be prevented by the applicable federal regulatory authority if such payment is determined, by reason of the financial condition of such bank, to be an unsafe and unsound banking practice.

           Branching and Acquisitions. Branching by Lafayette Community Bank is subject to the jurisdiction, and requires the prior approval, of the FDIC and the Indiana Department of Financial Institutions. Under current law, banks chartered by the State of Indiana may establish branches throughout the state and in other states. Congress authorized interstate branching, with certain limitations, beginning in 1997. In 1996, the Indiana General Assembly adopted statutes authorizing Indiana financial institutions to establish one or more branches in states other than Indiana through interstate merger transactions and to establish one or more interstate branches through de novo branching or the acquisition of a branch.

           Bank holding companies, such as Lafayette Community Bancorp, are prohibited by the Bank Holding Company Act from acquiring direct or indirect control of more than 5% of the outstanding shares of any class of voting stock or substantially all of the assets of any bank or savings association or merging or consolidating with another bank holding company without prior approval of the Federal Reserve. Additionally, Lafayette Community Bancorp is prohibited by the Bank Holding Company Act from engaging in or from acquiring ownership or control of more than 5% of the outstanding shares of any class of voting stock of any company engaged in a nonbanking business unless such business is determined by the Federal Reserve to be so closely related to banking as to be a proper incident thereto. The Bank Holding Company Act does not place territorial restrictions on the activities of such nonbanking-related activities.

           The Bank Holding Company Act specifically authorizes a bank holding company, upon receipt of appropriate approvals from the Federal Reserve and the Director of the Office of Thrift Supervision, to acquire control of any savings association or thrift holding company. Similarly, a thrift holding company may acquire control of a bank. A savings association acquired by a bank holding company cannot continue any non-banking activities not authorized for bank holding companies.

           Interstate Banking. The Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 allows bank holding companies to acquire banks anywhere in the United States subject to certain state restrictions, and permits an insured bank to merge with an insured bank in another state without regard to whether such merger is prohibited by state law. Additionally, an out-of-state bank may acquire the branches of an insured bank in another state without acquiring the entire bank; provided, however, that the law of the state where the branch is located permits such an acquisition. Bank holding companies also may merge existing bank subsidiaries located in different states into one bank.

           An insured bank subsidiary may act as an agent for an affiliated bank or savings association in offering limited banking services (receive deposits, renew time deposits, close loans, service loans and receive payments on loans obligations) both within the same state and across state lines.

           Community Reinvestment Act. The Community Reinvestment Act requires that, in connection with examinations of financial institutions within their respective jurisdictions, the Federal Reserve, the FDIC, or the Office of the Comptroller of the Currency, shall evaluate the record of each financial institution in meeting the credit needs of its local community, including low and moderate income neighborhoods. These factors are also considered in evaluating mergers, acquisitions, and applications to open a branch or facility. Failure to adequately meet these criteria could result in the imposition of additional requirements and limitations on Lafayette Community Bank.

           Other Regulations. Interest and other charges collected or contracted for by Lafayette Community Bank are subject to state usury laws and federal laws concerning interest rates. Lafayette Community Bank's loan operations are also subject to federal laws applicable to credit transactions, such as the:

          o Truth-In-Lending Act, governing disclosures of credit terms to consumer borrowers;

          o Home Mortgage Disclosure Act of 1975, requiring financial institutions to provide information to enable the public and public officials to determine whether a financial institution is fulfilling its obligation to help meet the housing needs of the community it serves;

          o Equal Credit Opportunity Act, prohibiting discrimination on the basis of race, creed or other prohibited factors in extending credit;

          o Fair Credit Reporting Act of 1978, governing the use and provision of information to credit reporting agencies;

          o Fair Debt Collection Act, governing the manner in which consumer debts may be collected by collection agencies; and

          o rules and regulations of the various federal agencies charged with the responsibility of implementing such federal laws.

           The deposit operations of Lafayette Community Bank also are subject to the:

          o Right to Financial Privacy Act, which imposes a duty to maintain confidentiality of consumer financial records and prescribes procedures for complying with administrative subpoenas of financial records; and

          o Electronic Funds Transfer Act, and Regulation E issued by the Federal Reserve Board to implement that Act, which governs automatic deposits to and withdrawals from deposit accounts and customers' rights and liabilities arising from the use of automated teller machines and other electronic banking service.

           Capital Regulations. The federal bank regulatory authorities have adopted risk-based capital guidelines for banks and bank holding companies that are designed to make regulatory capital requirements more sensitive to differences in risk profiles among banks and bank holding companies and account for off-balance sheet items. The guidelines are minimums, and the federal regulators have noted that banks and bank holding companies contemplating significant expansion programs should not allow expansion to diminish their capital ratios and should maintain ratios in excess of the minimums. We have not received any notice indicating that either Lafayette Community Bancorp or Lafayette Community Bank will be subject to higher capital requirements. The current guidelines require all bank holding companies and federally-regulated banks to maintain a minimum risk-based total capital ratio equal to 8%, of which at least 4% must be Tier 1 capital. Tier 1 capital includes common shareholders' equity, qualifying perpetual preferred stock, and minority interests in equity accounts of consolidated subsidiaries, but excludes goodwill and most other intangibles and excludes the allowance for loan and lease losses. Tier 2 capital includes the excess of any preferred stock not included in Tier 1 capital, mandatory convertible securities, hybrid capital instruments, subordinated debt and intermediate term-preferred stock, and general reserves for loan and lease losses up to 1% of risk-weighted assets.

           Under these guidelines, banks' and bank holding companies' assets are given risk-weights of 0%, 20%, 50%, or 100%. In addition, certain off-balance sheet items are given credit conversion factors to convert them to asset equivalent amounts to which an appropriate risk-weight applies. These computations result in the total risk-weighted assets. Most loans are assigned to the 100% risk category, except for first mortgage loans fully secured by residential property and, under certain circumstances, residential construction loans, both of which carry a 50% rating. Most investment securities are assigned to the 20% category, except for municipal or state revenue bonds, which have a 50% rating, and direct obligations of or obligations guaranteed by the United States Treasury or United States Government agencies, which have a 0% rating.

           The federal bank regulatory authorities have also implemented a leverage ratio, which is equal to Tier 1 capital as a percentage of average total assets less intangibles, to be used as a supplement to the risk-based guidelines. The principal objective of the leverage ratio is to place a constraint on the maximum degree to which a bank holding company may leverage its equity capital base. The minimum required leverage ratio for top-rated institutions is 3%, but most institutions are required to maintain an additional cushion of at least 100 to 200 basis points.

           The FDIC Improvement Act established a new capital-based regulatory scheme designed to promote early intervention for troubled banks which requires the FDIC to choose the least expensive resolution of bank failures. The new capital-based regulatory framework contains five categories of compliance with regulatory capital requirements, including "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized," and "critically undercapitalized." To qualify as a "well capitalized" institution, a bank must have a leverage ratio of no less than 5%, a Tier 1 risk-based ratio of no less than 6%, and a total risk-based capital ratio of no less than 10%, and Lafayette Community Bank must not be under any order or directive from the appropriate regulatory agency to meet and maintain a specific capital level. Initially, we will qualify as "well capitalized."

           Under the FDIC Improvement Act regulations, the applicable agency can treat an institution as if it were in the next lower category if the agency determines, after notice and an opportunity for hearing, that the institution is in an unsafe or unsound condition or is engaging in an unsafe or unsound practice. The degree of regulatory scrutiny of a financial institution increases, and the permissible activities of the institution decreases, as it moves downward through the capital categories. Institutions that fall into one of the three undercapitalized categories may be required to do some or all of the following:

          o    submit a capital restoration plan;
          o    raise additional capital;
          o restrict their growth, deposit interest rates, and other activities;
          o    improve their management;
          o    eliminate management fees; or
          o    divest themselves of all or a part of their operations.

Bank holding companies controlling financial institutions can be called upon to boost the institutions' capital and to partially guarantee the institutions' performance under their capital restoration plans.

           These capital guidelines can affect us in several ways. If we grow at a rapid pace, a premature "squeeze" on capital could occur making a capital infusion necessary. The requirements could impact our ability to pay dividends. Our capital levels will initially be more than adequate; however, rapid growth, poor loan portfolio performance, poor earnings performance, or a combination of these factors could change our capital position in a relatively short period of time.

           The FDIC Improvement Act requires the federal banking regulators to revise the risk-based capital standards to provide for explicit consideration of interest-rate risk, concentration of credit risk, and the risks of untraditional activities. We are uncertain what effect these regulations would have.

           Failure to meet these capital requirements would mean that a bank would be required to develop and file a plan with its primary federal banking regulator describing the means and a schedule for achieving the minimum capital requirements. In addition, such a bank would generally not receive regulatory approval of any application that requires the consideration of capital adequacy, such as a branch or merger application, unless the bank could demonstrate a reasonable plan to meet the capital requirement within a reasonable period of time.

           Enforcement Powers. The Financial Institution Reform Recovery and Enforcement Act expanded and increased civil and criminal penalties available for use by the federal regulatory agencies against depository institutions and certain "institution-affiliated parties." Institution-affiliated parties primarily include management, employees, and agents of a financial institution, as well as independent contractors and consultants such as attorneys and accountants and others who participate in the conduct of the financial institution's affairs. These practices can include the failure of an institution to timely file required reports or the filing of false or misleading information or the submission of inaccurate reports. Civil penalties may be as high as $1,000,000 a day for such violations. Criminal penalties for some financial institution crimes have been increased to twenty years. In addition, regulators are provided with greater flexibility to commence enforcement actions against institutions and institution-affiliated parties. Possible enforcement actions include the termination of deposit insurance. Furthermore, banking agencies' power to issue cease-and-desist orders were expanded. Such orders may, among other things, require affirmative action to correct any harm resulting from a violation or practice, including restitution, reimbursement, indemnifications or guarantees against loss. A financial institution may also be ordered to restrict its growth, dispose of certain assets, rescind agreements or contracts, or take other actions as determined by the ordering agency to be appropriate.

           Recent Legislative Developments. On November 12, 1999, the President of the United States signed into law the Financial Services Modernization Act of 1999. The FSMA contains a number of provisions that will fundamentally alter the banking and financial services industries. The FSMA repeals Section 20 of the Banking Act of 1933, commonly known as the Glass-Steagall Act, which generally has separated commercial from investment banking. The FSMA will also for the first time allow banks, securities firms and insurance companies to affiliate in a new financial holding company structure.

           Under the FSMA, national bank affiliates will be able to conduct a broad range of financial activities, including providing insurance and securities services. However, the national bank must be well-capitalized and well-managed. In addition, insurance and securities activities will be functionally regulated. For example, the Securities and Exchange Commission will regulate most national bank affiliates' securities activities and the states will regulate their insurance activities. The FSMA preserves the thrift charter, but bars new unitary thrift holding companies from approval that were applied for after May 4, 1999.

           Neither Lafayette Community Bancorp nor Lafayette Community Bank can predict what impact the FSMA will have on financial institutions. One consequence may be increased competition from large financial services companies that, under the FSMA, will be permitted to provide many types of financial services to customers.

           Effect of Governmental Monetary Policies. Our earnings are affected by domestic economic conditions and the monetary and fiscal policies of the United States government and its agencies. The Federal Reserve Bank's monetary policies have had, and are likely to continue to have, an important impact on the operating results of commercial banks through its power to implement national monetary policy in order, among other things, to curb inflation or combat a recession. The monetary policies of the Federal Reserve Board have major effects upon the levels of bank loans, investments and deposits through its open market operations in United States government securities and through its regulation of the discount rate on borrowings of member banks and the reserve requirements against member bank deposits. It is not possible to predict the nature or impact of future changes in monetary and fiscal policies.


                                   MANAGEMENT

Directors and officers.

           Set forth below is information regarding Lafayette Community Bancorp's and Lafayette Community Bank's executive officers and directors. Our articles of incorporation provide for a classified board of directors, so that, as nearly as possible, one-third of the directors will be elected each year to serve three year terms. The terms of office of the classes of directors expire as follows: Class I at the 2003 annual meeting of shareholders, Class II at the 2002 annual meeting of shareholders and Class III at the 2001 annual meeting of shareholders. Executive officers serve at the discretion of the board of directors, a summary of the background and experience of each of these individuals is set forth below.

           David R. Zimmerman, age 41, Director, President and Chief Executive Officer of Lafayette Community Bancorp, will be the President and Chief Executive Officer of Lafayette Community Bank. Mr. Zimmerman has over 17 years of experience in the banking industry which began in 1984 with Lafayette Bank & Trust, Lafayette, Indiana. Mr. Zimmerman was the Vice-President, Commercial Lending when he left Lafayette Bank & Trust in 1999 to form Lafayette Community Bancorp. Prior to his experience with Lafayette Bank & Trust, he attended Purdue University, obtaining an undergraduate degree in Finance. Mr. Zimmerman has attended numerous banking and financial institution management courses with the American Institute of Banking and the Bank Administration Institute, respectively. Mr. Zimmerman has lived in Lafayette for 20 years where he is active in the community. His past and present civic activities include involvement with Junior Achievement, the Lafayette Rotary Club, the Relators Association, the Greater Lafayette Builders Association, the Lafayette Chamber of Commerce, the United Way, Legal Aid and the Downtown Business Center.

           Edward Chosnek, age 52, senior attorney and majority owner of the Lafayette, Indiana law firm of Pearlman, Chosnek, Morrissey & Hopson, P.C. currently serves as Chairman of the Board of Directors of Lafayette Community Bancorp. Mr. Chosnek attended Purdue University, obtaining an undergraduate degree in Pre-Law, and Indiana University, where he obtained his law degree. He has lived in Lafayette for 51 years where he is active in the community. He is active in the Indiana State and American Bar Associations, the Association of Trial Lawyers of America, the Indiana Bar Foundation, the Tippecanoe County Bar Association, the Private Panel Bankruptcy Trustees, Tippecanoe Legal Aid Association, the Tippecanoe County Historical Association and the Lafayette Chamber of Commerce.

           John R. Basham, II, age 53, Director, owner and operator of Basham Rentals, Lafayette, Indiana, is a lifelong resident of Lafayette. Mr. Basham worked at Eli Lilly & Co. from 1969-97 during which time he served as Senior Environmental Control Operator. He is active in the community. His community activities include involvement in the Acting Theatre, the Colt World Series, the Purdue University All-American Club and Vision 21.

           Donald J. Ehrlich, age 62, is Director, President, Chief Executive Officer and Chairman of the Board of Wabash National Corporation, Lafayette, Indiana. Mr. Ehrlich has been associated with Wabash National Corporation since 1985. Mr. Ehrlich presently serves on the board of directors of Danaher Corporation, Washington, D.C., a real estate company, in addition to serving as a board member of Indiana Secondary Market, a student loan service company. He attended Purdue University. He is active in the community. Currently, Mr. Ehrlich serves as a director for the Danaher Corporation, the Indiana Secondary Market and the Truck Trailer Manufacturer's Association and serves on the Advisory Council for Purdue University. In 1992, Mr. Ehrlich was voted National Entreprenuer of the Year by Inc., Magazine, Merrill Lynch and Ernst & Young, LLP.

           Steven Hogwood, age 43, Director, owns and operates as a franchisee numerous fast-food restaurants in the Lafayette area. Mr. Hogwood served as Executive Director of Operations of the McDonald Corporation, Oakbrook, Illinois from 1976-1995. He attended Rhema Bible College, Tulsa, Oklahoma, obtaining a Bachelor degree. He is active in the community. Currently, Mr. Hogwood serves as a director for the Indiana Business College and Junior Achievement of White County, Indiana and is the Chairman for Public Relations for the Indianapolis, Indiana area. He is the former President of Black McDonald's Operators Association, as well as the former Vice-President of Indiana McDonald's Operators Association.

           Connie L. Koleszar, age 41, Director, currently serves as Assistant Secretary and Director of Investor Relations of Wabash National Corporation, Lafayette, Indiana. Ms. Koleszar has been associated with Wabash National Corporation since 1985. She attended Ivy Technical College, completing the legal secretary program in 1980. She is active in the community. Ms. Koleszar serves on the Community Relations Committee at Wabash National Corporation.

           Thomas A. McDonald, age 34, Director, is self-employed in the residential and commercial real estate business in and around the Lafayette area. Mr. McDonald is a lifelong resident of Lafayette. He attended Purdue University. He is active in the community. His past and present community activities includes involvement in the United Way and the Lafayette YMCA. Mr. McDonald formerly served as a board member for the Industrial Credit Union.

           Steven W. Norfleet, age 50, Director, is President and owner of Norfleet Builders, a residential and commercial building and development company located in Lafayette, Indiana. Mr. Norfleet has been a lifelong resident of Lafayette. He is active in the community. Mr. Norfleet is a director of the Lafayette Greater Progress. He is a former director of Homebuilders Association and is a Life Member of the Indiana Street Route Association.

           Michael T. Mootz, age 41, will be the Senior Vice-President, Controller of Lafayette Community Bank. Mr. Mootz has approximately 12 years of experience in the banking industry which began in 1988 with Peoples Bank & Trust, Indianapolis, Indiana. Mr. Mootz was the Assistant Vice-President, Accounting Manager when Peoples Bank & Trust was acquired by Fifth-Third Bank in November, 1999. Prior to his experience with Peoples Bank & Trust and Fifth-Third Bank, he attended Indiana University Purdue University - Indianapolis, obtaining an undergraduate degree in Business Finance. Mr. Mootz was born and raised in Indiana.

           J. Michael Pechin, age 33, will be the Senior Vice-President, Senior Loan Officer of Lafayette Community Bank. Mr. Pechin has over 11 years of experience in the banking industry which began in 1989 with Lafayette Bank & Trust Company, Lafayette, Indiana. Mr. Pechin was the Vice-President, Commercial Loan Officer when he left Lafayette Bank & Trust in March, 2000. Prior to his experience with Lafayette Bank & Trust Company, he attended Illinois Benedictine College, Lisle, Illinois, obtaining undergraduate degrees in business and economics. Mr. Pechin has lived in the Lafayette area for 29 years where he is active in the community. His past and present civic activities include President and past board member of the Tippecanoe County Mental Health Association, past treasurer of the Lafayette Chapter NARI and involvement in St. Lawrence grade school athletics.

General.

           Initially, our board will consist of eight directors, seven of whom will be independent directors. The directors will be divided into three classes, designated Class I, Class II and Class III. Each class will consist, as nearly as possible, of one third of the total number of directors constituting the entire board of directors. In accordance with our Articles of Incorporation, the initial term of office of directors of Class I will expire at the annual meeting of the shareholders to be held in 2003 and when their respective successors are duly elected and qualified; the initial term of the office of directors of Class II will expire at the annual meeting of shareholders to be held in 2002 and when their respective successors are duly elected and qualified; and the initial term of the office of directors of Class III will expire at the annual meeting of shareholders to be held in 2001 and when their respective successors are duly elected and qualified. Currently, Messrs. Chosnek, Ehrlich, Norfleet and Zimmerman and Ms. Koleszar comprise Class II. Messrs. Basham, Hogwood and McDonald comprise Class III. Class I currently has no directors. At each annual meeting of shareholders, successors to the directors whose term expires at the annual meeting will be elected for three-year terms. If the number of directors is changed, an increase or decrease will be apportioned among the classes so as to maintain the number of directors to fill a vacancy resulting from an increase in such class will hold office for a term that will coincide with the remaining term of that class, but in no event will a decrease in the number of directors shorten the term of any incumbent director. Any director elected to fill a vacancy not resulting in an increase in the number of directors will have the same remaining term as that of his predecessor. Except in the case of removal from office, any vacancy on the board of directors will be filled by a majority vote of the remaining directors then in office. The executive officers of Lafayette Community Bancorp and Lafayette Community Bank are elected annually by the board of directors following the annual meeting of shareholders and serve at the pleasure of the board.

Committees of the board of directors.

           The Bank's board of directors has established five committees. These committees will meet with management on a regularly scheduled basis to review the Bank's policies, procedures and operating performance on particular functional areas. The activities of all committees are reviewed by the board of directors. These committees are established in accordance with the bylaws of Lafayette Community Bank, which may be changed from time to time by a majority vote of Lafayette Community Bank board of directors.

           The Senior Loan and Investment Committee consists of those individuals who comprise the Lafayette Community Bancorp board of directors, in addition to Michael T. Mootz and J. Michael Pechin, who are executive officers of the Bank. The primary responsibilities of the Senior Loan and Investment Committee are to review and approve loans over particular limits and enforce, review and approve changes to Lafayette Community Bank's lending policies and procedures.

           The Executive Committee is comprised of four directors. The directors currently serving on this Committee are Messrs. Zimmerman, Chosnek, Ehrlich and Norfleet. The Executive Committee meets as needed, and its primary responsibilities include exercising the authority of the board of directors in between board meetings, to the extent permitted by law. The Executive Committee is also responsible for establishing investment, liquidity, and asset and liability policies, and review the investment portfolio and liquidity and asset/liability position.

           The Compensation Committee is comprised of four directors, with its primary responsibilities being the review of personnel policies and practices and evaluation of senior management. The directors currently serving on the Compensation Committee are Messrs. Zimmerman, Chosnek, Ehrlich and Norfleet.

           The Audit/Compliance Committee is comprised of four directors, with its primary responsibilities being the review of internal and external auditors' reports, the review of internal loan review reports, evaluation of the internal auditor and independent accountants, and the review of regulatory examination results. The directors currently serving on this Audit/Compliance Committee are Messrs. Zimmerman, Chosnek, Ehrlich and Hogwood.

Advisory board.

           The Bank's board of directors has established an advisory board. The advisory board will meet with the Bank's management on a regularly scheduled basis. The activities of the advisory board are reviewed by the Bank's board of directors. The advisory board is established in accordance with the bylaws of the Bank, which may be changed from time to time by a majority vote of the Bank's board of directors. Our company's board of directors has selected Jack Corns, Jim Keene, Ronald Melichar, Dick Murray, Sandy Pearlman, Robert Roswarski, Harvey James (Ike) Tarvin, and Don Teder to comprise the advisory board. A brief summary of the background of each of these individuals is set forth below.

           Jack Corns is a graduate of East Tipp High School and the Purdue University Krannert School of Business, majoring in economics. He is retired from Alcoa, where he served as Chief Mill Accountant, and currently owns and operates C&N Enterprises, a property management company. Mr. Corns is a former officer of the National Association of Accountants and former President of Aqua Pure. He is a current member of the Conservation Club and a developer of the Deer Haven subdivision.

           Jim Keene is a member of the Lafayette Chamber of Commerce and the Builders Association of Greater Lafayette. He attended Indiana University, majoring in marketing. He also earned a graduate degree in finance from the Indiana University School of Business.

           Ronald Melichar is currently, and has been since 1985, a Judge in the Tippecanoe Circuit Court. He obtained his undergraduate degree from the University of Notre Dame and earned his law degree from Indiana University. He currently sits on the board of directors of the Friendship House.

           Dick Murray is a current board member of the Jefferson High Booster Club and a sustaining member and annual contributor to the Boy Scouts, Girl Scouts, YMCA and the Boys & Girls Club of Lafayette. Mr. Murray is a former assistant Scoutmaster for Boy Scout Troop 313 and has been actively involved in youth athletics, having coached in the Greater Lafayette Soccer Club, the Murdock Youth Baseball League and the Mustang, Bronco and Pony League baseball organizations.

           Sandy Pearlman is a member of the Indiana Lawyers Auxiliary and currently serves as a member on the board of directors of the Lafayette Symphony Foundation. She formerly served as a member of the United Way Board and has previous affiliations with Friends of Downtown Lafayette, the Allocation Committee for United Way, the Downtown Business Board, the St. Elizabeth Hospital Auxiliary, the Purdue Woman's Club and the Legal Aid board of directors.

           Robert Roswarski is currently Vice President of Hedgewood Neighborhood Association and a member of Carpenters Union #215.

           Harvey James (Ike) Tarvin is President of Lighthouse, Inc. He is a member of Who's Who of Executives and Professionals and is a former member of the Illinois Manufacturing Housing Board. He formerly served as Executive President of Goldman & Associates, as well as President of the McLeon County Chapter Manufacturing Housing & Community board of directors.

           Don Teder, a certified insurance counselor, is a member of the Professional Insurance Association, the Lafayette Chamber of Commerce and the Day Bread Rotary. Mr. Teder graduated from Purdue University.

Compensation of directors.

           Employee directors of Lafayette Community Bancorp, other than Mr. Zimmerman, will receive no compensation for their services as directors. Mr. Zimmerman will receive $200 for each Lafayette Community Bancorp Board of Directors meeting attended and $25 for each committee meeting attended. Non-employee directors of Lafayette Community Bancorp will receive reimbursement of reasonable expenses incurred in serving as a director. In addition, subject to compliance with the restrictions and requirements of the FDIC stock benefit plan policy, each non-employee director of Lafayette Community Bancorp will receive $250 for each meeting of the Board of Directors attended and $50 for each committee meeting attended. Additionally, the Chairman of the board of directors of Lafayette Community Bancorp will receive $10,000 per year.

Executive compensation.

           Lafayette Community Bancorp and David R. Zimmerman have entered into a three-year employment agreement to retain Mr. Zimmerman as its Chief Executive Officer and President. The employment agreement renews automatically for an additional year unless either party furnishes the other of its intent to terminate the agreement. Mr. Zimmerman's employment agreement commenced on January 1, 2000. If we do not commence the operations of Lafayette Community Bank, we must continue paying Mr. Zimmerman under his employment agreement for a period of three years from the commencement date of his agreement.

           Mr. Zimmerman will receive an annual base salary of $105,000 and will be eligible for bonuses at the discretion of the board of directors. Mr. Zimmerman will also be eligible to participate in all employee benefit plans, stock option plans, health insurance and other fringe benefits commensurate with their positions.

           The employment agreement entitles Mr. Zimmerman to a payment equal to
2.99 times his then base compensation if termination occurs within two years of a "change in control", as defined in the agreement. In addition, all previously granted stock options will vest in the event of a termination of employment upon a change in control.

Directors' and key employees' stock option plans.

           Lafayette Community Bancorp will adopt separate stock option plans for Directors of Lafayette Community Bancorp and Lafayette Community Bank and for officers and key employees of Lafayette Community Bancorp and Lafayette Community Bank. Under the option plans, options for an aggregate not to exceed 180,000 shares of common stock of Lafayette Community Bancorp may be granted. The Board of Directors of Lafayette Community Bancorp believes these plans provide an important incentive to those who will be instrumental to the success of Lafayette Community Bancorp and of Lafayette Community Bank and will encourage such persons to continue their service with Lafayette Community Bancorp and Lafayette Community Bank. A description of each of the plans is set forth below but such descriptions are qualified in their entirety by reference to the complete plans.

           During the term of the options, the individuals who hold such options will be given the opportunity to benefit if the value of the common shares increases. In the event that the options are exercised, there may be some resulting dilution in the per share book value of Lafayette Community Bancorp at the time of exercise or issuance, and there will be a reduction in the percentage ownership in Lafayette Community Bancorp by the other shareholders.

           2000 Key Employees' Stock Option Plan. The Board of Directors of Lafayette Community Bancorp adopted a stock option plan which provides for the grant of incentive stock options within the meaning of Section 422 of the Code and of nonqualified stock options. The plan provides for the award of stock options to executive officers and key employees of Lafayette Community Bancorp and Lafayette Community Bank. The exercise price per share for all options granted under the plan will not be less than the greater of $10.00 per share or the fair market value of a share on the date of grant. The plan was approved by the board of directors of Lafayette Community Bancorp prior to the offering.

           Options may be granted under the plan only to officers and other key employees who are in positions to make significant contributions to the success of Lafayette Community Bancorp. A committee consisting of individuals appointed by the board of directors of Lafayette Community Bancorp will administer the plan.

           The stock option agreement between the Company and the optionee shall vest in accordance with the following schedule:


                                                          Percentage of
              Vesting Date                                Options Vested
----------------------------------------------        ---------------------
First Anniversary of Date of Option Grant                         20.0%
Second Anniversary of Date of Option Grant                        20.0%
Third Anniversary of Date of Option Grant                         20.0%
Fourth Anniversary of Date of Option Grant                        20.0%
Fifth Anniversary of Date of Option Grant                         20.0%

           Notwithstanding the above schedule, the committee may, in its discretion, accelerate the time(s) at which all or any part of an option may be exercised. In no event will any incentive stock options be exercisable later than ten years after date of grant. No option will be granted under the plan after __________, 2010.

           A total of 96,000 shares of common stock of Lafayette Community Bancorp have been reserved for issuance under the plan. No options are currently outstanding under the plan.

           2000 Directors' Stock Option Plan. The Board of Directors of Lafayette Community Bancorp adopted a nonqualified stock option plan which provides for the grant of nonqualified stock options to those individuals who serve as Directors of Lafayette Community Bancorp or Lafayette Community Bank. The Directors' plan was also approved by the board of directors of Lafayette Community Bancorp prior to the offering. A committee consisting of individuals appointed by the board of directors of Lafayette Community Bancorp will administer the plan.

           The Directors' plan provides for the grant of nonqualified stock options with an exercise price per share of the greater of the public offering price of $10.00 per share or the fair market value of a share on the date of grant.

           The stock option agreement between the Company and the optionee shall vest in accordance with the following schedule:


                                                           Percentage of
               Vesting Date                                Options Vested
-------------------------------------------------     -----------------------
First Anniversary of Date of Option Grant                          20.0%
Second Anniversary of Date of Option Grant                         20.0%
Third Anniversary of Date of Option Grant                          20.0%
Fourth Anniversary of Date of Option Grant                         20.0%
Fifth Anniversary of Date of Option Grant                          20.0%

           Notwithstanding the above schedule, the committee may, in its discretion, accelerate the time(s) at which all or any part of an option may be exercised. In no event will any incentive stock options be exercisable later than ten years after date of grant. No option will be granted under the plan after __________, 2010.

            A total of 84,000 shares of common stock of Lafayette Community Bancorp have been reserved for issuance under the plan. No options are currently outstanding under the plan.

            An individual will become eligible to receive grants of options under the plan upon his election to a qualifying board of directors but will not receive additional options because he is a member of more than one such board.

Certain Relationships and Related Transactions.

           We expect to have banking and other transactions in the ordinary course of business with the organizers, directors, and officers and their affiliates, including members of their families or corporation, partnerships, or other organizations in which such organizers, officers, or directors have a controlling interest, on substantially the same terms, including price, or interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated parties. These transactions are also restricted by our regulatory agencies, including the Federal Reserve Board. For a discussion of the Federal Reserve Board regulations, please see "Transactions with Affiliates and Insiders" on page ___. These transactions are not expected to involve more than the normal risk of collectibility nor present other unfavorable features.

           Loans to individual directors and officers must also comply with Lafayette Community Bank's lending policies, regulatory restrictions, and statutory lending limits, and directors with a personal interest in any loan application will be excluded from the consideration of such loan application. We intend for all of our transactions with organizers or other affiliates to be on terms no less favorable than could be obtained from an unaffiliated third party and to be approved by a majority of our disinterested directors who will have access, at Lafayette Community Bank's expense, to Lafayette Community Bank's or independent counsel.

           The members of the Board of Directors of Lafayette Community Bancorp have formed a separate limited liability company (unrelated to Lafayette Community Bancorp) to acquire the proposed Bank property and will, in turn, lease the property to Lafayette Community Bank at or below market rate. At the inception of the lease, Lafayette Community Bancorp received a report from an independent property consultant that the terms and conditions of the lease fall within a reasonable range of market terms.


                             PRINCIPAL SHAREHOLDERS

           The following table gives information about the anticipated beneficial ownership of Lafayette Community Bancorp capital stock after the offering by:

          o each person expected to own more than 5% of Lafayette Community Bancorp's common shares;

          o each of Lafayette Community Bancorp's executive officers and directors; and

          o all of Lafayette Community Bancorp's executive officers and directors as a group.

                                      Common     Percent of Class    Percent of Class
              Name                  Shares (1)       (Minimum)           (Maximum)
--------------------------------------------------------------------------------------
Directors and executive officers:
           David R. Zimmerman         25,000            2.8%                2.1%
           Edward Chosnek             25,000            2.8%                2.1%
           John R. Basham II          10,000            1.1%                0.8%
           Donald J. Ehrlich          25,000            2.8%                2.1%


                                       58

                                      Common     Percent of Class    Percent of Class
              Name                  Shares (1)       (Minimum)           (Maximum)
--------------------------------------------------------------------------------------
           Steven Hogwood             25,000            2.8%                 2.1%
           Connie L. Koleszar          5,000            0.6%                 0.4%
           Thomas A. McDonald         25,000            2.8%                 2.1%
           Steven W. Norfleet         25,000            2.8%                 2.1%
                                 -----------------------------------------------------
Directors and executive officers
as a group:                          165,000           18.31%               13.74%

--------------------------------------------
(1) Reflects common shares purchased prior to this offering (as adjusted for the stock split), and common shares to be purchased in this offering.



                            DESCRIPTION OF SECURITIES

General.

           We are authorized to issue up to 10,000,000 common shares, without par value, and 1,000,000 preferred shares, also without par value. We have no preferred shares outstanding as of the date of this offering. Upon completion of this offering, we will have up to 1,201,000 common shares outstanding.

           Common shareholders are entitled to one vote per share on all matters submitted to a vote of shareholders, and do not have the right to vote cumulatively in the election of directors. Except for (a) supermajority votes required for approval of certain business combinations, removal of directors and certain other matters, and (b) certain corporate actions that must be approved by a majority of the outstanding votes of the relevant voting group under the Indiana Business Corporation Law discussed below, the affirmative vote of the holders of a majority of the votes cast at a meeting of shareholders at which a quorum is present is sufficient to approve matters submitted for shareholder approval, except that directors are elected by a plurality of the votes cast. There is no provision for cumulative voting with respect to the election of directors. Accordingly, the holders of more than 50% of the outstanding shares of common stock, if they choose to do so, can elect all of the directors.

           Our board of directors has full discretion to determine the payment of dividends on common shares. Common shareholders will have equal rights to receive dividends ratably, as and when declared by the board of directors out of funds legally available for dividends, subject to the dividend rights of serial preferred shares that may be issued in the future. In the event of any liquidation, dissolution or winding-up of Lafayette Community Bancorp, common shareholders will receive the assets of Lafayette Community Bancorp available for distribution after the satisfaction of all liabilities.

           Lafayette Community Bancorp common shareholders do not have preemptive or preferential rights to purchase or subscribe to any shares or other securities of Lafayette Community Bancorp. Lafayette Community Bancorp may be required to provide additional capital to Lafayette Community Bank in the future in the event that the regulating body for Lafayette Community Bank determines such capital infusion is necessary. In such event, in order to obtain such capital, Lafayette Community Bancorp may seek additional funds from existing shareholders, borrow additional funds from a bank or other lender or have an equity offering of additional shares of common stock or other securities of Lafayette Community Bancorp.

           All of the common shares issued pursuant to this offering will be validly issued, fully paid and nonassessable. Lafayette Community Bancorp acts as its own transfer agent and registrar.

Preferred shares.

           The authorized preferred share is available for issuance from time to time at the discretion of the board of directors without shareholder approval. The board of directors has the authority to prescribe for each series of preferred shares it establishes the number of shares in that series, the number of votes, if any, to which the shares in that series are entitled, the consideration for the shares in that series, and the designations, powers, preferences and other rights, qualifications, limitations or restrictions of the shares in that series. Depending upon the rights prescribed for a series of preferred shares, the issuance of preferred shares could have an adverse effect on the voting power of the holders of common shares and could adversely affect holders of common shares by delaying or preventing a change in control of us, making removal of our present management more difficult or imposing restrictions upon the payment of dividends and other distributions to the holders of common shares.

Indiana law restrictions.

           Under the Indiana Business Corporation Law, several provisions could affect the acquisition of the common shares or of control of Lafayette Community Bancorp after completion of the offering. The Business Combinations Chapter of the Indiana Business Corporation Law prohibits certain business combinations, including mergers, sales of assets, recapitalizations and reverse stock splits, between certain Indiana corporations and a 10% or greater shareholder for five years following the date on which the shareholder obtained a 10% or greater ownership interest, unless the acquisition was approved in advance of that date by the board of directors. In addition, if prior approval is not obtained, the company and such shareholder may not consummate a business combination unless a majority of disinterested shareholders approve the transaction or all shareholders receive a price per share determined in accordance with the Business Combinations Chapter. The Business Combinations Chapter does not apply to a company if its stock is not registered under Section 12 of the Securities Exchange Act, unless the articles of incorporation affirmatively elect to be governed by the Business Combinations Chapter. Because the stock of Lafayette Community Bancorp is not registered under Section 12 of the Securities Exchange Act and our Articles of Incorporation do not provide that the Business Combinations Chapter will apply to us, we currently do not have the protection afforded by this law. However, if Lafayette Community Bancorp has more than 100 shareholders and registers the common shares under Section 12 of the Securities Exchange Act, we will enjoy the protection provided by the Business Combinations Chapter.

           In addition to the Business Combinations Chapter, the Indiana Business Corporation Law also contains a Control Share Acquisition Chapter which, although different in structure from the Business Combinations Chapter, may have a similar effect of discouraging or making more difficult a hostile takeover of an Indiana corporation. This provision, however, may also have the effect of discouraging premium bids for outstanding shares. The Control Share Acquisition Chapter provides that, unless otherwise provided in a corporation's articles of incorporation or by-laws, shares acquired in certain acquisitions of the corporation's stock will be accorded voting rights only if a majority of the disinterested shareholders approves a resolution granting the potential acquiror the ability to vote such shares. An Indiana corporation is subject to the Control Share Acquisition Chapter if it has 100 or more shareholders and its principal place of business is in Indiana. An Indiana corporation otherwise subject to the Control Share Acquisition Chapter may elect not to be governed by the statute by so providing in its articles of incorporation or by-laws. Lafayette Community Bancorp has not made an election and therefore will be subject to the statute (assuming that it has 100 or more shareholders).

           The Indiana Business Corporation Law specifically authorizes directors, in considering the best interests of a corporation, to consider the effects of any action on shareholders, employees, suppliers and customers of the corporation on the communities in which offices or other facilities of the corporation are located and any other factors the directors consider pertinent. As described below, Lafayette Community Bancorp's Articles of Incorporation contain a provision having a similar effect. Under the Indiana Business Corporation Law, directors are not required to approve a proposed business combination or other corporate action if the directors determine in good faith, after considering and weighing as they deem appropriate the effects of such action on the corporation's constituents, that such approval is not in the best interest of the corporation. The Indiana Business Corporation Law specifies that, in making these determinations, directors are not required to consider the effects of a proposed corporation action on any particular corporate constituent group or interest (including the amounts that might be paid to shareholders) as a dominant or controlling factor. The Indiana Business Corporation Law explicitly provides that the different or higher degree of scrutiny imposed in Delaware and certain other jurisdictions upon director actions taken in response to potential changes in control will not apply.

           In taking or declining to take any action or in making any recommendation to a corporation's shareholders with respect to any matter, directors are authorized under the Indiana Business Corporation Law to consider both the short-term and long-term interests of the corporation as well as interests of other constituencies and other relevant factors. Any determination made with respect to the foregoing by a majority of disinterested directors shall conclusively be presumed to be valid unless it can be demonstrated that such determination was not made in good faith.

           Because of the foregoing provisions of the Indiana Business Corporation Law, the board of directors will have flexibility in responding to unsolicited proposals to acquire Lafayette Community Bancorp. This could make it more difficult for an acquiror to gain control of Lafayette Community Bancorp in a transaction not approved by the Board.

           The Indiana Business Corporation Law also imposes restrictions in connection with shareholder derivative proceedings. The Indiana Business Corporation Law provides that if a shareholder of a corporation files a derivative complaint, the corporation's board of directors may establish a committee of disinterested directors or other disinterested persons to investigate the complaint. The Indiana Business Corporation Law authorizes a stay of any court proceedings on the complaint until the investigation of such committee is completed. If the committee determines that pursuit of the claim through the derivative proceeding would not be in the best interests of the corporation, then the committee can terminate the derivative proceeding. The conclusion of the committee is determinative unless the shareholder who filed the complaint can demonstrate that the committee was not disinterested or did not act in good faith.

Change in bank control.

           It is unlawful for a person to offer to buy shares, without the prior approval of the Federal Reserve, if the purchase of such shares would give the purchaser control of Lafayette Community Bancorp. Control is defined to mean the direct or indirect power (i) to vote 25% or more of the outstanding shares, or
(ii) to direct or cause the direction of the management and policies of Lafayette Community Bancorp, whether through ownership of voting securities, by contract or otherwise; provided that no individual will be deemed to control Lafayette Community Bancorp solely on account of being a director, officer or employee of Lafayette Community Bancorp. Persons who directly or indirectly own or control 10% or more of a company's outstanding shares are presumed to control the company.

Articles of Incorporation.


           Staggered board of directors. The board of directors is divided into three classes, designated as Class I, Class II and Class III, with each class being comprised of as nearly an equal number of directors as possible. The directors in Class I hold office initially for a term of one year; the directors in Class II hold office initially for a term of two years; and the directors in Class III hold office initially for a term of three years. Upon expiration of the respective initial terms and thereafter, the directors in each of the classes shall be elected to serve for terms of three years and until their successors have been elected and qualified.

           Staggered terms of directors tend to promote continuity of management because only one-third of the directors will be elected at annual meetings. In addition, the staggered terms will ensure that two-thirds of the directors have at least one year of experience on the board of directors, which helps assure that the board of directors consists of persons with experience.

           Staggered terms may tend to perpetuate present management by making it more difficult for a shareholder to make immediate changes in the composition of a majority of the board of directors. Because the terms of only one-third of the directors expire each year, it would require at least two annual meetings of shareholders in order to effect a change in a majority of the directors.

           Shareholders may find the provision for staggered terms disadvantageous to the extent that it may tend to discourage or render it more difficult for a person to acquire control because a person who acquires control of a company may desire to remove and replace directors immediately.

           This provision may not be altered, amended or repealed without the prior approval of the holders of outstanding shares of stock representing at least 67% of the votes entitled to be cast.

           Residency Requirements for Directors. The Articles of Incorporation provide that a director must reside within fifty (50) miles of the main office of Lafayette Community Bancorp. This provision is consistent with our philosophy that we should be responsive to and aware of the needs of the communities which we serve. This provision may discourage a person from seeking to acquire control of Lafayette Community Bancorp if such person did not reside within the State of Indiana.

           This provision may not be altered, amended or repealed without the prior approval of the holders of outstanding shares representing at least 67% of the votes entitled to be cast.

           Removal of Directors. The Articles of Incorporation provide that a director may only be removed from office with cause prior to the expiration of his term only upon the affirmative vote of the holders of at least 67% of the outstanding shares of stock entitled to vote for the election of directors.

           This provision may not be altered, amended or repealed without the approval of the holders of outstanding shares of stock representing at least 67% of the votes entitled to be cast.

           Certain Business Combinations. The Articles of Incorporation provide for certain voting requirements for the approval by the board of directors or the shareholders of certain business combinations. A "Business Combination" as defined in the Articles includes any merger, consolidation or share exchange of Lafayette Community Bancorp with or into any other corporation; any sale, lease, exchange, pledge, transfer or other disposition, in one transaction or a series of transactions, of a material portion of the assets of Lafayette Community Bancorp; and any liquidation or dissolution of Lafayette Community Bancorp or any material subsidiary of Lafayette Community Bancorp.

           The Articles provide that the affirmative vote of the holders of at least 67% of the outstanding shares of stock entitled to vote is required to approve a Business Combination if the Business Combination is not first approved by the affirmative vote of at least two-thirds of the members of the board of directors who have held office for at least one year. If, however, at least two-thirds of such members of the board of directors approves, and recommends approval to shareholders of, the proposed Business Combination, then only the affirmative vote of a majority of the outstanding shares of stock entitled to vote is required to approve the Business Combination.

           The board of directors believes that it is in the best interests of shareholders to encourage persons seeking to complete a Business Combination to enter into negotiations with the board relating to such a transaction. The board further believes that attempts to gain control of Lafayette Community Bancorp, in certain instances, may not be beneficial to the interests of Lafayette Community Bancorp and our shareholders because such attempts may be structured in such a manner so as not to provide the board with adequate time and information necessary to evaluate a proposal, to study alternative proposals and to seek to obtain the best possible terms of any such Business Combination. We believe this provision will permit us to have adequate time to consider appropriate financial and non-financial factors permitted by law in determining whether to approve a Business Combination.

           This provision may tend to discourage or render it more difficult for a person to acquire control of Lafayette Community Bancorp, even if such a transaction might generally be favorable to the interests of shareholders. This provision may also tend to perpetuate present management in that if a certain number of directors do not approve a proposed Business Combination it may be more difficult to obtain the 67% shareholder approval requirement. In addition, this provision may give directors and minority shareholders veto power over a Business Combination which a majority of the shareholders may believe is desirable.

           This provision may not be altered, amended or repealed without the approval of the holders of outstanding shares of stock of Lafayette Community Bancorp representing at least 67% of the votes entitled to be cast.

           Non-Financial Considerations. In deciding whether to approve a Business Combination or a tender or exchange offer, the Articles of Incorporation require the board to consider a number of factors in addition to the adequacy of the consideration to be paid. These factors may include the social and economic effects of the transaction on Lafayette Community Bancorp, on its subsidiaries, employees, depositors and customers and on the communities in which Lafayette Community Bancorp or its subsidiaries may conduct business or be located. The directors will be charged with the responsibility of inquiring into the business and financial condition, results of operation and earnings potential of the interested party and to include an examination of the debt service or other financial obligations entered into by the interested or acquiring party, and the effect such conditions will have on Lafayette Community Bancorp, its subsidiaries and the community. Furthermore the competence, experience and integrity of the management of the acquiring party will be thoroughly analyzed. These factors may also include the adequacy of the consideration offered in relation to the current market price of the outstanding securities of Lafayette Community Bancorp, the current value of Lafayette Community Bancorp in a freely negotiated transaction and the board's estimate of the future value of Lafayette Community Bancorp as an independent going concern, including the unrealized value of its properties and assets.

           This provision may discourage or make more difficult an attempt by a potential acquiring party to effect a Business Combination without giving the board an opportunity to consider and approve the full consequences of the proposed transaction. The board also believes that its obligation to evaluate a Business Combination with an interested party extends beyond merely comparing the consideration offered to the market price of Lafayette Community Bancorp's stock at the time of the offer. While such a comparison is important, it is the board's view that this one factor alone should not be determinative when evaluating either the financial benefits or overall desirability of a particular Business Combination. This provision recognizes the board's obligations to evaluate a Business Combination in light of all relevant financial, as well as non-financial, criteria, including the legal and economic effect on the depositors and customers of Lafayette Community Bancorp and Lafayette Community Bank, on the communities which Lafayette Community Bancorp and Lafayette Community Bank serve and on Lafayette Community Bancorp's business and properties.

           The board believes that corporations in general, and banks in particular, occupy positions of special trust in the communities in which they are located and operate. It is a concern of the board that Lafayette Community Bancorp be managed in the interests of the community which is served by the

Lafayette Community Bank and that Lafayette Community Bank maintain its integrity as a locally-owned institution in the community. The board also believes that this is in the best interests of Lafayette Community Bancorp and its shareholders.

           This provision may not be altered, amended or repealed without the approval of the holders of outstanding shares of stock of Lafayette Community Bancorp representing at least 67% of the votes entitled to be cast.



                                   SALES AGENT

           We have engaged Keefe, Bruyette & Woods, Inc. to serve as our sales agent in connection with this offering, pursuant to a Sales Agency Agreement dated _______________, 2000. Keefe, Bruyette & Woods was chosen because of its general experience in the financial services industry and because of its experience in transactions involving community offerings.

           Keefe, Bruyette & Woods has provided advice to us regarding the structure of the offering and the marketing of our shares. Keefe, Bruyette & Woods will use its best efforts to solicit subscriptions and purchase orders for our shares.

           Keefe, Bruyette & Woods has not prepared any report or opinion constituting a recommendation or advice to us, nor has it prepared an opinion as to the fairness of the offering price or the terms of the offering. Keefe, Bruyette & Woods expresses no opinion as to the prices at which shares to be distributed in connection with the offering may trade if and when they are issued at any future time.

           As compensation for their services, we have agreed to pay Keefe, Bruyette & Woods as follows:

           o         an initial advisory fee of $10,000;
           o a sales commission equal to 4.0% of the aggregate sales price of the shares sold to investors who are included on the lists provided to Keefe, Bruyette & Woods by our directors; and
           o a sales commission equal to 7.0% of the aggregate sales price of the shares sold to investors who are not included on the lists provided to Keefe, Bruyette & Woods by our directors.

           No commission will be charged by Keefe, Bruyette & Woods for orders submitted by directors of Lafayette Community Bancorp. In addition, in the event that selected dealers are used to facilitate sales of stock, such dealers will be paid a fee in an amount competitive with underwriting discounts charged for comparable amounts of stock sold at a comparable price per share in a similar market environment. It is anticipated such fees may range from five percent to seven percent of the amount of the order and will be paid by Keefe, Bruyette & Woods from its fee, and not in addition to its fee.

           We have agreed to indemnify, defend and hold harmless Keefe, Bruyette & Woods, its officers, employees, agents and controlling persons, against all claims, losses, actions, judgments, damages and expenses arising from its engagement with Keefe, Bruyette & Woods, including liabilities under the federal securities laws, provided that indemnification shall not be provided for such matters if due to the gross negligence of Keefe, Bruyette & Woods, and to contribute payments to Keefe, Bruyette & Woods should Keefe, Bruyette & Woods be required to make payments in connection with any such claims or liabilities.


            DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
                           SECURITIES ACT LIABILITIES

           Indiana law provides for the indemnification of officers and directors against liability and expenses that may be incurred by them in the event of an action against them as a result of their service for or on behalf of Lafayette Community Bancorp. Our regulations contain specific provisions with regard to indemnification of our directors and officers, in compliance with the general provisions of Indiana law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


                         SHARE ELIGIBLE FOR FUTURE SALE

           As of the date of this Prospectus, Lafayette Community Bancorp had 1,000 common shares outstanding held by David R. Zimmerman. Upon completion of this offering, we will have a minimum of 901,000 and a maximum of 1,201,000 common shares outstanding. All of these shares will be freely transferable without restriction of future registration, except for the approximately 210,000 common shares purchased by Lafayette Community Bancorp directors, executive officers and affiliates, as defined in Rule 144 of the Securities Act.

           In general, under Rule 144, an affiliate may sell shares within any three month period in an amount limited to the greater of 1% of the outstanding shares or the average weekly trading volume of the shares over the four week period immediately preceding the sale. Rule 144 sales are also subject to the holding periods, notice requirements, manner of sale restrictions and information requirements.

           In addition to any other restrictions, Lafayette Community Bancorp officers, directors and advisory board members have agreed with the sales agent not to sell their shares for 180 days after the closing of the offering.


                                  LEGAL MATTERS

           The validity of the common shares offered with this prospectus has been passed upon for Lafayette Community Bancorp by the law firm Krieg DeVault Alexander & Capehart, LLP. Certain legal matters relating to this offering will be passed upon for the sales agent by Squire, Sanders & Dempsey L.L.P., Cleveland, Ohio. Squire, Sanders & Dempsey L.L.P. will rely, as to all matters of Indiana law, on the opinion of Krieg DeVault Alexander & Capehart, L.L.P.


                                     EXPERTS

           The balance sheet of Lafayette Community Bancorp as of December 31, 1999 and the related statement of operations, changes in shareholders' deficit and cash flows for the period from January 29, 1999, the date of inception, to December 31, 1999, included in this prospectus and in the Registration Statement have been audited by Crowe, Chizek and Company, LLP, independent public accountants, as set forth in their report dated March 10, 2000 which appears elsewhere herein and in the Registration Statement. All such financial statements have been included herein in reliance upon such reports given upon the authority of such firm as experts in auditing and accounting.


                       WHERE YOU CAN FIND MORE INFORMATION

           Upon the completion of this offering, Lafayette Community Bancorp will be required to file annual, quarterly and current reports, and other information with the SEC. You may read and copy the registration statement and any other documents filed by Lafayette Community Bancorp at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. Our filings are also available to the public at the SEC's Internet site located at http://www.sec.gov.

           This prospectus is part of the registration statement and does not contain all of the information included in the registration statement. Whenever a reference is made in this prospectus to any contract or other document of Lafayette Community Bancorp, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or document.

           After the offering, we expect to provide annual reports to our shareholders that include financial information examined and reported on by our independent public accountants.

           Requests for these documents should be directed to David R. Zimmerman at (765) 420-8111.

                           LAFAYETTE COMMUNITY BANCORP
                          (A Development Stage Company)
                               Lafayette, Indiana


                              FINANCIAL STATEMENTS
                                December 31, 1999



                                    CONTENTS

REPORT OF INDEPENDENT AUDITORS...........................................F-2

FINANCIAL STATEMENTS
   BALANCE SHEET AS OF DECEMBER 31, 1999.................................F-3
   STATEMENT OF OPERATIONS FOR THE PERIOD FROM JANUARY 29, 1999
             (DATE OF INCEPTION) TO DECEMBER 31, 1999....................F-4
   STATEMENT OF CHANGES IN SHAREHOLDERS' DEFICIT FOR THE PERIOD
             FROM JANUARY 29, 1999 (DATE OF INCEPTION) TO DECEMBER 31,
             1999........................................................F-5
   STATEMENT OF CASH FLOWS FOR THE PERIOD FROM JANUARY 29, 1999
             (DATE OF INCEPTION) TO DECEMBER 31, 1999....................F-6
   NOTES TO FINANCIAL STATEMENTS.........................................F-7

                         REPORT OF INDEPENDENT AUDITORS




Board of Directors
Lafayette Community Bancorp
Lafayette, Indiana


We have audited the accompanying balance sheet of Lafayette Community Bancorp (a corporation in the development stage) as of December 31, 1999 and the related statements of operations, changes in shareholders' deficit and cash flows for the period from January 29, 1999 (date of inception) to December 31, 1999. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lafayette Community Bancorp (a corporation in the development stage) as of December 31, 1999, and the results of its operations and its cash flows for the period from January 29, 1999 (date of inception) to December 31, 1999 in conformity with generally accepted accounting principles.


                                                 Crowe, Chizek and Company LLP

Indianapolis, Indiana
March 10, 2000

                           LAFAYETTE COMMUNITY BANCORP

                    (A Corporation in the Development Stage)
                                  BALANCE SHEET
                                December 31, 1999

ASSETS
      Cash                                                                                            $      4,090
      Other assets                                                                                          10,158
      Deferred offering costs                                                                               20,639
                                                                                                      ------------

                                                                                                      $     34,887
                                                                                                      ============

LIABILITIES AND SHAREHOLDERS' DEFICIT
Liabilities
      Note payable                                                                                    $     80,000
      Accrued expenses                                                                                      26,123
                                                                                                      ------------
           Total liabilities                                                                               106,123

Shareholder's deficit
      Common stock, no par value: 10,000,000 shares authorized; 1,000
           shares issued and outstanding                                                                    10,000
      Preferred stock - no par value; 1,000,000 shares authorized; zero
           shares issued and outstanding                                                                      --
      Deficit accumulate during the development stage                                                      (81,236)
                                                                                                      ------------
           Total shareholders' deficit                                                                     (71,236)
                                                                                                      ------------

                                                                                                      $     34,887
                                                                                                      ============

                 See accompanying notes to financial statements.

                           LAFAYETTE COMMUNITY BANCORP

                    (A Corporation in the Development Stage)
                             STATEMENT OF OPERATIONS
  For the period from January 29, 1999 (date of inception) to December 31, 1999



Operating expenses
Interest expense                               $        827
Salaries and benefits                                 25,961
Occupancy and equipment                                2,636
Legal and professional fees                           47,410
Telephone                                              1,268
Other                                                  3,134
                                                ------------

     Total operating expenses                   $     81,236
                                                ============

Loss before income taxes                             (81,236)

Provision for income taxes                                --
                                                ------------

Net loss                                        $    (81,236)
                                                ============

                 See accompanying notes to financial statements.

                           LAFAYETTE COMMUNITY BANCORP

                    (A Corporation in the Development Stage)
                  STATEMENT OF CHANGES IN SHAREHOLDERS' DEFICIT
  For the period from January 29, 1999 (date of inception) to December 31, 1999


                                                                                  Deficit
                                                                                Accumulated
                                                                                 During the
                                                                                Development
                                                      Common Stock                 Stage                     Total
                                                  ---------------------     --------------------      --------------------

Balance at inception (January 29, 1999)          $                   --    $                  --     $                  --
Issuance of common stock                                         10,000                       --                    10,000
Net loss                                                             --                  (81,236)                  (81,236)
                                                  ---------------------     --------------------      --------------------

Balance December 31, 1999                        $               10,000    $             (81,236)    $             (71,236)
                                                  =====================     ====================      ====================

                 See accompanying notes to financial statements.

                           LAFAYETTE COMMUNITY BANCORP

                    (A Corporation in the Development Stage)
                             STATEMENT OF CASH FLOWS
  For the period from January 29, 1999 (date of inception) to December 31, 1999



Cash flows from operating activities
      Net loss                                                                                         $       (81,236)
      Adjustments to reconcile net loss to net cash from operating activities
           Change in other assets                                                                              (10,158)
           Change in accrued expenses                                                                           26,123
                                                                                                       ---------------

                Net cash from operating activities                                                             (65,271)

Cash flows from financing activities
      Draws on not payable                                                                                      80,000
      Deferred offering costs                                                                                  (20,639)
      Sale of common stock                                                                                      10,000
                                                                                                       ---------------

                Net cash from financing activities                                                              69,361
                                                                                                       ---------------

Net increase in cash                                                                                             4,090

Cash at beginning of period                                                                                         --
                                                                                                       ---------------

Cash at end of period                                                                                  $         4,090
                                                                                                       ===============

                 See accompanying notes to financial statements.

                           LAFAYETTE COMMUNITY BANCORP

                    (A Corporation in the Development Stage)
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 1999


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

           Organization: Lafayette Community Bancorp (Bancorp) was incorporated on January 29, 1999 to become a regulated bank holding company by chartering and capitalizing a wholly owned Indiana bank subsidiary, Lafayette Community Bank
(Bank), to be located in Lafayette, Indiana. The Bancorp intends to raise between $9,000,000 and $12,000,000 through the public offering of between 900,000 and 1,200,000 shares of the Company's common stock, at $10 per share. Proceeds will be reduced by sales discounts and offering costs. Proceeds from the offering will be used to capitalize the Bank and provide working capital. Initiating business is contingent upon a number of factors including the successful completion of the public offering and the receipt of required regulatory approvals to establish the Bank

           Nature of Business: The Bank intends to generate commercial, mortgage and installment loans and receive deposits from customers located in Tippecanoe and contiguous counties in Indiana.

           Use of Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the disclosures provided and future results could differ.

           Deferred Offering Costs: Deferred offering costs include legal, consulting and accounting costs incurred in connection with the registration of the Corporation's common stock. Those costs will be charged against the stock proceeds or, if the offering is not successful, charged to expense.

           Legal and Professional Fees: These expenses are costs incurred to organize the Bancorp and to pursue gaining regulatory approval to charter the Bank. They are being expensed as they are incurred.

NOTE 2 - NOTE PAYABLE

           Bancorp has a $250,000 bank line of credit with a balance of $80,000 at December 31, 1999. The line was originated on August 24, 1999 and matures August 24, 2000. Principal and interest are payable at maturity. The line is secured by the guarantee of four directors and is to be used to fund pre-opening expenditures of the Bancorp.

NOTE 3 - COMMITMENTS

           Bancorp leases office space from a director on a month to month basis. Rent is $250 per month and expense recorded during 1999 was $1,000. Bancorp entered into a noncancellable lease agreement for branch office space for the Bank. The lease term runs through March 31, 2005 and rent commences April 1, 2000. Annual rental payments are $21,250.

           Bancorp intends to enter into a lease agreement for a main office facility with a partnership comprised of directors. The terms of the agreement have not yet been finalized.

           Effective January 1, 2000, Bancorp entered into an employment agreement with the Chief Executive Officer. The agreement has a three year term and automatically extends for one year on the anniversary date of the agreement, absent action by either party. The agreement entitles the Chief Executive Officer to a payment equal to 2.99 times his then base compensation if termination occurs within two years of a "change in control", as defined.

NOTE 4 - STOCK OPTION PLANS

           Bancorp intends to establish director and employee stock option plans and allocate 180,000 of the outstanding shares of Bancorp to be eligible for grant under these plans. No options have been granted. Options will be granted by a Board committee and will be at the greater of the offering price or the current fair market value of Bancorp stock. The plans provide for a five year, pro rata vesting schedule with respect to all options granted.

NOTE 5 - INCOME TAXES

           For the period ended December 31, 1999, Bancorp recorded a net loss of $81,236. As the Bancorp is in the development stage, these expenses are not currently deductible for income tax purposes. Upon initiation of business, these expenses would be deductible and Bancorp expects to have operating loss carryforwards for income tax purposes which could be utilized to offset otherwise taxable income during a 15 year period. No tax benefit or deferred tax asset is being recorded, as the value of these benefits depends upon the Bancorp successfully initiating its business and becoming profitable.

                                                                   APPENDIX A

STOCK ORDER FORM &                                              _______________
CERTIFICATION FORM (on the reverse side)                       (_______________)
                                            Stock Information Center __________
-------------------------------------------------------------------------------
Deadline:  The Subscription Offering ends at 5:00 p.m.
Eastern Time,                , 2000.  Your Stock Order Form and Certification
Form, properly executed and with the correct payment, must be received at the address on the bottom of this form by this deadline, or it will be considered void.
-------------------------------------------------------------------------------

Number of Shares
      (1) Number of Shares         Price Per Share       (2) Total Amount Due
                              X        $              =  $
      --------------------              ------           ----------------------

The minimum number of shares that may be subscribed for is ___. The maximum amount any person may purchase is ______ shares. _______________ has reserved the right to reject all or any part of any subscription.

(3)   Method of Payment
[ ] Enclosed is a check, bank draft or money order payable to "Escrow Agent as Escrow Agent for _______________" in the amount of $__________.

      (For wire information, call _______________)

     Purchaser Information
4) [ ] Check here if you are a director, officer or employee of _______________ or a member of such person's immediately family.

5) If purchasing through a broker/dealer, please list the name, a phone number below:
      Name:
      Street Address:
      City:
      State:
      Zip Code:
      Phone Number:

(6)   Stock Registration - Form of Stock Ownership
[ ]   Individual                    [ ]   Uniform Gift to Minors
[ ]   Joint Tenants                 [ ]   Uniform Transfer to Minors
[ ]   Tenants in Common             [ ]   Corporation
[ ]   Partnership                   [ ]   Individual Retirement Account
[ ]   Fiduciary/Trust (under Agreement Dated __________)

Name
---------------------------------------------------------------------------
Street Address
---------------------------------------------------------------------------
City                                           State               Zip Code
---------------------------------------------------------------------------
Social Security or Tax I.D.
---------------------------------------------------------------------------
Daytime Telephone
---------------------------------------------------------------------------
Evening Telephone
---------------------------------------------------------------------------
County of Residence
---------------------------------------------------------------------------

NASD Affiliation (this section only applies to those individuals who meet the delineated criteria)
[ ] Check here if you are a member of the National Association of Securities Dealers, Inc. ("NASD"), a person associated with an NASD member, a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which an NASD member or person associated with an NASD member has a beneficial interest. To comply with conditions under which an exemption from the NASD's Interpretation With Respect to Free-Riding and Withholding is available, you agree, if you have checked the NASD affiliation box: (1) not to sell, transfer or hypothecate the shares subscribed for herein for a period of three months following the issuance and
(2) to report this subscription in writing to the applicable NASD member within one day of the payment therefor.

Acknowledgment By signing below, I acknowledge receipt of the Prospectus dated _______________ and that I have reviewed all provisions therein. I understand that I may not change or revoke my order once it is received by the Escrow Agent. Under penalties of perjury, I further certify that: (1) the social security number or taxpayer identification number given above is correct; and
(2) I am not subject to backup withholding. You must cross out this item, (2) above, if you have been notified by the Internal Revenue Service that you are subject to back up withholding because of under- reporting interest or dividends on your tax return. By signing below, I also acknowledge that I have not waived any rights under the Securities Act of 1933 and the Securities Exchange Act of 1934.

Signature THIS ORDER FORM TOGETHER WITH THE CERTIFICATION FORM MUST BE SIGNED AND DATED. THIS ORDER IS NOT VALID IF THE STOCK ORDER FORM AND CERTIFICATE FORM ARE NOT BOTH SIGNED. YOUR ORDER WILL BE FILLED IN ACCORDANCE WITH THE PROVISIONS OF THE PROSPECTUS. When purchasing a custodian, corporate officer, etc., include your full title. If you need help completing this Form, you may call __________.


---------------------------------------------------------------------------
Signature                      Title (if applicable)          Date

---------------------------------------------------------------------------
Signature                      Title (if applicable)          Date

THE SHARES OF COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.

             Date Rec'd ___/___/___    Order #   __________     Batch # ______
OFFICE USE   Check #   __________      Category  __________
             Amount $  __________      Initials  __________

                               CERTIFICATION FORM
              (This Form Must Accompany A Signed Stock Order Form)

      I ACKNOWLEDGE THAT THE COMMON STOCK, NO PAR VALUE ("COMMON STOCK"), OF _______________ ("THE COMPANY") IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED, AND IS NOT GUARANTEED BY _______________ OR BY THE FEDERAL GOVERNMENT.

      I further certify that, before purchasing the Common Stock of the Company, I received a copy of the Prospectus dated, _______________. By executing this Certification Form, I have not waived any of my rights under The Securities Act of 1933 and The Securities Exchange Act of 1934.








Signature                               Signature

---------------------------------       -------------------------------------

(Note:  If shares are to be held joint, both parties must sign)


Date:_________________________



                     Return This Form to:

Stock Ownership Guide

Instructions: See your legal advisor if you are unsure about the correct registration of your stock.

Individual- The shares are to be registered in an individual's name only. You must not list beneficiaries for this ownership.

Joint Tenants- Joint tenants with right of survivorship identifies two or more owners. When shares are held by joint tenants with rights of survivorship, ownership of the shares will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. You may not list beneficiaries for this ownership.

Tenants in Common-- Tenants in common may also identify two or more owners. When shares are held by tenants in common, upon the death of one co-tenant, ownership of the shares will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common. You may not list beneficiaries for this ownership.

Individual Retirement Account- Individual Retirement Account ("IRA") holders may make share purchases from their self-directed IRA's. The administrator or trustee will need to fill out the appropriate forms and return them on a timely basis.

Uniform Gift to Minors- For residents of many states, shares may be held in the name of a custodian for the benefit of a minor under the Uniform Transfer to Minors Act. For residents in other states, shares maybe held in a similar type of ownership under the Uniform Gift to Minors Act of the individual states. For either type of ownership, the minor is the actual owner of the shares with the adult custodian being responsible for the investment until the child reaches legal age.

On the first line, print the first name, middle initial and last name of the custodian, with the abbreviation "CUSF" and "Unif Tran Min Act" or "Unif Gift Min Act" after the name. Print the first name, middle initial and last name of the minor on the second "NAME" line. Standard U.S. Postal Service state abbreviations should be used to describe the appropriate state. For example, shares held by John Doe as custodian for Susan Doe under the Ohio Transfer to Minors Act will be abbreviated John Doe, CUST Susan Doe Unif Trans Min Act, OH. Use the minor's Social Security Number. Only one custodian and one minor may be designated.

Corporation/Partnership- Corporation/Partnerships may purchase shares. Please provide the Corporation/Partnership's legal name and Tax I.D.

Fiduciary/Trust- Generally, fiduciary relationships (such as trusts, estate, guardianships, etc.) are established under a form of trust agreement or pursuant to a court order. Without legal document establishing a fiduciary relationship, your shares may not be registered in a fiduciary capacity.

Instructions: One the first "NAME" line, print the first name, middle initial and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first "NAME" line. Following the name, print the fiduciary "title" such as trustee, executor, personal representative, etc.

On the second "NAME" line, print either the name of the maker, donor or testator OR the name of the beneficiary. Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc). In the blank after "Under Agreement Dated", fill in the date of the document governing the relationship. The date of the document need not be provided for a trust created by a will.

An example of fiduciary ownership of stock in the case of a trust is: John D. Smith, Trustee for Thomas A. Smith Trust Under Agreement Dated 06/09/87.


Item Instruction

Items 1 and 2- Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares by the subscription price of $____ per share. The minimum purchase is ___ shares. The maximum amount any person may purchase is ______ shares.
_______________ has reserved the right to reject all or any part of any subscription.

Item 3- Payment for shares may be made by check, bank draft or money order made payable to " " DO NOT MAIL CASH. Your funds will be returned promptly with interest if the offering is terminated. Payment may also be made by wire transfer to the Escrow Agent. The phone number of the Escrow Agent is _______________. The contact person is _______________.

Item 5- Please check this box if you are director, officer or employee of _______________ or a member of such person's immediately family.

Item 6- The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of _______________ common stock. Print the name(s) in which you want the shares registered and the mailing address of the registration. Include the first name, middle initial and last name of the shareholder. Avoid the use of two initials. Please omit words that do not affect ownership rights, such as "Mrs.", "Mr.", "Dr.", "special account", etc.

Enter the Social Security or Tax I.D. number of one registered owner. This registered owner must be listed on the first "NAME" line. Be sure to include your telephone number because we will need to contact you if we cannot execute your order as given. Review the Stock Ownership Guide and refer to the instructions for Uniform Gift to Minors/Uniform Transfer to Minors and Fiduciaries.

                                                                   APPENDIX B

                                ESCROW AGREEMENT

      THIS ESCROW AGREEMENT ("Agreement") entered into this _______ day of ____________, 2000, by and between __________________________ ("Escrow Agent"),
____________________________________, and ________________________ ("Company"),
______________________________________.

                              W I T N E S S E T H:

     WHEREAS, the Company is in the process of forming a financial institution ("Bank"); and

     WHEREAS, in connection with the formation or acquisition of the Bank, the Company is offering up to ________ shares of its common stock ("Shares") at $__ per Share in accordance with the terms and conditions set forth in the Prospectus ("Prospectus") dated ____________, ______ (the "Offering"); and

     WHEREAS, the Prospectus sets forth as a term and condition of the Offering that those potential investors desiring to purchase Shares must, among other things, deliver a check for the full amount of the purchase price of the Shares for which such investor has subscribed to the Company; and

     WHEREAS, the check for payment of the subscription price for the Shares which the investor has subscribed must be payable to the Escrow Agent, and will be deposited into the escrow account contemplated by this Agreement all as described in the Prospectus; and

     WHEREAS, in connection with the Offering, the Company desires the Escrow Agent to serve as escrow agent and the Escrow Agent desires to serve as escrow agent, as set forth in the Prospectus.

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Escrow Agent hereby agree as follows:

     1. The Escrow Agent, upon receipt of any monies from the Company in connection with the Offering, shall hold such monies as escrow agent for the Company as follows:

     a. Such funds shall be held by the Escrow Agent until funds in the principal sum of not less than $_____________ as payment for the sale of _______ Shares have been deposited therein in accordance with the terms of the Prospectus. Escrow Agent shall promptly invest the funds in _________________________ certificates of deposit; any short-term or money market fund available to such account through Escrow Agent's Trust Department; U.S. Treasury notes or bills; or such other obligation, which obligation shall be limited to an obligation guaranteed by the United States of America or an agency thereof and rated in one of the top two rating categories by a rating agency of national recognition, is considered prudent to safeguard principal, earn a reasonable rate of interest and have funds available within a reasonable time for distribution when required.

     b. At any time and from time to time after at least $______________ have been deposited in the escrow account as set forth above, upon the written instruction of the Company, such funds, or a portion thereof, shall be immediately transferred by the Escrow Agent to a new account in the name of the Company ("Company's Account"), and immediately thereafter, the Company shall have the sole authority to exercise complete dominion of the Company's Account and shall have the right to disburse any funds deposited therein in accordance with its absolute discretion. Any interest accrued on funds transferred from the escrow account to the Company's Account will be transferred to the Company's Account after deducting therefrom the amount of the fees owed to Escrow Agent for its services as set forth herein. If such fees are more than the accrued interest or the escrow account, the difference shall be paid by the Company.

     c. If funds in the aggregate amount of $__________ have been deposited in the escrow account as set forth above, then such funds or the remaining funds in the escrow account shall be immediately transferred by the Escrow Agent to the Company's Account, and immediately thereafter, the Company shall have sole authority to exercise complete dominion of the Company's Account and shall have the right to disburse any funds deposited therein in accordance with its absolute discretion. Any interest accrued on funds transferred from the escrow account to the Company's Account shall be transferred to the Company's Account after deducting therefrom the amount of the fees owed to Escrow Agent for its services as set forth herein. If such fees are more than the accrued interest on the escrow account, the difference shall be paid by the Company.

     d. If the sum of $________________ is not deposited in the escrow account by ____________________, which date may be extended to __________________ by the Company, then the Escrow Agent by
          _________________________ or ________________ if extended by the
          Company shall deliver and pay the entire balance of the escrow account plus accrued interest, after first deducting from the accrued interest the amount of fees owed to the Escrow Agent for its services as set forth herein, to each of the investors in accordance with a letter of instruction from the Company (in the form of Exhibit A attached hereto) designating the name and address of each investor who is entitled to receive such funds at that time the Escrow Agent is required to make disbursement thereof by the Company. If the Escrow Agent's fees pursuant to this Agreement are more than accrued interest on the escrow account, the difference will be paid by the Company.

      2. The duties and responsibilities of the Escrow Agent will be limited to those expressly set forth herein, to hold escrow items and to deliver to recipients under such conditions as herein set forth. The Escrow Agent shall be fully protected from liability to the Company when relying in good faith on any written notices, demand certificate or document received from the Company which it reasonably believes to be genuine. The Escrow Agent shall not be liable to the Company for any loss or damage not caused by the gross negligence or willful misconduct of the Escrow Agent.

      3. The Escrow Agent shall be compensated for its services as set forth in Exhibit B attached hereto. Payment of such fee shall be made by deducting the amount of the fee from any interest accrued on funds in the escrow account. If accrued interest on the escrow account is not sufficient to fully pay the Escrow Agent's or fees due pursuant to this paragraph 3, the fee will be paid by the Company. All fees, charges and expenses are due and payable on or before the termination date hereof.

      4. The Escrow Agent may resign by giving 30 days prior notice in writing to the Company. Upon written notice from the Company to the Escrow Agent of the appointment of the succeeding escrow agent, the escrow funds, less any fees due as provided herein, shall be forwarded to such successor escrow agent. In the event 60 days elapse from the date of the Escrow

Agent's notice of resignation, and no successor escrow agent is appointed, the Escrow Agent shall forward the balance of the escrow funds to the Company.

     5. This Agreement shall be construed, enforced and administered in accordance with the laws of the State of Indiana.




     IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized officers this ________ day of __________________, _____.


                                       ---------------------------------


                                       By:
                                                             , President
                                       ---------------------------------


                                       ---------------------------------


                                       By:
                                         -------------------------------

                                    Printed:
                                           -----------------------------

                                      Its:
                                         -------------------------------

                                                                   Exhibit A



To: _____________________________, Escrow Agent   Transmittal No._____________
    Cumulative Shareholders Record                Date________________________
    Account No.
    Name



Subscription              Number of                                 Amount of
  Number                    Shares               Check             Shareholder
  ------                    ------               -----             -----------










----------------------------------------------------------
                        Number of                Total
                           Shares              Deposit
----------------------------------------------------------
Total This
Transmittal:
----------------------------------------------------------
Previous
Total:
----------------------------------------------------------
Cumulative
Total:
----------------------------------------------------------



                                       By:_________________________________
                                       _________________________, President

                                                                    Exhibit B


                               SCHEDULE OF CHARGES

Base Fee

The base fee for ________________________ services is $__________ per year charged at the rate of $___________ per calendar quarter. A minimum of four (4) quarters ($___________) will be charged regardless of the Escrow term.

Extra Statements

The customer will be charged $_________ for all statements other than those regularly issued on a quarterly and annual basis.

Activity Fee

Investment in short term or money market funds is available to the account through ______________________________. There is a charge of $_________ for each purchase or sale.

Cash disbursements are charged at a rate of $_________ each.

Administrative Hours

Administrative hours will be charged at a rate of $_________ per hour after the first hour each calendar quarter.

Termination

There is no termination fee.

                PART II -- INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.                INDEMNIFICATION OF DIRECTORS AND OFFICERS.

           Under the Indiana Business Corporation Law and our Articles of Incorporation and Bylaws, our officers and directors are entitled to indemnification against all liability and expense with respect to any civil or criminal claim, action, suit or proceeding in which they are wholly successful. If they are not wholly successful and even if they are adjudged liable or guilty, they are entitled to indemnification if it is determined, with respect to a civil action, by disinterested directors, a special legal counsel, or a majority vote of the shares of our voting stock held by disinterested shareholders, that they acted in good faith in what they reasonably believed to be in our best interests. With respect to any criminal action, it must also be determined that they had no reasonable cause to believe their conduct unlawful.

           Under the Indiana Business Corporation Law, a director of our company cannot be held liable for actions that do not constitute wilful misconduct or recklessness. In addition, our Articles of Incorporation provide that our directors shall be immune from personal liability for any action taken as a director, or any failure to take any action, to the fullest extent permitted by the applicable provisions of the Indiana Business Corporation Law from time to time in effect and by general principles of corporate law. In addition, a director of our company against whom a shareholders' derivative suit has been filed cannot be held liable if a committee of disinterested directors of our company, after a good faith investigation, determines either that the shareholder has no right or remedy or that pursuit of that right or remedy will not serve the best interests of our company.

           At present, there are no claims, actions, suits or proceedings pending where indemnification would be required under the above, and we are not aware of any pending or threatened claims, actions, suits or proceedings which may result in a request for such indemnification.

ITEM 25.                OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

           The following table sets forth the various expenses in connection with the sale and distribution of the common stock being registered, other than underwriting discounts and commissions. All amounts shown are estimates, except the Commission registration fee and the NASD filing fee, and assume sale of 1,200,000 shares in the offering.


Commission registration fee.............................  $          3,168
NASD filing fee.........................................             1,700
NASDAQ OTC listing fee..................................             1,000
Printing and mailing expenses...........................            45,000
Fees and expenses of counsel............................           130,000
Accounting and related expenses.........................            50,000
Blue Sky fees and expenses (including counsel fees).....            30,000
Miscellaneous...........................................            50,132
                                                           ---------------

           Total........................................  $        311,000
                                                           ===============

ITEM 26.                RECENT SALES OF UNREGISTERED SECURITIES.

           We have obtained an operating expense loan from The Farmers and Merchants Bank of Boswell, Indiana, in the amount of $250,000, to cover certain expenses, as disclosed in the prospectus. To the extent that such transactions would be deemed to involve the offer or sale of a security, the registrant would claim exemption including, without limitation, the exemption provided by Section 4(2) of the Securities Act of 1933, for such transactions. In addition, on August 9, 1999, we sold 1000 shares of our common stock to Mr. Zimmerman for $10.00 per share. Such transaction was exempt from the registration requirements of the Securities Act of 1933, as amended, as it did not involve any public offering.

ITEM 27.                EXHIBITS.


Exhibit No.     Description
--------------  ----------------------------------------------------------------
1               Form of Sales Agency Agreement
3.1             Amended and Restated Articles of Incorporation of Lafayette
                Community Bancorp
3.2             Bylaws of Lafayette Community Bancorp
5               Opinion of Krieg DeVault Alexander & Capehart, LLP
10.1            Form of 2000 Directors' Stock Option Plan
10.2            Form of 2000 Key Employees' Stock Option Plan
10.3            Form of Lease Agreement by and between LCB Investments, LLC and
                Lafayette Community Bancorp
10.4            Lease Agreement, dated October 4, 1999, by and between Kimzay
                Greenwoods, Inc. and Lafayette Community Bancorp
10.5            Employment Agreement, dated December 20, 1999 by and between
                Lafayette Community Bancorp and David R. Zimmerman
10.6            Promissory Note and Guaranty, dated August 24, 1999, by and between The Farmers and Merchants Bank of Boswell, Indiana and
                Lafayette Community Bancorp
23.1            Consent of Krieg DeVault Alexander & Capehart, LLP (included in
                Opinion filed as Exhibit 5)
23.2            Consent of Crowe, Chizek and Company, LLP
24              Powers of Attorney
27              Financial Data Schedule (EDGAR filing only)

ITEM 28.                UNDERTAKINGS.

           The undersigned registrant hereby undertakes as follows:

           (1) The registrant will provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

           (2) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

           (3)          The registrant will:

             (i) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective; and

             (ii) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

   In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Lafayette, State of Indiana, on April 7, 2000.

                           LAFAYETTE COMMUNITY BANCORP



                           By: /s/ DAVID R. ZIMMERMAN
                              -------------------------------
                               David R. Zimmerman, President

   In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities indicated on April 7, 2000.

Signatures                                     Titles
----------                                     ------

/s/ DAVID R. ZIMMERMAN
--------------------------
David R. Zimmerman         President (Chief Executive Officer) and Director

/s/ MICHAEL T. MOOTZ
--------------------------
Michael T. Mootz           Vice President and Controller (principal financial
                           and accounting officer)
/s/ JOHN R. BASHAM, II*
--------------------------
John R. Basham, II         Director

/s/ EDWARD CHOSNEK*
--------------------------
Edward Chosnek             Director

/s/ DONALD J. EHRLICH*
--------------------------
Donald J. Ehrilich         Director

/s/ STEVEN HOGWOOD*
--------------------------
Steven Hogwood             Director

/s/ CONNIE L. KOLESZAR*
--------------------------
Connie L. Koleszar         Director

/s/ THOMAS A. McDONALD*
--------------------------
Thomas A. McDonald         Director

/s/ STEVEN W. NORFLEET*
--------------------------
Steven W. Norfleet         Director

*By: /s/ MICHAEL T. MOOTZ
    ---------------------
        Michael T. Mootz, Attorney-in-fact

                                                                       EXHIBIT 1








                           LAFAYETTE COMMUNITY BANCORP
                             up to 1,200,000 Shares


                                  COMMON SHARES
                               (Without par value)


                       Subscription Price $10.00 Per Share


                                AGENCY AGREEMENT


                             _______________ __,2000

Keefe, Bruyette & Woods, Inc.
211 Bradenton Drive
Dublin, Ohio 43017-5034

Ladies and Gentlemen:

   Lafayette Community Bankcorp, an Indiana banking corporation (the "Holding Company"), and Lafayette Community Bank, Lafayette, Indiana, an Indiana banking corporation in organization (the "Bank") (references to the Bank include both the Bank in organization and after its articles of incorporation have been granted, as indicated by the context), with its deposit accounts insured by the Bank Insurance Fund ("BIF") administered by the Federal Deposit Insurance Corporation ("FDIC"), hereby confirm their agreement with Keefe, Bruyette & Woods, Inc. ( "KBW or "the Agent"), as follows:

   Section 1. The Offering. The Holding Company is offering a minimum of 800,000 shares and up to a maximum of 1,200,000 shares of common shares, without par value (the "Shares"), in a community offering (the "Offering") in connection with the Holding Company's initial public offering and capitalization of the Bank, a de novo, FDIC-insured Indiana state-chartered bank. The Holding Company is offering all of the Shares through approved broker-dealer firms which are members of the National Association of Securities Dealers, Inc. ("NASD")("Assisting Brokers").

   The Holding Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form SB-2 (File No. 333- ) (the "Registration Statement") containing a prospectus relating to the Offering for the registration of the Shares under the Securities Act of 1933, as amended (the "1933 Act"), and has filed such amendments thereof and such amended prospectuses as may have been required to the date hereof. The term "Registration Statement@ shall include any documents incorporated by reference therein and all financial schedules and exhibits thereto, as amended, including post-effective amendments. The prospectus, as amended, on file with the Commission at the time the Registration Statement initially became effective is hereinafter called the "Prospectus", except that if any Prospectus is filed by the Company pursuant to Rule 424(b) or (c) of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") differing from the prospectus on file at the time the Registration Statement initially becomes effective, the term "Prospectus" shall refer to the prospectus filed pursuant to Rule 424(b) or (c) from and after the time said prospectus is filed with the Commission.

   The Bank has filed with the Indiana Department of Financial Institutions ("DFI") for approval to form a de novo Indiana banking corporation, and with the FDIC for insurance of accounts, and has filed amendments thereto as required by the DFI and the FDIC (as so amended, the Applications). The Holding Company has filed with the Board of Governors of the Federal Reserve System (the "FRB") its application (the Holding Company Application) to acquire the Bank under the Bank Holding Company Act, as amended, and the regulations promulgated thereunder ("BHCA") (the DFI, FDIC and Federal Reserve being hereafter referred to collectively as the Regulatory Agencies).

   Section 2. Retention of Agent; Compensation; Sale and Delivery of the Shares . Subject to the terms and conditions herein set forth, the Holding Company and the Bank hereby appoint the Agent as their exclusive financial advisor and marketing agent (i) to utilize its best efforts to solicit subscriptions for the Shares and to advise and assist the Company and the Bank with respect to the Holding Company" s sale of the Shares in the Offering and (ii) to manage the sale of Shares through a group of Assisting Brokers if necessary.

   On the basis of the representations and warranties and subject to the terms and conditions of this Agreement, the Agent accepts such appointment and agrees to consult with and advise the Holding Company and the Bank as to matters set forth in the letter agreement ("Letter Agreement"), dated December 16, 1999, between the Bank, the Holding Company and Webb (a copy of which is attached hereto as Exhibit A). It is acknowledged by the Holding Company and the Bank that the Agent shall not be obligated to purchase any Shares and shall not be obligated to take any action which is inconsistent with any applicable law, regulation, decision or order. Subscriptions will be offered by means of Order Forms as described in the Prospectus. Except as provided in the paragraph below, the appointment of the Agent hereunder shall terminate upon completion of the Offering.

   The Agent agrees to provide financial advisory assistance to the Bank and the Holding Company at no charge for a period of one year following the completion of the Offering including general advice on the market for bank stocks and the shares of the Holding Company, shareholder enhancement methods and other related matters. Thereafter, if the parties wish to continue the relationship, a fee will be negotiated and an agreement with respect to specific advisory services will be entered into at that time.

   In the event the Holding Company is unable to sell a minimum of 800,000 Shares within the period herein provided, this Agreement shall terminate and the Holding Company shall refund to any persons who have subscribed for any of the Shares the full amount which it may have received from them as set forth in the Prospectus; and none of the parties to this Agreement shall have any obligation to the other parties hereunder, except as set forth in this Section 2 and in Sections 6, 8 and 9 hereof.

   In the event the Offering is terminated for any reason not attributable to the action or inaction of the Agent, the Agent shall be paid the fees due to the date of such termination pursuant to subparagraphs (a) and (b) below.

   If all conditions precedent to the consummation of the Offering are satisfied, the Holding Company agrees to issue, or have issued, the Shares sold in the Offering and to release for delivery certificates for such Shares on the Closing Date (as hereinafter defined) against payment to the Holding Company by any means authorized pursuant hereto; provided, however, that no funds shall be released to the Company until the conditions specified in Section 7A hereof shall have been complied with to the reasonable satisfaction of the Agent and its counsel. The release of Shares against payment therefor shall be made on a date and at a place acceptable to the Holding Company, the Bank and the Agent. Certificates for shares shall be delivered directly to the purchasers in accordance with their directions. The date upon which the Holding Company shall release or deliver the Shares sold in the Offering, in accordance with the terms herein, is called the "Closing Date."

The Agent shall receive the following compensation for its services hereunder:

   (a) An advisory fee of $10,000. Such fees shall be deemed to have been earned and shall be applied against the fees pursuant to subsection (b), below.

   (b) (i) 0% of the aggregate actual purchase price of the stock sold to officers, directors and employees of the Bank;

          (ii) 4.0% of the aggregate actual purchase price of the stock sold to investors who are included on the lists provided by the directors in conjunction with the Offering and who placed their orders with KBW; and

          (iii) 7.0% of the aggregate actual purchase price of the stock sold to investors in conjunction with the Offering; and

          (iv) In the event that a syndicate of Assisting Brokers are used to assist in the Offering, the fee for such Shares be 7.0% of the aggregate actual purchase price of the securities sold through such syndicate. KBW will pass on to such Assisting Brokers who assist in the Offering an amount competitive with gross underwriting discounts charged at such time for comparable amounts of stock sold at a comparable price per share in a similar market environment. Fees with respect to purchases effected through Assisting Brokers other than KBW shall be transmitted by KBW to such Assisting Broker. The decision to utilize Assisting Brokers will be made by KBW upon consultation with the Company with due diligence regard to the Holding Company' s stock distribution strategy.

          (v) In the event that a syndicate of selected broker-dealers are used to sell Shares to institutional investors in the institutional offering, which may include KBW, the fee for such shares shall be 7.0% of the aggregate actual purchase price of the securities sold through such syndicate. KBW will pass on to such selected broker-dealers who assist in the institutional offering an amount competitive with gross underwriting discounts charged at such time for comparable amounts of stock sold at a comparable price per share in a similar market environment. Fees with respect to purchases effected through selected institutional broker-dealers other than KBW shall be transmitted by KBW to such selected broker-dealer. The decision to utilize selected broker-dealers to offer and sell shares to institutional investors will be made by the Holding Company upon consultation with KBW with due regard to the Holding Company's stock distribution strategy.

          Full payment of the Agent's actual and accountable expenses, advisory fees and compensation shall be made in next day funds on the earlier of the Closing Date or a determination by the Holding Company to terminate or abandon the offering.

     Section 3. Prospectus; Offering. The Shares are to be offered in the Offering at $10.00 per share.

     Section 4. Representations and Warranties. The Holding Company and the Bank jointly and severally represent and warrant to and agree with the Agent as follows:

(a) The Holding Company and the Bank have all such power, authority, authorizations, approvals and orders as may be required to enter into this Agreement, to carry out the provisions and conditions hereof and to issue and sell the capital stock of the Bank to the Holding Company and the Shares to be sold by the Holding Company as provided herein and as described in the Prospectus. The consummation of the Offering, the execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated have been duly and validly authorized by all necessary corporate action on the part of the Holding Company and the Bank and this Agreement has been validly executed and delivered by the Holding Company and the Bank and is the valid, legal and binding agreement of the Holding Company and the Bank enforceable in accordance with its terms, except to the extent, if any, that the provisions of Sections 8 and 9 hereof may be unenforceable as against public policy, and except to the extent that such enforceability may be limited by bankruptcy laws, insolvency laws, or other laws affecting the enforcement of creditors' rights generally, or the rights of creditors of financial institutions insured by the FDIC (including the laws relating to the rights of the contracting parties to equitable remedies).

(b) As of the Closing Date, the Bank shall have completed all conditions precedent to the Offering in accordance with the Prospectus and shall have complied in all material respects with applicable laws, regulations (except as modified or waived in writing by Regulatory Agencies), decisions and orders, including all terms, conditions, requirements and provisions precedent to the Offering imposed upon it by the Regulatory Agencies as set forth in the correspondence received from the Regulatory Agencies.

(c) The Registration Statement was declared effective by the Commission on _______, 2000; and no stop order has been issued with respect thereto and no proceedings therefore have been initiated or to the best knowledge of the Holding Company threatened by the Commission. At the time the Registration Statement, including the Prospectus contained therein (including any amendment or supplement thereto), became effective, the Registration Statement complied as to form in all material respects with the requirements of the 1933 Act and the regulations promulgated thereunder and the Registration Statement including the Prospectus contained therein (including any amendment or supplement thereto), any Blue Sky Application or any Sales Information (as such terms are defined in Section 8 hereof) authorized by the Holding Company or the Bank for use in connection with the Offering did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and at the time any Rule 424(b) or (c) Prospectus was filed with or mailed to the Commission for filing and at the Closing Date, the Registration Statement including the Prospectus contained therein (including any amendment or supplement thereto) and any Blue Sky Application or any Sales Information authorized by the Holding Company or the Bank for use in connection with the Offering will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section 4(c) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Holding Company or the Bank by the Agent expressly regarding the Agent for use under the caption "Sales Agent" or written statements or omissions from any sales information or information filed pursuant to state securities or blue sky laws or regulations regarding the Agent

(d) The DFI application, including the Prospectus, at the time of the approval of the Application, including the Prospectus, by the DFI (including any amendment or supplement thereto) and at all times subsequent thereto until the Closing Date, will comply as to form in all material respects with all applicable rules and regulations of the DFI (except as modified or waived in writing by the DFI). The Application, including the Prospectus (including any amendment or supplement thereto), does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that representations or warranties in this subsection (d) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company by the Agent expressly regarding the Agent for use in the Prospectus contained in the Application under the caption "Sales Agent" or written statements or omissions from any sales information filed pursuant to state securities or blue sky laws or regulations regarding the Agent.

(e) No order has been issued by the Commission, the DFI, the FRB or the FDIC (and hereinafter reference to the FDIC shall include the BIF), or any state regulatory authority, preventing or suspending the use of the Prospectus and no action by or before any such government entity to revoke any approval, authorization or order of effectiveness related to the Offering or the Application is, to the best knowledge of the Bank or the Holding Company, pending or threatened.

(f) At the Closing Date, the Offering will have been approved by the Boards of Directors of both the Holding Company and the Bank, and the Holding Company and the Bank will have completed all conditions precedent to the Offering specified in the Applications and approvals from the Regulatory Agencies, and the offer and sale of the Shares will have been conducted in all material respects in compliance with all applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Offering imposed upon the Holding Company or the Bank by the Regulatory Agencies, the Commission or any regulatory authority, and in the manner described in the Prospectus. At the Closing Date, to the best knowledge of the Holding Company and the Bank, no person will have sought to obtain review of the final action of the Regulatory Agencies in approving the Applications pursuant to any applicable state or federal statute or regulation.

(g) The Holding Company has filed with the FRB the Holding Company Application and has received, as of the Closing Date, approval of its acquisition of the Bank from the FRB.

(h) Crowe Chizek & Company, LLP, which certified the financial statements filed as part of the Registration Statement and the Applications, have advised the Holding Company and the Bank in writing that they are, with respect to the Holding Company and the Bank, independent certified public accountants within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants and under the 1933 Act and the regulations promulgated thereunder.

(i) The financial statements and the schedules and notes thereto which are included in the Registration Statement and which are a part of the Prospectus present fairly the financial position and retained earnings of the Holding Company as of the dates indicated and the results of operations and cash flows for the periods specified. The financial statements comply in all material respects with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods presented except as otherwise noted therein and present fairly in all material respects the information required to be stated therein and are consistent with the most recent financial statements and other reports filed by the Bank with the Regulatory Agencies except that accounting principles employed in such filings conform to requirements of such authorities and not necessarily to GAAP. The other financial statistical and pro forma information and related notes included in the Prospectus fairly present the information shown therein on a basis consistent with the audited and unaudited financial statements included in the Prospectus, and as to the pro forma adjustments, the adjustments made therein have been properly applied on the basis described therein.

(j) Since the respective dates as of which information is given in the Registration Statement, including the Prospectus: (i) there has not been any material adverse change in the financial condition or in the management, earnings, capital, properties or business affairs of the Holding Company or the Bank considered as one enterprise, whether or not arising in the ordinary course of business, (ii) there has not been any material change in total assets, liabilities or equity from the amount set forth in the Prospectus; nor has the Holding Company issued any securities or incurred any liability or obligation for borrowings other than set forth in the Prospectus; (iii) there has not been any material transactions entered into by the Holding Company or the Bank, other than those set forth in the Prospectus; and (iv) the capitalization, liabilities, assets, properties and business of the Holding Company and the Bank conform in all material respects to the descriptions thereof contained in the Prospectus and, neither the Bank nor the Holding Company has any material liabilities of any kind, contingent or otherwise, except as set forth in or contemplated by the Registration Statement and the Prospectus.

(k) The Holding Company is a corporation duly organized and in good standing under the laws of the State of Indiana, with corporate power and authority to own its properties and to conduct its business as described in the Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business requires such qualification unless the failure to qualify in one or more of such jurisdictions would not have a material adverse effect on the financial condition, earnings, capital, properties or business affairs of the Holding Company and the Bank considered as a whole.

(l) The Bank is a bank in organization and has all conditional approvals to transact its business. At the closing, the Bank will be a duly organized and validly existing Indiana banking corporation, with FDIC insurance of accounts and duly authorized to conduct its business as described in the Prospectus; the activities of the Bank are permitted by the rules, regulations and practices of the DFI and the FDIC; the Bank has or will obtain all licenses, permits and other governmental authorizations required for the conduct of its business except those that individually or in the aggregate would not materially adversely affect the financial condition of the Holding Company and the Bank taken as a whole; all such licenses, permits and other governmental authorizations are in full force and effect and the Bank is in good standing under the laws of the State of Indiana and is or will be duly qualified as a foreign corporation to transact business in each jurisdiction in which failure to so qualify would have a material adverse effect upon the financial condition, earnings, capital, properties or business affairs of the Bank; all of the issued and outstanding capital stock of the Bank after the Offering will be duly and validly issued and fully paid and nonassessable; and the Holding Company will directly own all of such capital stock free and clear of any mortgage, pledge, lien, encumbrance, claim or restriction. The Bank does not own equity securities or any equity interest in any other business enterprise.

(m) The Bank is a member of the Federal Reserve Bank; the deposit accounts of the Bank are insured by the FDIC up to applicable limits.

(n) Upon the completion of the Offering, the authorized, issued and outstanding equity capital of the Holding Company will be as described in the Prospectus under the caption "Capitalization," and no Shares have been or will be issued and outstanding prior to the Closing Date; the Shares to be subscribed for in the Offering have been duly and validly authorized for issuance, and when issued and delivered by the Holding Company against payment of the consideration calculated as set forth in the Prospectus, will be duly and validly issued and fully paid and nonassessable; the issuance of the Shares is not subject to preemptive rights; and the terms and provisions of the Shares will conform in all material respects to the description thereof contained in the Prospectus. Upon issuance of the Shares, good title to the Shares will be transferred from the Holding Company to the purchaser thereof against payment therefore, subject to such claims as may be asserted against the purchasers thereof by third party claimants.

(o) As of the date hereof and as of the Closing Date, neither the Holding Company nor the Bank is in violation of its articles of incorporation or its bylaws or in material default in the performance or observance of any obligation, agreement, covenant, or condition contained in any contract, lease, loan agreement, indenture or other instrument to which it is a party or by which it, or any of its property, may be bound which would result in a material adverse change in the condition (financial or otherwise), earnings, capital, properties or business affairs of the Holding Company or Bank considered as one enterprise or which would materially affect their properties or assets. The consummation of the transactions herein contemplated will not (i) conflict with or constitute a breach of, or default under, the certificate of incorporation and bylaws of the Holding Company or the Bank, or materially conflict with or constitute a material breach of, or default under any material contract, lease or other instrument to which the Holding Company or the Bank has a beneficial interest, or any applicable law, rule, regulation or order that is material to the financial condition of the Holding Company and the Bank on a consolidated basis; (ii) violate any authorization, approval, judgment, decree, order, statute, rule or regulation applicable to the Holding Company or the Bank except for such violations which would not have a material adverse effect on the financial condition and results of operations of the Holding Company and the Bank on a consolidated basis; or (iii) result in the creation of any material lien, charge or encumbrance upon any property of the Holding Company or the Bank.


(p) No default exists, and no event has occurred which with notice or lapse of time, or both, would constitute a default on the part of the Holding Company or the Bank, in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, note, bank loan or credit agreement or any other instrument or agreement to which the Holding Company or the Bank is a party or by which any of them or any of their property is bound or affected in any respect which, in any such case, is material to the Holding Company or the Bank considered as one enterprise, and all such agreements are in full force and effect; and no other party to any such agreements has instituted or, to the best knowledge of the Holding Company or the Bank, threatened any action or proceeding wherein the Holding Company or the Bank is alleged to be in default thereunder under circumstances where such action or proceeding, if determined adversely to the Holding Company or the Bank, as the case may be, would have a material adverse effect upon the Holding Company and the Bank considered as one enterprise.

(q) The Holding Company and the Bank have good and marketable title to all assets which are material to the business of the Holding Company and the Bank and to those assets described in the Prospectus as owned by them free and clear of all liens, charges, encumbrances, restrictions or other claims, except such as are described in the Prospectus or which do not have a material adverse effect on the business of the Holding Company and the Bank taken as a whole; and all of the leases and subleases which are material to the business of the Holding Company and the Bank, as described in the Registration Statement or Prospectus, are in full force and effect.

(r) The Holding Company and the Bank are not in material violation of any directive from the DFI, the FRB, the FDIC, the Commission or any other agency to make any material change in the method of conducting their respective businesses; the Holding Company and the Bank have conducted and are conducting their respective businesses so as to comply in all material respects with all applicable statutes and regulations (including, without limitation, regulations, decisions, directives and orders of the DFI, the FRB, the Commission and the
FDIC) and there is no charge, investigation, action, suit or proceeding before or by any court, regulatory authority or governmental agency or body pending or, to the best knowledge of either the Holding Company or the Bank, threatened, which would reasonably be expected to materially and adversely affect the Offering, the performance of this Agreement, or the consummation of the transactions contemplated as described in the Registration Statement, or which would reasonably be expected to result in any material adverse change in the financial condition or in the earnings, capital, properties or business affairs of the Holding Company and the Bank considered as one enterprise.

(s) Neither the Bank nor the Holding Company has relied on the Agent or the Agent=s counsel with respect to any legal, tax, or accounting advice in connection with the Offering, including without limitation as to any matter of federal or state securities law.

(t) The Holding Company and the Bank have timely filed all required federal and state tax returns, have paid all taxes that have become due and payable in respect of such returns except where permitted to be extended, have made adequate reserves for similar future tax liabilities and no deficiency has been asserted with respect thereto by any taxing authority.

(u) No approval, authorization, consent or order of any regulatory or supervisory or other public authority is required for the execution and delivery by the Holding Company and the Bank of this Agreement, or the issuance of the Shares, except for the approval of the Regulatory Agencies and the Commission (which have been received) and any necessary qualification, notification, or registration or exemption under the securities or blue sky laws of the various states in which the shares are to be offered and except as may be required under the rules and regulations of The Nasdaq Stock Market, Inc. ("NASDAD") or the NASD.

(v) The Holding Company and the Bank have made appropriate arrangements for placing the funds received from subscriptions for Shares in the designated subscription account at The Farmers & Merchants Bank, Boswell, Indiana (the "Escrow Agent") until the minimum number of Shares are sold and paid for, with provision for refund to the purchasers in the event that the Offering is not completed for whatever reason or for delivery to the Holding Company if at least the minimum number of offered Shares are sold.

(w) Prior to the Offering, neither the Holding Company nor the Bank has: (i) issued any securities (except as disclosed in the Prospectus); (ii) had any material dealings with respect to sales of securities with any member of the NASD, or any person related to or associated with such member, other than discussions and meetings relating to the proposed Offering; (iii) entered into a financial or management consulting agreement except as contemplated hereunder (except as disclosed in the Prospectus); or (iv) engaged any intermediary between the Agent and the Holding Company and the Bank in connection with the offering of Shares and no person is being compensated in any manner for such service.

(x) Neither the Holding Company, the Bank nor, to the best knowledge of the Holding Company or the Bank, the employees of the Holding Company or the Bank have made any payment of funds of the Holding Company or the Bank as a loan to any person for the purchase of the Shares.

Any certificates signed by an officer of the Holding Company or the Bank and delivered to the Agent or its counsel that refer to this Agreement shall be deemed to be a representation and warranty by the Holding Company or the Bank to the Agent as to the matters covered thereby with the same effect as if such representation and warranty were set forth herein.

   Section 5.  Representations and Warranties of the Agent.

The Agent represents and warrants to the Holding Company and the Bank that:

(a) it is a corporation and is validly existing in good standing under the laws of the State of Ohio with full corporate power and authority to provide the services to be furnished to the Bank and the Holding Company hereunder.

(b) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Agent, and this Agreement has been duly and validly executed and delivered by the Agent and is a legal, valid and binding agreement of the Agent, enforceable in accordance with its terms, except to the extent that such enforcement may be limited by bankruptcy laws, insolvency laws, or other laws affecting the enforcement of creditors' rights generally.

(c) Each of the Agent and its employees, agents and representatives who shall perform any of the services hereunder shall be duly authorized and empowered, and shall have all licenses, approvals and permits necessary to perform such services; and the Agent is a registered selling agent in each of the jurisdictions in which the Shares are to be offered by the Holding Company in reliance upon the Agent as a registered selling agent as set forth in the blue sky memorandum prepared with respect to the Offering.

(d) The execution and delivery of this Agreement by the Agent, the consummation of the transactions contemplated hereby and compliance with the terms and provisions hereof will not conflict with, or result in a breach of, any of the terms, provisions or conditions of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, the articles of incorporation or bylaws of the Agent or any material agreement, indenture or other instrument to which the Agent is a party or by which it or its property is bound which would result in a material adverse change in the condition (financial or otherwise) or business affairs of the Agent.

(e) No approval of any regulatory or supervisory or other public authority is required in connection with the Agent's execution and delivery of this Agreement, except as may have been received.

(f) There is no suit or proceeding or charge or action before or by any court, regulatory authority or government agency or body or, to the knowledge of the Agent, pending or threatened, which might materially adversely affect the Agent=s performance of this Agreement.

   Section 5.A Covenants of the Holding Company and the Bank. The Holding Company and the Bank hereby jointly and severally covenant with the Agent as follows:

(a) The Holding Company has filed the Registration Statement with the Commission. The Holding Company will not, at any time after the date the Registration Statement is declared effective, file any amendment or supplement to the Registration Statement without providing the Agent and its counsel an opportunity to review such amendment or file any amendment or supplement to which amendment the Agent or its counsel shall reasonably object.

(b) The Bank has filed the Applications with the Regulatory Agencies. The Bank will not, at any time after the date an Application is approved, file any amendment or supplement to an Application without providing the Agent and its counsel an opportunity to review such amendment or supplement or file any amendment or supplement to which amendment or supplement the Agent or its counsel shall reasonably object.

(c) The Holding Company and the Bank will use their best efforts to cause any post-effective amendment to the Registration Statement to be declared effective by the Commission and any post-effective amendment to an Application to be approved by the Regulatory Agencies, and will immediately upon receipt of any information concerning the events listed below notify the Agent (i) when the Registration Statement, as amended, has become effective; (ii) when an Application, as amended, has been approved by the Regulatory Agencies; (iii) of the receipt of any comments from the Commission, a Regulatory Agency or any other governmental entity with respect to the Offering or the transactions contemplated by this Agreement; (iv) of any request by the Commission, a Regulatory Agency or any other governmental entity for any amendment or supplement to the Registration Statement or an Application or for additional information; (v) of the issuance by the Commission, a Regulatory Agency or any other governmental agency of any order or other action suspending the Offering or the use of the Registration Statement or the Prospectus or any other filing of the Holding Company and the Bank under applicable regulations or other applicable law, or the threat of any such action; (vi) of the issuance by the Commission, any Regulatory Agency or any state authority of any stop order suspending the effectiveness of the Registration Statement or of the initiation or threat of initiation or threat of any proceedings for that purpose; or (vii) of the occurrence of any event mentioned in paragraph (g) below. The Holding Company and the Bank will make every reasonable effort to prevent the issuance by the Commission, any Regulatory Agency or any state authority of any such order and, if any such order shall at any time be issued, to obtain the lifting thereof at the earliest possible time.

(d) The Holding Company and the Bank will provide the Agent and its counsel with notice of its intention to file, and reasonable time to review prior to filing, any amendment or supplement to the any Application and will not file any such amendment or supplement to which the Agent shall reasonably object or which shall be reasonably disapproved by its counsel.

(e) The Holding Company and the Bank will deliver to the Agent and to its counsel conformed copies of each of the following documents, with all exhibits: the Applications, as originally filed and of each amendment or supplement thereto, and the Registration Statement, as originally filed and each amendment thereto. Further, the Holding Company and the Bank will deliver such additional copies of the foregoing documents to counsel to the Agent as may be required for any NASD filings. In addition, the Holding Company and the Bank will also deliver to the Agent such number of copies of the Prospectus, as amended or supplemented, as the Agent may reasonably request.

(f) The Holding Company and the Bank will comply in all material respects with any and all terms, conditions, requirements and provisions with respect to the Offering and the transactions contemplated thereby imposed by the Commission, by applicable state law and regulations, and by the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations of the Commission promulgated under such statutes, to be complied with prior to or subsequent to the Closing Date; and when the Prospectus is required to be delivered, the Holding Company and the Bank will comply in all material respects, at their own expense, with all material requirements imposed upon them by the Regulatory Agencies, the Commission, by applicable state law and regulations and by the 1933 Act, the 1934 Act and the rules and regulations of the Commission promulgated under such statutes, in each case as from time to time in force, so far as necessary to permit the continuance of sales or dealing in Shares during such period in accordance with the provisions hereof and the Prospectus.

(g) If any event relating to or affecting the Holding Company or the Bank shall occur, as a result of which it is necessary, in the reasonable opinion of counsel for the Holding Company or the Bank or for the Agent, to amend or supplement the

Registration Statement or the Prospectus in order to make them not misleading in light of the circumstances existing at the time of its use, the Holding Company and the Bank will, at their expense, forthwith prepare, file with the Commission and the Regulatory Agencies, and furnish to the Agent, a reasonable number of copies of an amendment or amendments of, or a supplement or supplements to, the Registration Statement and the Prospectus (in form and substance satisfactory to counsel for the Agent after a reasonable time for review) which will amend or supplement the Registration Statement and/or the Prospectus so that as amended or supplemented it will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time, not misleading. For the purpose of this subsection, the Holding Company and the Bank each will furnish such information with respect to itself as the Agent may from time to time reasonably request.

(h) The Holding Company will endeavor in good faith, in consultation with the Agent, to register or to qualify the Shares for offering and sale under the applicable securities laws of the jurisdictions in which the Offering will be conducted; provided, however, that the Holding Company shall not be obligated to file any general consent to service of process or to qualify to do business in any jurisdiction in which it is not so qualified. In each jurisdiction where any of the Shares shall have been registered or qualified as above provided, the Holding Company will make and file such statements and reports in each year as are or may be required by the laws of such jurisdictions.

The Holding Company and the Bank and each of the directors officers and Advisory Board members of the Holding Company and the Bank will not sell or issue, contract to sell or otherwise dispose of, for a period of 180 days after the date hereof, without the Agent=s prior written consent, which consent shall not be unreasonably withheld, any Shares other than in connection with any plan or arrangement described in the Prospectus.

(i) For the period of three years from the date of this Agreement, the Holding Company will furnish to the Agent upon request (i) a copy of each report of the Holding Company furnished to or filed with the Commission under the 1934 Act or any national securities exchange or system on which any class of securities of the Holding Company is listed or quoted, (ii) a copy of each report of the Holding Company mailed to holders of Shares or nonconfidential report filed with the Commission or a Regulatory Agency or any other supervisory or regulatory authority or any national securities exchange or system on which any class of the securities of the Holding Company is listed or quoted, and (iii) from time to time, such other publicly available information concerning the Holding Company and the Bank as the Agent may reasonably request.

(j) The Holding Company and the Bank will use the net proceeds from the sale of the Common Shares in the manner set forth in the Prospectus under the caption "Use of Proceeds."

(k) Prior to the Closing Date, the Holding Company and the Bank will inform the Agent of any event or circumstances of which it is aware as a result of which the Registration Statement and/or Prospectus, or the Applications as then supplemented or amended, would include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading.

(l) The Holding Company and the Bank will distribute the Prospectus or other offering materials in connection with the offering and sale of the Common Shares only as set forth in the Prospectus, and only in accordance with the 1933 Act and the 1934 Act and the rules and regulations promulgated under such statutes, and the laws of any state in which the shares are qualified for sale.

(m) The Holding Company shall register its Shares under Section 12(d) of the 1934 Act, concurrent with the effective date of the Registration Statement. The Holding Company shall maintain the effectiveness of such registration for not less than three years.

(n) For so long as the Holding Company=s Shares are registered under the 1934 Act, the Holding Company will furnish to its shareholders, as soon as practicable after the end of each fiscal year, such reports and other information as are required to be furnished to its stockholders under the 1934 Act (including consolidated financial statements of the Holding Company and its subsidiaries, certified by independent public accountants).

(o) The Holding Company will comply with the provisions of Rule 158 of the 1933 Act.

(p) The Holding Company will use its best efforts to obtain approval for and maintain quotation of the Shares on the Nasdaq Bulletin Board effective on or prior to the Closing Date.

(q) The Bank will maintain appropriate arrangements with the Escrow Agent for depositing all funds received from persons mailing subscriptions for or orders to purchase Shares in the Offering as described in the Prospectus until the Closing Date and satisfaction of all conditions precedent to the release of the Bank=s obligation to refund payments received from persons subscribing for or ordering Shares in the Offering as described in the Prospectus.

(r)        The Holding Company will as a bank holding company under the BHCA.

(s) The Holding Company and the Bank will take such actions and furnish such information as are reasonably requested by the Agent in order for the Agent to ensure compliance with the "Interpretation of the Board of Governors of the NASD on Free Riding and Withholding."

(t) The Holding Company and the Bank will conduct their businesses in compliance in all material respects with all applicable federal and state laws, rules, regulations, decisions, directives and orders including, all decisions, directives and orders of the Commission, the DFI, the FRB and the FDIC.

(u) The Bank will not amend the Offering without notifying the Agent prior thereto.

(v) The Holding Company will not deliver the Shares until the Holding Company and the Bank have satisfied or caused to be satisfied each condition set forth in Section 7A hereof, unless such condition is waived in writing by the Agent.

           Section 6. Payment of Expenses. Whether or not the Offering is completed or the sale of the Shares by the Holding Company is consummated, the Holding Company and the Bank will pay for all expenses incident to the performance of this Agreement, including without limitation: (a) the preparation and filing of the Applications; (b) the preparation, printing, filing, delivery and shipment of the Registration Statement, including the Prospectus, and all amendments and supplements thereto; (c) all filing fees and expenses in connection with the qualification or registration of the Shares for offer and sale by the Holding Company under the securities or "blue sky" laws, including without limitation filing fees, reasonable legal fees and disbursements of counsel in connection therewith, and in connection with the preparation of a blue sky law survey; (d) the filing fees of the NASD; (e) all expenses related to "road shows" and (f) the actual out-of-pocket expenses of the Agent up to a maximum of $7,000. Subject to such maximum limitation, any such expense incurred by the Agent shall be reimbursed by the Holding Company and the Bank, except for the fees and expenses of its counsel.

           Section 7A. Conditions to the Agents Obligations. The obligations of the Agent hereunder and the occurrence of the Closing and the Offering are subject to the condition that all representations and warranties and other statements of the Holding Company and the Bank herein contained are at and as of the commencement of the Offering and at and as of the Closing Date, true and correct in all respects, the condition that the Holding Company and the Bank shall have performed all of their obligations hereunder to be performed on or before such dates and to the following further conditions:

(a) The Registration Statement shall have been declared effective by the Commission and the Applications approved by the Regulatory Agencies not later than 5:30 p.m. on the date of this Agreement, and no stop order or other action suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefore initiated or, to the Holding Company's or the Bank's best knowledge, threatened by the Commission or any state authority and no order or other action suspending the authorization for use of the Prospectus or the consummation of the Offering shall have been issued or proceedings therefore initiated or, to the Holding Company=s or the Bank=s best knowledge, threatened by the Regulatory Agencies, the Commission, or any other governmental body.

(b)        At the Closing Date, the Agent shall have received:

           (1) The favorable opinion, dated as of the Closing Date, of Kreig DeVault Alexander & Capehart LLP, counsel for the Holding Company and the Bank, in form and substance satisfactory to counsel for the Agent to the effect that:

                     (i) The Holding Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Indiana, with corporate power and authority to own its properties and to conduct its business as described in the Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business requires such qualification and in which the failure to qualify would have a material adverse effect on the financial condition, earnings, capital, properties or business affairs of the Holding Company.

                     (ii) The Bank is a duly organized and validly existing Indiana banking corporation with full power and authority to own its properties and to conduct its business as described in the Prospectus and to enter into this Agreement and perform its obligations hereunder; the activities of the Bank as described in the Prospectus are permitted by the rules, regulations and practices of the Regulatory Agencies; the issuance and sale of the capital stock of the Bank to the Holding Company has been duly and validly authorized by all necessary corporate action on the part of the Holding Company and the Bank and, upon payment therefore as described in the Prospectus, will be validly issued, fully paid and nonassessable and will be owned of record and beneficially by the Holding Company, free and clear of any mortgage, pledge, lien, encumbrance, claim or restriction.

                     (iii) The Bank is a member of the Federal Reserve and the deposit accounts of the Bank are insured by the FDIC up to the maximum amount allowed by law and to such no proceedings for the termination or revocation of such insurance are pending or threatened.

                     (iv) Upon the completion of the Offering, the authorized, issued and outstanding capital stock of the Holding Company and the Bank will be as set forth in the Prospectus under the caption "Capitalization," and no Shares have been or will be issued and outstanding prior to the Closing Date; the Shares of the Holding Company to be subscribed for in the Offering have been duly and validly authorized for issuance, and when issued and delivered by the Holding Company against payment of the consideration therefor, will be fully paid and nonassessable; and the issuance of the Shares is not subject to preemptive rights.

                     (v) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Holding Company and the Bank; and this Agreement constitutes a valid, legal and binding obligation of each of the Holding Company and the Bank, enforceable in accordance with its terms, except to the extent that the provisions of Sections 8 and 9 hereof may be unenforceable as against public policy, and except to the extent that such enforceability may be limited by bankruptcy laws, insolvency laws, or other laws affecting the enforcement of creditors' rights generally, or the rights of creditors of financial institutions insured by the FDIC (including the laws relating to the rights of the contracting parties to equitable remedies).

                     (vi) Subject to the satisfaction of the conditions to the Regulatory Agencies' approval of the Applications, no further approval, registration, authorization, consent or other order of any federal regulatory agency, public board or body is required in connection with the execution and delivery of this Agreement, the offer, sale and issuance of the Shares and the consummation of the Offering.

                     (vii) The Applications, including the Prospectus as filed with the Regulatory Agencies, been approved by the Regulatory Agencies. The FRB has issued its order of approval under the BHCA, and the purchase by the Holding Company of all of the issued and outstanding capital stock of the Bank has been authorized by the FRB and no action has been taken, or to such counsel's knowledge is pending or threatened, to revoke any such authorization or approval.

                     (viii) The Registration Statement has become effective under the 1933 Act, no stop order suspending the effectiveness of the Registration Statement has been issued, and to the best of such counsel's knowledge no proceedings for that purpose have been instituted or threatened.

                     (ix) The consummation of the Offering and the transactions contemplated thereunder will have no material tax consequences to the Holding Company, the Bank or any person subscribing for shares in the Offering.

                     (x) The terms and provisions of the Shares conform to the description thereof contained in the Registration Statement and the Prospectus and such description describes in all material respects the rights of the holders thereof, the information in the Prospectus under the caption "Articles of Incorporation" to the extent that it constitutes matters of law or legal conclusions has been prepared by such counsel and is accurate in all material respects; and the forms of certificates proposed to be used to evidence the Shares are in due and proper form.

                     (xi) At the time the Applications, including the Prospectus contained therein, were approved, the Applications (as amended or supplemented) complied as to form in all material respects with the requirements of the Regulatory Agencies and all applicable laws, rules and regulations and decisions and orders of the Regulatory Agencies, except as modified or waived in writing by the Regulatory Agencies, (other than the financial statements, notes to financial statements, financial tables and other financial and statistical data included therein as to which counsel need express no opinion and other than compliance with state securities or Blue Sky laws as to which such counsel need express no opinion). To such counsel's knowledge, no person has sought to obtain regulatory or judicial review of the final action of the Regulatory Agencies approving the Applications.

                     (xii) At the time that the Registration Statement became effective (i) the Registration Statement (as amended or supplemented) (other than the financial statements, notes to financial statements, financial tables or other financial and statistical data included therein as to which counsel need express no opinion), complied as to form in all material respects with the requirements of the 1933 Act and the rules and regulations promulgated thereunder; and
                     (ii) the Prospectus (other than the financial statements, notes to financial statements, financial tables and other financial and statistical data included therein, as to which counsel need express no opinion) complied as to form in all material respects with the requirements of the 1933 Act and the rules and regulations promulgated thereunder, and the rules, regulations and decisions and orders of the Regulatory Agencies, except as modified or waived in writing by the Regulatory Agencies.

                     (xiii) There are no legal or governmental proceedings pending, or threatened (i) asserting the invalidity of this Agreement or, (ii) seeking to prevent the Offering.

                     (xiv) The information in the Prospectus under the caption "Supervision and Regulation", to the extent that it constitutes matters of law, summaries and supervision of legal matters, documents or proceedings, or legal conclusions, has been prepared by such counsel and is accurate in all material respects (except as to the financial statements and other financial data included therein as to which such counsel need express no opinion).

                     (xv) The Holding Company and the Bank have obtained all material licenses, permits and other governmental authorizations required for the conduct of their respective businesses as described in the Registration Statement and the Prospectus, except where the failure to obtain such licenses, permits and other governmental authorizations would not have a material adverse effect on the financial condition of the Holding Company or the Bank considered as one enterprise, or on the earnings, capital, properties or business affairs of the Holding Company or the Bank considered as one enterprise, and all such licenses, permits and other governmental authorizations are in full force and effect and the Holding Company and the Bank are in all material respects complying therewith.

                     (xvi) Neither the Holding Company nor the Bank is in violation of its articles of incorporation or its bylaws or to the best of such counsel's knowledge, in violation of any obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or its property may be bound, which violation would have a material adverse effect on the financial condition of the Holding Company or the Bank considered as one enterprise, or on the earnings, capital, properties or business affairs of the Holding Company and the Bank considered as one enterprise; the execution and delivery of this Agreement by the Holding Company and the Bank, the incurrence of the obligations herein set forth and the consummation of the transactions contemplated herein, will not conflict with, constitute a breach of, or default under, or result in the creation or imposition of any material lien, charge or encumbrance upon any property or assets of the Holding Company or the Bank which are material to their business considered as one enterprise, pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Holding Company or the Bank is a party or by which any of them may be bound, or to which any of the property or assets of the Holding Company or the Bank is subject. In addition, such action will not result in any material violation of the provisions of the articles of incorporation or bylaws of the Holding Company or the Bank or any material violation of any applicable law, act, regulation or to such counsel's knowledge, order or court order, writ, injunction or decree.

                     (xvii) To the best of counsel=s knowledge, the Holding Company and the Bank are not in violation in any material respect of any directive from any Regulatory Agency to make any material change in the method of conducting their business.

           (2) The letter of Krieg DeVault Alexander & Capehart, LLP, special counsel for the Holding Company and the Bank, in form and substance to the effect that:

           In addition, during the preparation of the Registration Statement and the Prospectus, Krieg DeVault Alexander & Capehart, LLP, participated in conferences with certain officers of and other representatives of the Bank and the Holding Company, counsel to the Agent, representatives of the independent public accountants for the Bank and the Holding Company and representatives of the Agent at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although Krieg DeVault Alexander & Capehart, LLP, is not passing upon and does not assume the accuracy of the statements contained in the Registration Statement and Prospectus, on the basis of the foregoing without independent verification (relying as to materiality as to factual matters on certificates of officers and other factual representations by the Bank and the Holding Company), nothing has come to the attention of Krieg DeVault Alexander & Capehart, LLP, that caused Krieg DeVault Alexander & Capehart, LLP, to believe that the Registration Statement, at the time it was declared effective by the SEC or the Prospectus or as of its date, contained or contains any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that counsel need express no comment or opinion with respect to the financial statements, schedules and other financial and statistical data included, or statistical or appraisal methodology employed, in the Registration Statement or Prospectus).

           The opinion shall be limited to matters governed by the laws of the United States or the State of Indiana. In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the United States or Indiana, to the extent such counsel deems proper and specified in such opinion, upon the opinion of other counsel reasonably acceptable to the Agent and the Agent's counsel, as long as such other opinion indicates that the Agent may rely on the opinion, and (B) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Holding Company and the Bank and public officials; provided copies of any such opinion(s) or certificates of public officials are delivered to you together with the opinion to be rendered hereunder by counsel to the Holding Company and the Bank. The opinion of such counsel for the Holding Company shall state that it has no reason to believe that the Agent is not justified in relying thereon.

           (3) The favorable opinion, dated as of the Closing Date, of counsel for the Agent, with respect to such matters as the Agent may reasonably require, such opinion may rely as to matters of fact, upon certificates of officers and directors of the Holding Company and the Bank delivered pursuant hereto or as such counsel may reasonably request.

(c) Concurrently with the execution of this Agreement, the Agent shall receive a letter from Crowe Chizek and Company LLP dated the date hereof and addressed to the Agent, (i) such letter confirming that Crowe Chizek and Company LLP is a firm of independent public accountants within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants, the 1933 Act and the regulations promulgated thereunder, and no information concerning its relationship with or interests in the Holding Company or the Bank is required by the Application or Item 10 of the Registration Statement, and stating in effect that in Crowe Chizek and Company LLP=s opinion the financial statements of the Holding Company included in the Prospectus comply as to form in all material respects with the applicable accounting requirements of the 1933 Act, the 1934 Act and the related published rules and regulations of the Commission thereunder and generally accepted accounting principles; (ii) stating in effect that, on the basis of certain agreed upon procedures (but not an audit examination in accordance with generally accepted auditing standards) consisting of a reading of the latest available unaudited interim financial statements of the Holding Company and the Bank prepared by the Holding Company and the Bank, a reading of the minutes of the meetings of the Board of Directors of the Holding Company and the Bank, a review of interim financial information in accordance with Statement on Auditing Standards No. 71, and consultations with officers of the Holding Company and the Bank responsible for financial and accounting matters, nothing came to their attention which caused them to believe that: (A) such unaudited financial statements, including Recent Developments, if any, are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Prospectus; or (B) during the period from the date of the latest unaudited consolidated financial statements included in the Prospectus to a specified date not more than five business days prior to the date hereof, there was any material increase in borrowings (defined as securities sold under agreements to repurchase and any other form of debt other than deposits) of the Holding Company or the Bank (other than as disclosed in the Prospectus); or (C) there was any decrease in retained earnings of the Bank at the date of such letter as compared with amounts shown in the latest unaudited statement of condition included in the Prospectus or there was any decrease in net income or net interest income of the Bank for the number of full months commencing immediately after the period covered by the latest unaudited income statement included in the Prospectus and ended on the latest month ending prior to the date of the Prospectus or in such letter as compared to the corresponding period in the preceding year; and (iii) stating that, in addition to the audit examination referred to in its opinion included in the Prospectus and the performance of the procedures referred to in clause (ii) of this subsection (D), they have compared with the general accounting records of the Holding Company and/or the Bank, as applicable, which are subject to the internal controls of the Holding Company and/or the Bank, as applicable, accounting system and other data prepared by the Holding Company and/or the Bank, as applicable, directly from such accounting records, to the extent specified in such letter, such amounts and/or percentages set forth in the Prospectus as the Agent may reasonably request, and they have found such amounts and percentages to be in agreement therewith (subject to rounding).

(d) At the Closing Date, the Agent shall receive letters from Crowe Chizek and Company LLP dated the Closing Date, addressed to the Agent, confirming the statements made by its letter delivered by it pursuant to subsection (f) of this
Section 7A, the "specified date" referred to in clause (ii)(B) thereof to be a date specified in such letter, which shall not be more than five business days prior to the Closing Date.

At the Closing Date counsel to the Agent shall have been furnished with such documents and opinions as counsel for the Agent may require for the purpose of enabling them to advise the Agent with respect to the issuance and sale of the Shares as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations and warranties, or the fulfillment of any of the conditions herein contained.

(f) At the Closing Date, the Agent shall receive a certificate of the Chief Executive Officer and Chief Financial Officer of each of the Holding Company and the Bank, dated the Closing Date, to the effect that (i) they have carefully examined the Prospectus and at the time the Prospectus became authorized for final use, the Prospectus did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (ii) there has not been, since the respective dates as of which information is given in the Prospectus, any material adverse change in the financial condition or in the management, earnings, capital, properties, business prospects or business affairs of the Holding Company or the Bank, considered as one enterprise, whether or not arising in the ordinary course of business; (iii) the representations and warranties contained in Section 4 of this Agreement are true and correct with the same force and effect as though made at and as of the Closing Date; (iv) the Holding Company and the Bank have complied in all material respects with all material agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date including the conditions contained in this Section 7A; (v) no stop order has been issued or, to the best of their knowledge, is threatened, by the Commission, a Regulatory Agency or any other governmental body; (vi) no order suspending the Offering, the acquisition of all of the shares of the Bank by the Holding Company or the effectiveness of the Prospectus has been issued and to the best of their knowledge, no proceedings for any such purpose have been initiated or threatened by any Regulatory Agency or any other federal or state authority; (vii) to the best of their knowledge, no person has sought to obtain regulatory or judicial review of the action of the DFI, FRB or FDIC in approving the Applications.

(g) The Holding Company or the Bank shall not have sustained since the date of the latest audited financial statements included in the Registration Statement and Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Registration Statement and the Prospectus, and since the respective dates as of which information are given in the Registration Statement and the Prospectus, there shall not have been any material change in the long-term debt of the Holding Company or the Bank or any material change, or any development, involving a prospective material change in or affecting the general affairs of the management, financial position, shareholders' equity or results of operations of the Holding Company or the Bank, otherwise than as set forth or contemplated in the Registration Statement and the Prospectus, the effect of which, in any such case described above, is in the Agent=s reasonable judgment sufficiently material and adverse as to make it impracticable or inadvisable to proceed with the Offering or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

(h) Prior to and at the Closing Date: (i) in the reasonable opinion of the Agent, there shall have been no material adverse change in the management, financial condition or in the earnings, capital, properties or business affairs of the Holding Company or the Bank independently, or of the Holding Company and the Bank, considered as one enterprise, from that as of the latest dates as of which such condition is set forth in the Prospectus, except as referred to therein; (ii) there shall have been no material transaction entered into by the Holding Company and the Bank, considered as one enterprise, from the latest date as of which the financial condition of the Holding Company or the Bank is set forth in the Prospectus other than transactions referred to or contemplated therein; (iii) the Holding Company or the Bank shall not have received from the DFI, FRB or the FDIC any direction (oral or written) to make any material change in the method of conducting their business with which it has not complied in all material respects (which direction, if any, shall have been disclosed to the Agent) and which would reasonably be expected to have a material and adverse effect on the management, condition (financial or otherwise) or on the earnings, capital, properties or business affairs of the Holding Company or the Bank considered as one enterprise; (iv) neither the Holding Company nor the Bank shall have been in default (nor shall an event have occurred which, with notice or lapse of time or both, would constitute a default) under any provision of any agreement or instrument relating to any material outstanding indebtedness; (v) no action, suit or proceedings, at law or in equity or before or by any federal or state commission, board or other administrative agency, shall be pending or, to the knowledge of the Holding Company or the Bank, threatened against the Holding Company or the Bank or affecting any of their properties wherein an unfavorable decision, ruling or finding would reasonably be expected to have a material and adverse effect on the management, financial condition or on the earnings, capital, properties or business affairs of the Holding Company or the Bank, considered as one enterprise; and (vi) the Shares have been qualified or registered for offering and sale under the securities or blue sky laws of the jurisdictions as to which the Holding Company and the Agent shall have agreed.

(i) At or prior to the Closing Date, the Agent shall receive (i) a copy of the letters from the DFI and FDIC approving the Applications, (ii) a copy of the order from the Commission declaring the Registration Statement effective, (iii) a copy of certificate of corporate existence for the Bank from the DFI, (iv) a certificate of good standing from the State of Indiana evidencing the good standing of the Holding Company and (v) a copy of the letter from the FRB approving the Holding Company Application.

(j) Subsequent to the date hereof, there shall not have occurred any of the following: (i) a suspension or limitation in trading in securities generally on the New York Stock Exchange or American Stock Exchange or in the over-the-counter market, or quotations halted generally on the Nasdaq Stock Market, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required by either of such exchanges or the NASD or by order of the Commission or any other governmental authority; (ii) a general moratorium on the operations of commercial banks or other federally-insured financial institutions or general moratorium on the withdrawal of deposits from commercial banks or other federally-insured financial institutions declared by either federal or state authorities; (iii) the engagement by the United States in hostilities which have resulted in the declaration, on or after the date hereof, of a national emergency or war; or
(iv) a material decline in the price of equity or debt securities if the effect of any of (i) through (iv) herein, in the Agent=s reasonable judgment, makes it impracticable or inadvisable to proceed with the Offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus.

           Section 7B. Conditions to the Holding Company and the Bank's Obligations.

           The obligations of the Holding Company and the Bank hereunder are subject to the accuracy of the representations and warranties of the Agent, to the performance by the Agent of its obligations hereunder.

           Section 8.  Indemnification.

(a) The Holding Company and the Bank jointly and severally agree to indemnify and hold harmless the Agent, its respective officers and directors, employees and agents, and each person, if any, who controls the Agent within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, against any and all loss, liability, claim, damage or expense whatsoever, joint or several, that the Agent or any of them may suffer or to which the Agent and any such persons may become subject under all applicable federal or state laws or otherwise, and to promptly reimburse the Agent and any such persons upon written demand for any expense (including reasonable fees and disbursements of counsel) incurred by the Agent or any of them in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions: (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), preliminary or final Prospectus (or any amendment or supplement thereto), the Application (or any amendment or supplement thereto), the Holding Company Application or any instrument or document executed by the Holding Company or the Bank or based upon written information supplied by the Holding Company or the Bank filed in any state or jurisdiction to register or qualify any or all of the Shares or to claim an exemption therefrom or provided to any state or jurisdiction to exempt the Holding Company as a broker-dealer or its officers, directors and employees as broker-dealers or agent, under the securities laws thereof (collectively, the "Blue Sky Application"), or any document, advertisement, oral statement or communication ("Sales Information") prepared, made or executed by or on behalf of the Holding Company or the Bank with their consent or based upon written or oral information furnished by or on behalf of the Holding Company or the Bank, whether or not filed in any jurisdiction, in order to qualify or register the Shares or to claim an exemption therefrom under the securities laws thereof; (ii) arise out of or are based upon the omission or alleged omission to state in any of the foregoing documents or information a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or (iii) arise from any theory of liability whatsoever relating to or arising from or based upon the Registration Statement (or any amendment or supplement thereto), preliminary or final Prospectus (or any amendment or supplement thereto), the Applications (or any amendment or supplement thereto), any Blue Sky Application or Sales Information or other documentation distributed in connection with the Offering; provided, however, that no indemnification is required under this paragraph (a) to the extent such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue material statement or alleged untrue material statement in, or material omission or alleged material omission from, the Registration Statement (or any amendment or supplement thereto), preliminary or final Prospectus (or any amendment or supplement thereto), the Application, any Blue Sky Application or Sales Information made in reliance upon and in conformity with information furnished in writing to the Holding Company or the Bank by the Agent or its counsel regarding the Agent, provided, that it is agreed and understood that the only information furnished in writing to the Holding Company or the Bank by the Agent regarding the Agent is set forth in the Prospectus under the caption "Sales Agent"; and, provided further, that neither the Holding Company nor the Bank should be liable under this Section 8 in respect of any losses, claims, damages, liabilities, actions or expenses to the extent same is determined, in a final judgment by a court of competent jurisdiction, to have resulted from the gross negligence or bad faith of the Agent.

(b) The Agent agrees to indemnify and hold harmless the Holding Company and the Bank, their directors and officers and each person, if any, who controls the Holding Company or the Bank within the meaning of Section 15 of the 1933 Act or
Section 20(a) of the 1934 Act against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to settlement expenses), joint or several, which they, or any of them, may suffer or to which they, or any of them may become subject under all applicable federal and state laws or otherwise, and to promptly reimburse the Holding Company, the Bank, and any such persons upon written demand for any expenses (including reasonable fees and disbursements of counsel) incurred by them, or any of them, in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions: (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), the Application (or any amendment or supplement thereto), the preliminary or final Prospectus (or any amendment or supplement thereto), any Blue Sky Application or Sales Information,
(ii) are based upon the omission or alleged omission to state in any of the foregoing documents a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) arise from any theory of liability whatsoever relating to or arising from or based upon the Registration Statement (or any amendment or supplement thereto), preliminary or final Prospectus (or any amendment or supplement thereto), the Application (or any amendment or supplement thereto), or any Blue Sky Application or Sales Information or other documentation distributed in connection with the Offering; provided, however, that the Agent=s obligations under this Section 8(b) shall exist only if and only to the extent that such untrue statement or alleged untrue statement was made in, or such material fact or alleged material fact was omitted from, the Registration Statement (or any amendment or supplement thereto), the preliminary or final Prospectus (or any amendment or supplement thereto), the Application (or any amendment or supplement thereto), any Blue Sky Application or Sales Information in reliance upon and in conformity with information furnished in writing to the Holding Company or the Bank by the Agent or its counsel regarding the Agent, provided, that it is agreed and understood that the only information furnished in writing to the Holding Company or the Bank by the Agent regarding the Agent is set forth in the Prospectus under the caption "Sales Agent," provided further that the Holding Company and the Bank also agree that neither The Agent, nor any of its affiliates, nor officer, director, employee or agent of The Agent or any of its affiliates, nor any person controlling The Agent or any of its affiliates, shall have any liability to the Holding Company or the Bank for or in connection with such engagement except for any such liability for losses, claims, damages, liabilities or expenses incurred by the Holding Company that is finally judicially determined to have resulted from gross negligence or bad faith of The Agent. Notwithstanding the foregoing, The Agent shall not be required to indemnify or reimburse the Holding Company for expenses hereunder in an amount, in the aggregate, in excess of any fees actually paid pursuant to
Section 2 above. The foregoing shall be in addition to any rights that The Agent or any agent thereof may have at common law or otherwise.

(c) Each indemnified party shall give prompt written notice to each indemnifying party of any action, proceeding, claim (whether commenced or threatened), or suit instituted against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have on account of this Section 8 or otherwise. An indemnifying party may participate at its own expense in the defense of such action. In addition, if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume defense of such action with counsel chosen by it and approved by the indemnified parties that are defendants in such action, unless such indemnified parties object to such assumption on the ground that there may be legal defenses reasonably available to them that are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action, proceeding or claim, other than reasonable costs of investigation. In no event shall the indemnifying parties be liable for the fees and expenses of more than one separate firm of attorneys for all indemnified parties in connection with any one action, proceeding or claim or separate but similar or related actions, proceedings or claims in the same jurisdiction arising out of the same general allegations or circumstances.

(d) The agreements contained in this Section 8 and in Section 9 hereof and the representations and warranties of the Holding Company and the Bank set forth in this Agreement shall remain operative and in full force and effect regardless of: (i) any investigation made by or on behalf of the Agent or its officers, directors or controlling persons, agent or employees or by or on behalf of the Holding Company or the Bank or any officers, directors or controlling persons, agent or employees of the Holding Company or the Bank; (ii) delivery of and payment hereunder for the Shares; or (iii) any termination of this Agreement.


           Section 9. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in
Section 8 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Holding Company, the Bank or the Agent, the Holding Company, the Bank and the Agent shall contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding, but after deducting any contribution received by the Holding Company, the Bank or the Agent from persons other than the other parties thereto, who may also be liable for contribution) in such proportion so that the Agent is responsible for that portion represented by the percentage that the fees paid to the Agent pursuant to Section 2 of this Agreement (not including expenses) bears to the gross proceeds received by the Holding Company from the sale of the Shares in the Offering, and the Holding Company and the Bank shall be responsible for the balance. If, however, the allocation provided above is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative fault of the Holding Company and the Bank on the one hand and the Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions, proceedings or claims in respect thereto), but also the relative benefits received by the Holding Company and the Bank on the one hand and the Agent on the other from the Offering (before deducting expenses). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Holding Company and/or the Bank on the one hand or the Agent on the other and the parties= relative intent, good faith, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Holding Company, the Bank and the Agent agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro-rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above in this Section 9. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions, proceedings or claims in respect thereof) referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, proceeding or claim. It is expressly agreed that the Agent shall not be liable for any loss, liability, claim, damage or expense or be required to contribute any amount pursuant to Section 8(b) or this Section 9 which in the aggregate exceeds the amount paid (excluding reimbursable expenses) to the Agent under this Agreement. It is understood that the above stated limitation on the Agent=s liability is essential to the Agent and that the Agent would not have entered into this Agreement if such limitation had not been agreed to by the parties to this Agreement. No person found guilty of any fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation. The obligations of the Holding Company, the Bank and the Agent under this Section 9 and under Section 8 shall be in addition to any liability which the Company, the Bank and the Agent may otherwise have. For purposes of this Section 9, each of the Agent=s, the Holding Company=s or the Bank=s officers and directors and agents and each person, if any, who controls the Agent or the Holding Company or the Bank within the meaning of the 1933 Act and the 1934 Act shall have the same rights to contribution as the Agent, the Holding Company or the Bank. Any party entitled to contribution, promptly after receipt of notice of commencement of any action, suit, claim or proceeding against such party in respect of which a claim for contribution may be made against another party under this Section 9, will notify such party from whom contribution may be sought, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any other obligation it may have hereunder or otherwise than under this Section 9.

           Section 10. Survival of Agreements, Representations and Indemnities. The respective indemnities of the Holding Company, the Bank and the Agent and the representations and warranties and other statements of the Holding Company, the Bank and the Agent set forth in or made pursuant to this Agreement shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of the Agent, the Holding Company, the Bank or any controlling person referred to in Section 8 hereof, and shall survive the issuance of the Shares, and any successor or assign of the Agent, the Holding Company, the Bank, and any such controlling person shall be entitled to the benefit of the respective agreements, indemnities, warranties and representations.

           Section 11. Termination. The Agent may terminate this Agreement by giving the notice indicated below in this Section 11 at any time after this Agreement becomes effective as follows:

(a) In the event the Holding Company fails to sell the required minimum number of the Shares within the period specified by the Prospectus or as required by applicable law, this Agreement shall terminate upon refund by the Holding Company to each person who has subscribed for or ordered any of the Shares the full amount which it may have received from such person as provided in the Prospectus, and no party to this Agreement shall have any obligation to the other hereunder, except as set forth in Sections 2, 6, 8 and 9 hereof.

(b) If any of the conditions specified in Section 7A shall not have been fulfilled when and as required by this Agreement, unless waived in writing, or by the Closing Date, this Agreement and all of the Agent's obligations hereunder may be canceled by the Agent by notifying the Holding Company and the Bank of such cancellation in writing or by telegram at any time at or prior to the Closing Date, and any such cancellation shall be without liability of any party to any other party except as otherwise provided in Sections 2, 6, 8 and 9 hereof.

(c) If the Agent elects to terminate this Agreement as provided in this Section, the Holding Company and the Bank shall be notified promptly by telephone or telegram, confirmed by letter.

(d) The Holding Company and the Bank may terminate this Agreement in the event the Agent is in material breach of the representations and warranties or covenants contained in Section 5 and such breach has not been cured in a timely fashion after the Holding Company and the Bank have provided the Agent with notice of such breach. The Agent may terminate this Agreement in the event the Holding Company or the Bank, or either of them, is in material breach of the representations and warranties and covenants in Sections 4 and 5A and such breach has not been cured in a timely fashion after the Agent has provided the Holding Company or the Bank with notice of such breach.

(e) This Agreement may also be terminated by mutual written consent of the parties hereto.

            Section 12. Notices. All communications hereunder, except as herein otherwise specifically provided, shall be mailed in writing and if sent to the Agent shall be mailed, delivered or telegraphed and confirmed to Keefe, Bruyette & Woods Inc., 211 Bradenton Drive, Dublin, Ohio 43017-5034, Attention: Harold T. Hanley, III (with a copy to Squire, Sanders & Dempsey L.L.P., Attention: M. Patricia Oliver, Esq.) and, if sent to the Holding Company and the Bank, shall be mailed, delivered or telegraphed and confirmed to the Company and the Bank at 2 North 4th Street, Lafayette, Indiana, Attention: David R. Zimmerman, President and Chief Executive Officer (with a copy to Kreig DeVault Alexander & Capehart, LLP, Attention: John W. Tanselle, Esq.).

           Section 13. Parties. The Holding Company and the Bank shall be entitled to act and rely on any request, notice, consent, waiver or agreement purportedly given on behalf of the Agent when the same shall have been given by the undersigned. The Agent shall be entitled to act and rely on any request, notice, consent, waiver or agreement purportedly given on behalf of the Holding Company or the Bank, when the same shall have been given by the undersigned or any other officer of the Holding Company or the Bank. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Agent, the Holding Company, the Bank, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. It is understood and agreed that this Agreement is the exclusive agreement among the parties hereto, and supersedes any prior agreement among the parties and may not be varied except in writing signed by all the parties.

           Section 14. Closing. The closing for the sale of the Shares shall take place on the Closing Date at such location as mutually agreed upon by the Agent and the Company and the Bank. At the closing, the Holding Company and the Bank shall deliver to the Agent in next day funds the commissions, fees and expenses due and owing to the Agent as set forth in Sections 2 and 6 hereof and the opinions and certificates required hereby and other documents deemed reasonably necessary by the Agent shall be executed and delivered to effect the sale of the Shares as contemplated hereby and pursuant to the terms of the Prospectus.

           Section 15. Partial Invalidity. In the event that any term, provision or covenant herein or the application thereof to any circumstance or situation shall be invalid or unenforceable, in whole or in part, the remainder hereof and the application of said term, provision or covenant to any other circumstances or situation shall not be affected thereby, and each term, provision or covenant herein shall be valid and enforceable to the full extent permitted by law.

           Section 16. Construction. This Agreement shall be construed in accordance with the laws of the State of Ohio without giving effect to principals of conflicts of laws.

           Section 17. Counterparts. This Agreement may be executed in separate counterparts, each of which so executed and delivered shall be an original, but all of which together shall constitute but one and the same instrument.

If the foregoing correctly sets forth the arrangement among the Holding Company, the Bank and the Agent, please indicate acceptance thereof in the space provided below for that purpose, whereupon this letter and the Agent=s acceptance shall constitute a binding agreement.

           Section 18. Entire Agreement. This Agreement, including schedules and exhibits hereto, which are integral parts hereof and incorporated as though set forth in full, constitutes the entire agreement between the parties pertaining to the subject matter hereof superseding any and all prior or contemporaneous oral or prior written agreements, proposals, letters of intent and understandings, and cannot be modified, changed, waived or terminated except by a writing which expressly states that it is an amendment, modification or waiver, refers to this Agreement and is signed by the party to be charged. No course of conduct or dealing shall be construed to modify, amend or otherwise affect any of the provisions hereof.




Very truly yours,

LAFAYETTE COMMUNITY BANCORP              LAFAYETTE COMMUNITY BANK

By Its Authorized                                  By Its Authorized
  Representative:                                     Representative:

-------------------------------          ------------------------------
David R. Zimmerman                       David R. Zimmerman
President and Chief Executive Officer    President and Chief Executive Officer


Accepted as of the date first above written

Keefe, Bruyette & Woods, Inc.

By Its Authorized
  Representative:

-----------------------------------------------------
Harold T. Hanley III
Senior Vice President

                                    EXHIBIT A

                                Letter Agreement


                       [CHARLES WEBB & COMPANY LETTERHEAD]


December 16, 1999



Mr. David R. Zimmerman
President
Lafayette Community Bancorp
3728 E. 200 North
Lafayette, Indiana 47905

Dear Mr. Zimmerman:

We understand that it is the intention of Lafayette Community Bancorp (the "Company"), to conduct an offering to sell Common Stock in an amount anticipated to be a minimum of $8,000,000 and a maximum of $12,000,000 in connection with the formation of a de novo bank. Of this amount, we understand that insiders intend to purchase approximately $2,000,000 and the remaining amount will be sold in a direct community offering (the "Direct Community Offering"). Shares may also be sold in the Community Offering by a syndicate of broker-dealers (the "Syndicated Offering") and if necessary to institutional investors in an Institutional Offering (the "Institutional Offering" and together with the Direct Community Offering, and the Syndicated Offering, the "Offering"). This proposal relates solely to the Direct Community Offering.

This letter hereby confirms the interest of Charles Webb & Company ("Webb"), A Division of Keefe, Bruyette and Woods, Inc., and its parent company Keefe, Bruyette and Woods, Inc. ("KBW") (for purposes of this letter, Webb and KBW are collectively referred to herein as the "Underwriter") in acting as the Company's exclusive underwriter/stock marketing agent in connection with the Direct Community Offering. For purposes of this letter, it is understood that employees of Webb/KBW will be actively involved in the Offering and that references to the Underwriter shall include employees of Webb and KBW. This letter sets forth selected terms of our engagement.


1. Offering Services. The Underwriter will act as lead manager in the Direct Community Offering to be conducted on a best efforts basis. The Direct Community Offering will be conducted through a direct solicitation of persons located in North Central Indiana. If necessitated by market and other conditions, the Underwriter may form a syndicate of selected broker-dealers to assist in the offering of the Common Stock. The decision to utilize selected broker-dealers will be made by the Company upon consultation with the Underwriter.

As the Company's underwriter/stock marketing agent, the Underwriter will provide the Company with a comprehensive program of services designed to promote an orderly, efficient and cost-effective distribution. The Underwriter will provide financial and logistical advice to the Company concerning the Offering and related issues.

The Underwriter further agrees to provide at no charge to the Company financial advisory assistance for a period of one year following completion of the Offering, including general advice on the market for bank stocks and the stock of the Company, shareholder enhancement methods and other related matters. Following this initial one-year term, if both parties wish to continue the relationship, a fee will be negotiated and an agreement entered into at that time.

2. Preparation of Offering Documents. The Company and its counsel will draft the Registration Statement and other materials to be used in connection with the Offering. The Underwriter will attend meetings to review these documents and assist your counsel with their preparation. The Registration Statement will be in a form reasonably satisfactory to each of us and our counsel.

3. Due Diligence Review. Prior to the filing of the Registration Statement or any other documents naming the Underwriter as the Company's underwriter/stock marketing agent, the Underwriter and its representatives will undertake substantial investigations to learn about the Company's proposed business and operations ("due diligence review") in order to confirm information provided to us and to evaluate information to be contained in the Company's Registration Statement. The Company agrees that it will make available to the Underwriter all relevant information, whether or not publicly available, which the Underwriter reasonably requests, and will permit the Underwriter to discuss personnel and the operations and prospects of the Company with management. The Underwriter will treat all material non-public information as confidential. The Company acknowledges that the Underwriter will rely upon the accuracy and completeness of all information received from the Company, its officers, directors, employees, agents and representatives, accountants and counsel.

The Underwriter shall furnish, as soon as practicable, to the Company such information regarding the Underwriter as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance with state and federal securities laws.

4. Regulatory Filings. Upon satisfactory completion of the Underwriter's due diligence review, the Company will cause a Registration Statement with respect to the Offering to be filed with the Securities and Exchange Commission ("SEC") and such state securities commissioners as may be determined by the Company. No filings naming the Underwriter will be made without the prior consent of the Underwriter, which consent shall not be unreasonably withheld.

5. Agency or Underwriting Agreement. The specific terms of the Offering and any broker-assisted sales services contemplated in this letter shall be set forth in any Agency or Underwriting Agreement between the Underwriter and the Company to be executed prior to commencement of the Offering. Sales of Common Stock in the Offering will be contingent upon, among other things, the absence of material adverse developments and the completion of the Offering. The Agency or Underwriting Agreement and any Selected Dealer Agreement shall be prepared by counsel for the Underwriter. The Company, its officers and directors will agree not to offer, sell, contract to sell or grant any option to purchase or otherwise dispose of any Common Stock for at least 180 days after the public offering without first obtaining the Underwriter's written consent, other than pursuant to the Omnibus Stock Option, Ownership and Long Term Incentive Plan.

6. Representations, Warranties and Covenants. The Underwriting Agreement will provide for customary representations, warranties and covenants by the Company, including, without limitation, with respect to indemnification and contribution by the Company. This will be consistent with the indemnification set forth in paragraph 9 herein.

7. Fees. For the services hereunder, the Company shall pay the following fees to the Underwriter at closing unless stated otherwise:

           (a) For advising the Company in connection with the Offering an initial advisory fee of $10,000 payable upon execution of this letter agreement. Such fee shall be applied against the fees paid pursuant to paragraph 7(b).

           (b) (i) 0% of the aggregate Actual Purchase Price of the stock sold to officers, directors and employees of the Bank;

                     (ii) 4.0% of the aggregate Actual Purchase Price of the stock sold to investors who are included on the lists provided by the directors in conjunction with the Direct Community Offering, if their purchases are made directly through Webb; and

                     (iii) 7.0% of the aggregate Actual Purchase Price of the stock sold to investors, who were not included on the lists provided by the directors, in conjunction with the Direct Community Offering; and

                     (iv) In the event that a syndicate of selected broker-dealers are used to assist in the Community Offering, the fee for such shares shall be 7.0% of the aggregate Actual Purchase Price of the securities sold through such syndicate. The Underwriter will pass onto such selected broker-dealers who assist in the Community Offering an amount competitive with gross underwriting discounts charged at such time for comparable amounts of stock sold at a comparable price per share in a similar market environment. Fees with respect to purchases effected through selected broker-dealers other than the Underwriter shall be transmitted by the Underwriter to such selected broker-dealer. The decision to utilize selected broker-dealers will be made by the Company upon consultation with the Underwriter with due regards to the Company's stock distribution strategy.

                     (v) In the event that the Company utilizes a syndicate of selected broker-dealers to sell Shares to institutional investors in the Institutional Offering, which may include KBW, the fee for such shares shall be 7.0% of the aggregate Actual Purchase Price of the securities sold through such syndicate. The Underwriter will pass onto such selected broker-dealers who assist in the Institutional Offering an amount competitive with gross underwriting discounts charged at such time for comparable amounts of stock sold at a comparable price per share in a similar market environment. Fees with respect to purchases effected through selected institutional broker-dealers other than the Underwriter shall be transmitted by the Underwriter to such selected broker-dealer. The decision to utilize selected broker-dealers to offer and sell shares to institutional investors will be made by the Company upon consultation with the Underwriter with the Underwriter with due regards to the Company's stock distribution strategy.

8. Expenses. The Company will bear those expenses of the proposed offering customarily borne by issuers, including, without limitation, SEC, "Blue Sky" and NASD filing and registration fees; the fees of the Company's accountants, attorneys, transfer agent and registrar, printing, mailing and marketing expenses associated with the Offering; the expenses of any "road shows" and community meetings conducted in connection with the Offering; the fees and expenses relating to the offering and sale of shares to the officers, directors and employees of the Bank and to the private investors; the fees set forth in
Section 7; and fees for "Blue Sky" legal work. The Company shall reimburse the Underwriter for its actual out-of-pocket expenses up to a maximum of $7,000. The Underwriter shall pay the fees and expenses of its legal counsel.

9.         Indemnification.

           (a) In connection with the Underwriter's engagement (which engagement may have commenced prior to the date hereof), the Company agrees to indemnify and hold harmless the Underwriter and its affiliates and the respective directors, officers, employees, agents and partners of the Underwriter and its affiliates, and each other person controlling the Underwriter or any of its affiliates within the meaning of either
           Section 15 of the Securities Act of 1933 or Section 20 of the Securities Exchange Act of 1934 (collectively, "Underwriter Indemnified Parties") to the full extent lawful, from and against all losses, claims, damages or liabilities resulting from any legal action, investigation or other proceeding to which any Underwriter Indemnified Party may become subject as a result of or arising out of this engagement and will reimburse any Underwriter Indemnified Party for all reasonable expenses (including reasonable counsel fees) incurred by such Underwriter Indemnified Party in connection with investigating, defending or settling any such matter or enforcing any rights hereunder. Notwithstanding the foregoing, the Company shall not be liable to an Underwriter Indemnified Party in respect of any loss, claim, damage, liability or expense to the extent of the same is determined, in a final judgment by a court of competent jurisdiction, to have resulted from the gross negligence or bad faith of such Underwriter Indemnified Party. The Company also agrees that neither the Underwriter, nor any of its affiliates, nor officer, director, employee or agent of the Underwriter or any of its affiliates, nor any person controlling the Underwriter or any of its affiliates, shall have any liability to the Company for or in connection with such engagement except for any such liability for losses, claims, damages, liabilities or expenses incurred by the Company that is finally judicially determined to have resulted from the Underwriter's gross negligence or bad faith. Notwithstanding the foregoing, the Underwriter shall not be required to indemnify or reimburse the Company for expenses hereunder in an amount, in the aggregate, in excess of any fees paid pursuant to Section 7 above. The foregoing shall be in addition to any rights that the Underwriter or any Underwriter Indemnified Party may have at common law or otherwise.

           (b) Upon receipt of notice of any claim or the commencement of any such action with respect to which indemnity is to be sought, an Indemnified Party shall notify the indemnifying party of such claim or the commencement of such action. Such Indemnified Party shall have the right to employ counsel reasonably acceptable to the Company to defend such claim or action.

           (c) If for any reason the foregoing indemnification is unavailable to any Indemnified Party or insufficient to hold it harmless as contemplated herein then the Company shall contribute to the amount payable by the Indemnified Party as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect not only the relative benefits received by the Company and its affiliates, on the one hand, and the Underwriter and the Indemnified Party, on the other hand, but also the relative fault of the Company and its affiliates and the Underwriter or any Indemnified Party, as the case may be, as well as any other relevant equitable considerations, provided, however, that in no event shall the Underwriter be required to contribute any amount in excess of any fees paid to it pursuant to Section 7 above.

           (d) The reimbursement, indemnity and contribution by the Company or Underwriter hereunder shall be in addition to any liability which any party may otherwise have, and shall be binding upon and accrue to the benefit of any successors, assigns, heirs and personal representatives of the Company, and any Indemnified Party. The foregoing provisions relating to reimbursement, indemnification and contribution shall survive any termination of the Underwriter's engagement under this letter.

10. Conditions. The Underwriter's willingness and obligation to proceed hereunder shall be subject to, among other things, satisfaction of the following conditions in the Underwriter's opinion, which opinion shall have been formed in good faith by the Underwriter after reasonable determination and consideration of all relevant factors: (a) full and satisfactory disclosure of all relevant material, financial and other information in the disclosure documents; (b) no material adverse change in the condition or operations of the Company subsequent to the Underwriter due diligence review; and (c) no market conditions at the time of the Offering which in the Underwriter's opinion make the sale of the Common Stock by the Company inadvisable and (d) the agreement between the Company and the Underwriter as to the offering terms.

11. Benefit. No party to this letter agreement may assign its duties and obligations hereunder without the prior written consent of the other parties. This Agreement shall inure to the benefit of the parties hereto and their respective successors and assigns and to the parties indemnified hereunder and their successors and assigns, and the obligations and liabilities assumed hereunder by the parties hereto shall be binding upon their respective successors and assigns.

12. Termination. This Agreement may be terminated in writing by either party hereto without any obligation other than for the payment of any fees specifically set forth herein. If terminated, all fees paid previously will be deemed to have been earned when paid.

This letter reflects the Underwriter's present intention of proceeding to work with the Company on its proposed Offering. It does not constitute an agreement to underwrite securities or to serve as sales or marketing agent to the Company or the Company, or to perform any other service, nor is it an agreement to enter into any such agreement or a representation that market conditions will support an offering of the Company's securities. It also does not constitute a commitment on the part of the Company or the Underwriter except as to the payment of certain fees as set forth in Section 7, the assumption of expenses as set forth in Section 8 and indemnification as set forth in Section 9, all of which shall constitute the binding obligations of the parties hereto and which shall survive the termination of this Agreement or the completion of the services furnished hereunder and shall remain operative and in full force and effect. You further acknowledge that any report or analysis rendered by the Underwriter pursuant to this engagement is rendered for use solely by the management of the Company and its agents in connection with the Offering. Accordingly, you agree that you will not provide any such information to any other person without our prior written consent. The Underwriter acknowledges that in offering the Company's securities, no person will be authorized to give any information or to make any representation not contained in the Prospectus and related offering materials filed as part of the Registration Statement to be declared effective in connection with the Offering. Accordingly, the Underwriter agrees that in connection with the Offerings it will not give any unauthorized information or make any unauthorized representation. We will be pleased to elaborate on any of the matters discussed in this letter at your convenience.

13. In case of a dispute under this agreement, it shall be governed by the law of the State of Ohio. any claims or disputes, arising out of this agreement, shall be heard by a court of competent jurisdiction within the State of Ohio.

If the foregoing correctly sets forth our mutual understanding, please so indicate by signing and returning the original copy of this letter to the undersigned with a check in the amount of $10,000 payable to Charles Webb & Company.

Sincerely,

CHARLES WEBB & COMPANY
A Division of Keefe, Bruyette and Woods, Inc.



By:        /S/ HAROLD T. HANLEY, III              Date: December 20, 1999
          --------------------------                   ------------------
          Harold T. Hanley III
          Senior Vice President

Agreed to:


LAFAYETTE COMMUNITY BANCORP


By:         /S/ DAVID R. ZIMMERMAN                Date: December 20, 1999
           -------------------------                   ------------------
           David R. Zimmerman
           President